Exhibit 99.6

(Securities Code: 3453)

(Date of Notice) August 1, 2023

(Commencement Date of Electronic Provision Measures) July 20, 2023

To Our Unitholders

Moyuru Watanabe

Executive Director

Kenedix Retail REIT Corporation

2-1-6 Uchisaiwaicho, Chiyoda-ku, Tokyo

Notice Concerning the Fifth General Meeting of Unitholders

This exchange offer or business combination is made for the securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with Japanese accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors may be residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

You are cordially invited to attend the Fifth General Meeting of Unitholders of Kenedix Retail REIT Corporation (“the Investment Corporation”). The Meeting will be held as described below.

You can also exercise your voting rights in writing. Please review the “Reference Material for the General Meeting of Unitholders” set forth below, vote on the proposals in the enclosed Voting Rights Exercise Form, and return it by no later than 5:00 p.m. Friday, August 18, 2023.

In addition, the Investment Corporation has established a “deemed approval” provision in Article 15 of its current Articles of Incorporation pursuant to Article 93, paragraph 1 of the Act on Investment Trusts and Investment Corporations (Act No. 198 of 1951; as amended, “the Investment Trusts Act”).

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

Accordingly, if you are unable to attend the Meeting and are unable to vote using the Voting Rights Exercise Form, please note that you will be deemed as having attended the meeting and approved each of the agenda.

(Excerpt from the Investment Corporation’s Current Articles of Incorporation)

Article 15 (Deemed Approval)

1. A unitholder’s non-attendance at the General Meeting of Unitholders and non-voting shall be deemed as the unitholder’s approval of the agenda items submitted to the General Meeting of Unitholders (provided that when submitted agenda items contradict each other, such agenda items shall be omitted).

2. Unitholder votes that are deemed as having approved agenda items pursuant to the preceding Paragraph will be added to the votes cast by attending unitholders.

In holding the Meeting, the Investment Corporation has taken measures to electronically provide reference materials for the Meeting and has uploaded “Notice Concerning the Fifth General Meeting of Unitholders” on the “General Meeting of Unitholders” page on its website. Please visit and refer to the link below.

Investment Corporation’s website:

https://www.krr-reit.com/en/

The Investment Corporation has also uploaded its reference materials for the Meeting on the Tokyo Stock Exchange (“TSE”) website. To access the reference materials, please visit the TSE website and search the entity name “Kenedix Retail REIT Corporation” or the security code “3453,” go to “Basic Information” and select “Documents for Public Inspection/PR information” tabs.

TSE’s website (Listed Company Information Service)

(https://www2.jpx.co.jp/tseHpFront/JJK010010Action.do?Show=Show)

1. Date and Time

2:30 p.m., Monday, August 21, 2023

(Attendees will be allowed into the venue from 2:00 p.m.)

2. Place

2-1-1 Uchisaiwaicho, Chiyoda-ku, Tokyo

Iino Hall and Conference Center Room A1+A2+A3, Iino Building 4F

3. Agenda of the Meeting

Resolution Agenda:

Agenda Item No. 1: Approval of the Merger Agreement

Agenda Item No. 2: Termination of the Asset Management Agreement with Kenedix Real Estate Fund Management, Inc.

Agenda Item No. 3: Partial amendments to the Articles of Incorporation

Note:

(Requests)

•	For those attending the Meeting, please present the enclosed Voting Rights Exercise Form at the reception desk.

•

Unitholders voting by proxy can vote by having another individual unitholder who holds voting rights attend the Meeting and act as their proxies. In such a case, please submit a Power of Representation Form and a Voting Rights Exercise Form at the reception desk.

•	Unitholders are reminded to bring this notice when attending the Meeting, so as to enable us to save our resources.

(Information)

•	If neither approval nor disapproval of a proposal is indicated in a Voting Rights Exercise Form returned to the Investment Corporation, it shall be counted as a vote for approval of the proposal.

•

Please note that, should there be any corrections to the reference materials up to the day before the Meeting, the Investment Corporation will post the relevant sections before and after the corrections on the Investment Corporation and TSE websites above.

•	Please kindly note that no gifts will be handed out to unitholders attending the Meeting.

•	Please note that, in light of the COVID-19 infections in Japan, the Investment Corporation may take measures in order to prevent the COVID-19 infections at the Meeting.

Reference Material for the General Meeting of Unitholders

Agenda and Reference Matter

Agenda Item No. 1: Approval of the Merger Agreement

On June 13, 2023, the Investment Corporation, Kenedix Office Investment Corporation (“KDO”) and Kenedix Residential Next Investment Corporation (“KDR”; and the Investment Corporation, KDO and KDR are individually or collectively referred to as “Each REIT”) resolved to undertake an absorption-type merger, with November 1, 2023 as the effective date, whereby KDO will be the surviving corporation and KDR and the Investment Corporation will be the dissolving corporations in the merger (the “Merger”), and executed a merger agreement (the “Merger Agreement”) to that effect. All unitholders are requested to agree to the purpose for the Merger as described below and approve the Merger Agreement.

1.	Reason for the absorption-type merger

The Japanese economy is making a moderate recovery as movement restrictions to prevent the spread of COVID-19 infections was removed, and its economic and social activities are being normalized. However, there are uncertain factors in the economic conditions in and outside Japan such as changes in the global affairs, emergence of geopolitical risks and effects of economic sanctions related to these risks as a result of the invasion of Ukraine by Russia, continuous global inflation related to rising commodity prices and fuel costs, increase of the policy interest rates by major countries, and bankruptcies of overseas financial institutions.

In such environment, the current real estate investment trust securities market (the “J-REIT market”) is unstable and affected by the concern for rising operational costs due to inflation and the fear for the rise in the long-term interest rates due to future changes of the monetary policies by the Bank of Japan.

The asset management company of Each REIT, Kenedix Real Estate Fund Management, Inc. (“KFM”), was established as follows: Kenedix Residential Partners, Inc. established in March 2011 merged with Kenedix Office Partners, Inc. and Kenedix Advisors, Inc. (both established in November 2003) in October 2013 in an absorption-type merger, and changed its corporate name to the current name of the asset management company. Each REIT has received sponsor support from Kenedix, Inc., the parent company of KFM, and its group companies and has achieved operational results.

KDO was listed on the J-REIT market of the Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”) in July 2005, as “Kenedix Realty Investment Corporation” which conducted diversified investment in office buildings, residential properties, and retail facilities, etc. and began operation with a portfolio of 29 properties and a total acquisition price of 61 billion yen. Subsequently, KDO amended its management guidelines to convert its diversified REIT into office specialized REIT in December 2006. Moreover, KDO clarified its plan to build a portfolio centered on mid-sized office buildings and amended its articles of incorporation to change the corporate name to the current name of the investment corporation in February 2014.

KDO has increased the size of its assets to 97 properties and the total acquisition price of 453.3 billion yen (excluding the silent partnership equity interest whose underlying asset is Shinjuku Sanei Building) (as of April 30, 2023) through a period of approximately 18 years after it was listed by mainly investing in and managing mid-sized office buildings in Tokyo Metropolitan Area where economic activities are densely integrated with abundant tenant demand and rich stocks of properties.

KDR was listed in April 2012, as “Kenedix Residential Investment Corporation” which mainly invests in residential properties such as rental housing, and began operation with a portfolio of 20 properties and a total acquisition price of 30.4 billion yen. In March 2018, KDR undertook an absorption-type merger, whereby KDR became the surviving corporation and Japan Senior Living Investment Corporation became the dissolving corporation in the merger, and changed its corporate name to the current name of the investment corporation and amended its articles of incorporation in order to add healthcare facilities and hotels to its main investment target in addition to the existing residential properties.

KDR mainly invests in residential properties and healthcare facilities which are spaces where people live and stay. KDR has increased the size of its assets to 182 properties and a total acquisition price of 304.2 billion yen (as of April 30, 2023) through a period of approximately 11 years after it was listed, by investing in and managing the real estates which are expected to have a strong demand from tenants or users and gain stable and lasting profits in accordance with regional analysis and separate analysis based on characteristic features or site locations of each real estate property.

The Investment Corporation was listed in February 2015, as “Kenedix Retail REIT Corporation” which focuses its investments in “shopping centers for daily needs” that are located within residential districts or adjacent to major roads or streets and provide daily goods and services, and began operations with a portfolio of 18 properties and a total acquisition of 80.8 billion yen. In June 2018, the Investment Corporation amended its articles of incorporation to, from the perspective of keeping pace with the changing trends of supply chain such as the growth of e-commerce, add distribution centers that provide products that complements shopping centers in its investment target in addition to the existing shopping centers.

The Investment Corporation has increased the size of its assets to 70 properties and the total acquisition price of 270.3 billion yen (as of April 30, 2023) through a period of approximately 8 years after it was listed, by investing in and managing shopping centers and distribution centers that are expected to contribute to improve the profit stability and the profitability of the portfolio based on its policy to focus its investment in shopping centers for daily needs.

Each REIT has implemented various measures to ensure the acquisition of stable profits and the continued growth of investment assets by leveraging each characteristic.

However, the real estate market’s evaluations of the mid-sized office buildings, which are KDO’s main investment target, have not changed because of their scarcity and liquidity. Thus, the capitalization rate remains low and it remains hard to acquire mid-sized office buildings. Moreover, recently, unit prices of KDO are significantly below NAV per unit due to the concern for the market outlook regarding secondary vacancies and rent decline due to large supplies of large office buildings, and there are limited opportunities for external growth that involve public offering. Therefore, there are issues with ensuring continued future growth. As for KDR, although KDR has conducted public offerings for five consecutive years, there is the possibility that the acquisition competition may escalate and the acquisition opportunities may decrease due to the relatively stable profitability of residential properties, and recently unit price is below NAV per unit. Moreover, KDR’s LTV is relatively high in the J-REIT market, and KDR has concerns regarding the increase in costs when interest rates are rising. As for the Investment Corporation, although it has a rich real estate pipeline, it has been increasingly difficult to acquire shopping centers for daily needs since the COVID-19 pandemic. In addition, there are concerns over increase in costs caused by inflation, and there are issues such as limited room for the future internal growth as a whole due to the long-term fixed rents.

Moreover, Each REIT is watching the trends of interest levels and price levels such as costs of utilities, which may have an impact on the profitability of their portfolios in the future, and Each REIT recognizes this situation as their common issues.

In such circumstances, Each REIT agreed to start negotiation for merger and carefully deliberated on the issues in order to deal with the issues described above, respond flexibly to environmental changes and attain continued growth. As a result, Each REIT came to the same conclusion that the Merger will contribute to maximize unitholders’ value by leading to the continued growth by expanding investment target sectors, improving their presence and stability in the market by increasing the sizes of their assets, and enabling more commitment for sustainability. Therefore, the Merger Agreement was made and entered into by and among Each REIT.

Each REIT considers that the Merger has the following rationale:

i)	Sustainable growth driven by expansion of investment target sectors

The New REIT (defined below) will continue to focus on their main investment target, i.e. mid-sized office buildings, residential properties, healthcare facilities, and shopping centers for daily needs, and it will start to additionally focus on logistics facilities and hotels, in which Each REIT has conducted only limited investments until now, to increase opportunities for acquisitions. In addition, the Merger will enable asset reshuffling among different asset types, disposing of properties with less competitiveness or profitability, allow flexibly to the changes of the external environment surrounding the real estate market, and activate the investments in the investment target sectors that are expected to grow, and thus leading to the improvement of portfolio profitability. As described above, the New REIT aims to attain continued growth beyond the boundary of the strategic management for the existing specialized REIT through a strategic management that ensures a wide range of opportunities for acquisitions and flexibility related to the expansion of the investment target sectors.

ii)	Improvement in the market presence and ability

Through the Merger, the asset size of the investment corporation after the Merger (the “New REIT”) will be ranked third in the J-REIT market (Note 1) and this will significantly improve the presence in the market and liquidity of investment units, and the portfolio is expected to own a total of 350 properties (Note 2) after the Merger. Having the largest expected number of properties in the J-REIT market will enhance diversification and contribute to improve the stability of the portfolio. In addition, a property manager that leverages the advantage of its scale will contribute to increase resilience against the pressure of the rising costs.

iii)	Further commitment to sustainability

Each REIT has recognized sustainability as a significant issue and has taken the initiative in implementing various initiatives. Specifically, KDO has become the first investment corporation in the J-REIT market to participate in GRESB Real Estate Assessment, KDR was the first J-REIT to issue social bonds, and the Investment Corporation was the first J-REIT to introduce investment unit performance fee. The New REIT plans to integrate and elevate expertise accumulated by Each REIT through the Merger and aims to be a leading company in the sustainability initiatives. Moreover, the New REIT plans to further enforce the sustainability initiatives under the management system with a high degree of specialization and diversity by introducing a new management fee structure that is linked to unitholder value and sustainability metric, improving governance through the enhancement of supervisory officers, and promoting diversity.

Furthermore, the New REIT sets the following growth strategies: capturing new opportunities for growth through the expansion of its investment target sectors, strengthening its earnings power through the reshuffling of its assets which adapt to environmental changes and acquiring upside earnings through active management.

Under these growth strategies, as described in the press releases “Notice Concerning Acquisition of Properties (River City 21 East Towers II and 2 Other Properties) and Disposition of Properties (Harajuku F.F. Building and 1 Other Property)” dated June 13, 2023 by Each REIT, and “Notice Concerning Acquisition of Property (York Mart Higashi-Michinobe)” dated the same day by the Investment Corporation, the New REIT aims to strengthen its earning power by acquiring a total of four properties: residential property, hotel, distribution center (land) and shopping center for daily needs, and by disposing of two office buildings.

(Note 1)

The amount of asset size after the Merger is calculated by totaling the asset size of Each REIT. The asset size of KDO is assumed to be the total of acquisition price of the properties in the portfolio as of April 30, 2023, plus the acquisition (scheduled) price reflecting the acquisitions and sales (including one that are scheduled) of the properties from May 1, 2023 to the effective date of the Merger. The asset size of KDR and the Investment Corporation is considered to be the appraisal values of the properties as of the end of the latest fiscal period (relating to KDR, as of January 31, 2023 (provided, however, that, this includes the acquisitions of Sunny Life Tachikawa and Rehabili-home Bon Sejour Minamisenzoku; relating to the Investment Corporation, as of March 31, 2023). The asset sizes of the other investment corporations in the J-REIT market are calculated based on the asset sizes including any properties that the other investment corporations announced the acquisition and sale thereof in the J-REIT market as of April 30, 2023 (acquisition (scheduled) price basis). Therefore, it is not guaranteed that the New REIT will have the third largest asset size in the J-REIT market as of the effective date of the Merger. In regard to the asset size after the Merger, because it is planned that assets of KDR and the Investment Corporation will be succeeded at market price based on the purchase method by KDO as the acquiring corporation, the asset size will not be a simple sum of the total (scheduled) acquisition price of KDO and the total appraisal values of KDR and the Investment Corporation as of the end of the latest accounting period.

(Note 2)

The number of properties of the portfolio after the Merger is based on the number of properties of KDO, KDR and the Investment Corporation as of June 13, 2023 and reflecting the change in the number of the acquisitions and sales of the properties (including ones that are scheduled) by the effective date of the Merger. KDX Chofu Building is treated as one property in the calculation of the number of properties of the portfolio after the Merger though KDO owns its office tower and the Investment Corporation owns its retail wing respectively as of June 13, 2023. The numbers of the properties of the other investment corporations in the J-REIT market is calculated based on the number of properties including those that the other investment corporations announced acquisition and sale thereof in the J-REIT market as of April 30, 2023. Therefore, it is not guaranteed that the portfolio of the New REIT will have the largest number of properties in the J-REIT market as of the effective date of the Merger.

2.	Summary of the contents of the Merger Agreement

As described in Attachment 1 hereto.

3.	Summary of the contents of the matters set forth in Items 1 to 3, Paragraph 1, Article 193 of the Regulation for Enforcement of the Act on Investment Trusts and Investment Corporations

(1)	Matters regarding appropriateness of the consideration for merger

(i)

Matters regarding appropriateness of total of the consideration for merger to be delivered upon the absorption-type merger, provisions for number of investment units of the surviving corporation delivered to the unitholders of the dissolving corporation in lieu of their investment units by the surviving corporation for the absorption-type merger or calculation method of number of such investment units and allocation of investment units of the surviving corporation to unitholders of the dissolving corporation

(a)	Number of investment units of KDO or amount of money to be allocated for each investment unit of the Investment Corporation and KDR

i)	Allocation of new investment units

	KDO (Surviving corporation in the absorption-type merger)	KDR (Dissolving corporation in the absorption-type merger)	Investment Corporation (Dissolving corporation in the absorption- type merger)
Allocation of investment units under the Merger	1	1.34	1.68
		(Reference) Before the Investment Unit Split (defined in (Note 2) below; hereinafter the same) 0.67	(Reference) Before the Investment Unit Split 0.84

(Note 1)	The number of new KDO’s investment units to be issued as a result of the Merger (the number of units taking into account the Investment Unit Split of KDO): 2,446,037

(Note 2)

KDO plans to split one investment unit into 2 investment units with October 31, 2023 as the record date for splitting the investment units and November 1, 2023 as the effective date of the split (the “Investment Unit Split”); the allocation ratio shown above and the number of the new investment units, which KDO will allocate and deliver are subject to the Investment Unit Split taking effect. If 0.67 KDO’s investment units are allocated and delivered against 1 KDR’s investment unit and 0.84 KDO’s investment units are allocated and delivered against 1 investment unit of the Investment Corporation on the basis of the merger ratio before the Investment Unit Split, there will be many unitholders of KDR and the Investment Corporation being allocated fractions of less than one KDO’s investment unit. To make it possible for unitholders of KDR and the Investment Corporation to continue holding KDO’s investment units after the Merger, a split of KDO’s investment units will be carried out before the allocation towards unitholders of KDR and the Investment Corporation, in the ratio of two KDO’s investment units to one KDO’s investment unit for the purpose of delivering to all unitholders of KDR and the Investment Corporation at least one KDO’s investment unit, and 1.34 KDO’s investment unit post- Investment Unit Split will be allocated and delivered for every one KDR’s investment unit and 1.68 KDO’s investment unit post- Investment Unit Split will be allocated and delivered every one investment unit of the Investment Corporation.

ii)	Delivery of Payment upon the Merger

In addition to the above mentioned investment units, KDO intends to pay unitholders of KDR and the Investment Corporation (the unitholders stated or recorded in the final unitholders’ registers of KDR and the Investment Corporation on the day before the effective date of the Merger (excluding Each REIT and unitholders of KDR and the Investment Corporation who has demanded the purchase of their investment units pursuant to Article 149-3 of the Investment Trusts Act) (excluding those who have withdrawn such demand for purchase) (hereinafter referred to as the “Unitholders Subject to Allocation”))), in lieu of cash distributions (distributions of profits) for the last fiscal period of KDR and the Investment Corporation which ends the day before the effective date of the Merger (for the Investment Corporation, the last fiscal period after the changes made by Agenda Item No. 3), the Payment upon the Merger in the form of cash distributions based on distributable income of KDR and the Investment Corporation for that same period of an amount (disregarding fractions of a yen) which is the quotient resulting from a division of the amount of distributable income of KDR and the Investment Corporation on the day before the effective date of the Merger by the number of issued investment units of KDR and the Investment Corporation on that date as reduced by the number of investment units held by unitholders other than the Unitholders Subject to Allocation. The Payment upon the Merger will be paid within a reasonable period from the effective date of the Merger. As described in Agenda Item No. 3, the Investment Corporation is planning to submit a proposal for the change of the articles of incorporation to the Meeting on the condition that the Merger Agreement is approved at Each REIT’s General Meeting of Unitholders. The proposal is to change the current fiscal year end from March 31 and September 30 to April 30 and October 31 and change the last day of 17th fiscal period which starts from April 1, 2023 from September 30, 2023 to October 31, 2023. If this proposal for the change of the articles of incorporation is approved at the Meeting, the last fiscal period of the Investment Corporation before the effective date of the Merger, the 17th fiscal period, will last for 7 months, from April 1, 2023 to October 31, 2023, and cash distribution will not be made with a record date of September 30, 2023 (as written above, the Payment upon the Merger that meets the distributions amount for the same period will be paid).

(b)	Basis for Calculation

KDO has appointed SMBC Nikko Securities Inc. (“SMBC Nikko Securities”), KDR has appointed Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (“Mitsubishi UFJ Morgan Stanley Securities”), and the Investment Corporation has appointed Nomura Securities Co., Ltd. (“Nomura Securities”) respectively, as their financial advisors for the Merger. Each REIT has requested their respective financial advisors to conduct financial analysis with regard to the merger ratio used in the Merger in order to calculate the merger ratio used in the Merger in a fair manner.

The summaries of the analyses respectively conducted by SMBC Nikko Securities, Mitsubishi UFJ Morgan Stanley Securities, and Nomura Securities indicate figures prior to taking into consideration the Investment Unit Split, by KDO, of one investment unit into two investment units as mentioned above in “(a) Number of investment units of KDO or amount of money to be allocated for each investment unit of the Investment Corporation and KDR”.

(SMBC Nikko Securities)

SMBC Nikko Securities has determined to adopt four individual valuation methods to calculate the merger ratio based on its own analysis on the financial information of Each REIT as well as the terms and conditions of the Merger. Because the investment units of Each REIT are respectively listed on the Tokyo Stock Exchange and the market prices are available, SMBC Nikko Securities conducted the historical unit price analysis. Because there are multiple listed investment corporations comparable to Each REIT and analogical estimates of the investment unit values based on the comparable investment corporations are possible, SMBC Nikko Securities also conducted the comparable trading multiple analysis. In addition, SMBC Nikko Securities conducted the dividend discount model analysis (“DDM”) as a method of valuation and analysis of the investment unit values based on dividends that unitholders of Each REIT are expected to receive in the future, and for the purpose of reflecting the market values of the properties held by Each REIT, SMBC Nikko Securities also conducted the adjusted net asset value analysis. The calculated ranges of the merger ratio shown below are those of KDR and the Investment Corporation with the investment unit value for each investment unit of KDO as one (1).

In the historical unit price analysis, the simple average of the closing prices of investment units for the one month period, three-month period and six-month period from June 12, 2023, which is set as the base date for calculation, has been adopted, after taking into account the recent status of market transactions of the investment units of Each REIT.

In the future profit plans of Each REIT assumed in DDM by SMBC Nikko Securities, there is no fiscal year in which a significant increase or decrease in income is expected in Each REIT’s profit plan.

For details concerning the supplemental explanation regarding the assumptions and disclaimers of SMBC Nikko Securities’ analysis, please refer to (Note 1) at the end of this this section.

Valuation Approach	KDR	Investment Corporation
Historical Unit Price Analysis	0.66~0.69	0.79~0.82
Comparable Trading Multiple Analysis	0.57~0.95	0.70~1.16
DDM Analysis	0.45~0.96	0.68~1.20
Adjusted Net Asset Value Analysis	0.56	0.66

(Mitsubishi UFJ Morgan Stanley Securities)

Mitsubishi UFJ Morgan Stanley Securities conducted the analyses of the merger ratio by comprehensively taking into account the results of the analyses based on the following four valuation approaches. Because the investment units of Each REIT are respectively listed on the Tokyo Stock Exchange, Mitsubishi UFJ Morgan Stanley Securities conducted the historical unit price analysis as a method of evaluation based on the unit prices formed in the securities market. In addition, Mitsubishi UFJ Morgan Stanley Securities conducted the comparable trading multiple analysis as a method of evaluation based on investment unit values of other listed investment corporations which operate business similar to that of Each REIT. Moreover, Mitsubishi UFJ Morgan Stanley Securities conducted the discounted cash flow analysis (“DCF”) as an intrinsic method of evaluation of the investment unit values based on medium-and-long term future business activities of Each REIT. Furthermore, Mitsubishi UFJ Morgan Stanley Securities conducted the net asset value approach as a static method of evaluation of the investment unit values reflecting the market values of Each REIT’s assets. The summary of the analyses conducted by Mitsubishi UFJ Morgan Stanley Securities is as follows. The calculated ranges of the merger ratio shown below are those of KDR and the Investment Corporation with the investment unit value for each investment unit of KDO as one (1).

In the historical unit price analysis, each closing price of investment units for the one month period, three-month period, six-month period and twelve-month period from June 12, 2023, which is set as the base date for calculation, has been used for the analyses, after taking into account the recent status of market transactions of the investment units of Each REIT.

In the future profit plans of Each REIT assumed in DCF by Mitsubishi UFJ Morgan Stanley Securities, there is no fiscal year in which a significant increase or decrease in income is expected in Each REIT’s profit plan.

For details concerning the supplemental explanation regarding the assumptions and disclaimers of Mitsubishi UFJ Morgan Stanley Securities’ analysis, please refer to (Note 2) at the end of this section.

Valuation Approach	KDR	Investment Corporation
Historical Unit Price Analysis	0.61~0.71	0.76~0.86
Comparable Trading Multiple Analysis	0.62~0.83	0.74~1.03
DCF Analysis	0.51~0.72	0.56~0.78
Valuation Approach	0.56	0.66

(Nomura Securities)

Nomura Securities adopted the following four valuation approaches to make calculations of the Merger ratio. Because the investment units of Each REIT are respectively listed on the Tokyo Stock Exchange and the market prices are available, Nomura Securities conducted the average historical unit price analysis. Because there are multiple listed investment corporations comparable to Each REIT and analogical estimates of the investment unit values based on the comparable investment corporations are possible, Nomura Securities also conducted the comparable trading multiple analysis. In addition, Nomura Securities conducted DCF to reflect the status of the future business activities in the calculations. Moreover, Nomura Securities conducted the adjusted market value of net asset value analysis to reflect the effects of selling the investment units at the market price on the net assets in the calculations. The summary of the analyses conducted by Nomura Securities is as follows and the calculated ranges of the merger ratio shown below are those of KDR and the Investment Corporation with the investment unit value for each investment unit of KDO as one (1).

In the average historical unit price analysis, the base date for calculation is June 12, 2023. The simple average of the closing prices for the base date for calculation, the period of five business days from the base date for calculation, the one-month period, three-month period and six-month period from the base date for calculation has been adopted.

In the future profit plans of Each REIT assumed in DCF by Nomura Securities, there is no fiscal year in which a significant increase or decrease in income is expected in Each REIT’s profit plan.

For details concerning the supplemental explanation regarding the assumptions and disclaimers of Nomura Securities’ analysis, please refer to (Note 3) at the end of this section.

Valuation Approach	KDR	Investment Corporation
Average Historical Unit Price Analysis	0.66~0.69	0.79~0.82
Comparable Trading Multiple Analysis	0.57~0.72	0.57~0.95
DCF Analysis	0.57~0.70	0.79~1.13
Adjusted Market Value of Net Asset Value Analysis	0.56	0.66

(Note 1)

In analyzing the above merger ratio, SMBC Nikko Securities has relied on the information provided by Each REIT and publicly available information assuming that all such materials and information are accurate and complete, without independent verification of the accuracy or completeness of those materials and information. In addition, SMBC Nikko Securities did not make any independent valuation, appraisal, or assessment of the assets or liabilities (including off-balance-sheet assets and liabilities and any other contingent liabilities) of Each REIT, nor has SMBC Nikko Securities requested any such appraisal or assessment from a third-party institution. Further, SMBC Nikko Securities has assumed that the financial projections provided by Each REIT have been prepared in a reasonable manner to reflect the best currently available estimates and judgments by the management of Each REIT. The analysis of the above merger ratio by SMBC Nikko Securities was based on the above information that was available as of June 12, 2023. SMBC Nikko Securities has prepared its analysis solely for the Board of Directors of KDO for the purpose of deliberating the Merger, and the analysis may not be relied upon or used for any other purpose or by any other third party. In addition, SMBC Nikko Securities will not provide any opinion or recommendation on voting by any of the unitholders of Each REIT with respect to the Merger or any other proposed transaction.

(Note 2)

In analyzing the above merger ratio, Mitsubishi UFJ Morgan Stanley Securities has relied on the information provided by Each REIT and publicly available information assuming that all such materials and information are accurate and complete, without independent verification of the accuracy or completeness of those materials and information. In addition, Mitsubishi UFJ Morgan Stanley Securities did not make any independent valuation, appraisal, or assessment of the assets or liabilities (including off-balance-sheet assets and liabilities and any other contingent liabilities) of Each REIT, nor has Mitsubishi UFJ Morgan Stanley Securities requested any such appraisal or assessment from a third-party institution. Further, Mitsubishi UFJ Morgan Stanley Securities has assumed that the financial projections provided by Each REIT have been prepared in a reasonable manner to reflect the best currently available estimates and judgments by the management of Each REIT. The analysis of the above merger ratio by Mitsubishi UFJ Morgan Stanley Securities was based on the above information that was available as of June 12, 2023.

Mitsubishi UFJ Morgan Stanley Securities has prepared its analysis solely for the Board of Directors of KDR for the purpose of deliberating the Merger, and the analysis may not be relied upon or used for any other purpose or by any other third party. In addition, Mitsubishi UFJ Morgan Stanley Securities will not provide any opinion or recommendation on voting by any of the unitholders of Each REIT with respect to the Merger or any other proposed transaction.

(Note 3)

In calculating the merger ratio, Nomura Securities has assumed that the publicly available information and all information provided to Nomura Securities are accurate and complete. Nomura Securities has not independently verified the accuracy or completeness of such information. Nomura Securities did not make any independent valuation, appraisal, or assessment of the assets or liabilities (including derivative products, off-balance-sheet assets and liabilities, and any other contingent liabilities) of Each REIT (including analysis and valuation of individual assets or liabilities), nor has Nomura Securities requested any such appraisal or assessment from a third-party institution. Nomura Securities assumed that respective financial projections of Each REIT (including profit plans and other information) have been considered or prepared in a reasonable manner based on the best currently available good-faith estimates and judgments by the management of Each REIT. The calculations of Nomura Securities reflect the information and economic terms and conditions obtained by Nomura Securities as of June 12, 2023. Nomura Securities has prepared its calculations for the sole purpose of serving as a reference for the governing body of the Investment Corporation to deliberate the merger ratio.

(c)	Background to Calculations

As a result of discussions and negotiations over an extended period comprehensively taking into consideration such factors as the financial performance and state of the assets and liabilities of Each REIT, each future business prospect, the merits of the Merger and the result of the financial analyses performed by respective financial advisors of Each REIT, Each REIT determined that the above merger ratios are fair and executed the Merger Agreement.

The names of the financial advisors appointed by Each REIT are as described in “(b) Basis for Calculation” above, and none of Each REIT obtained an opinion from its own financial advisor.

(d)	Relationships with the Financial Advisors

None of SMBC Nikko Securities, Mitsubishi UFJ Morgan Stanley Securities and Nomura Securities is deemed a related party of Each REIT pursuant to (i) Article 8, Paragraph 17 of the Regulation on Terminology, Forms, and Preparation Methods of Financial Statements (Ministry of Finance Order No. 59 of November 27, 1963; including subsequent amendments); and (ii) Article 67, Paragraph 4 of the Ordinance on Accounting at Investment Corporations (Cabinet Office Ordinance No. 47 of 2006; including subsequent amendments, “the Investment Corporations Accounting Ordinance”) and none of them has any material interests to be disclosed with respect to the Merger.

(e)	Measures to Ensure Fairness

i)	Measures to ensure fairness in assessing the propriety of the Merger and the merger ratio

Each REIT is entrusting its asset management functions to KFM. KFM has organized the responsible managers (KDO: Head of Office REIT Department / KDR: Head of Residential REIT Department /the Investment Corporation: Head of Retail REIT Department) and asset management departments (KDO: Office REIT Department / KDR:

Residential REIT Department / the Investment Corporation: Retail REIT Department) consisting of different members for Each REIT individually in assessing the Merger and providing advice and support to the Board of Directors of Each REIT, and established a complete system to block transmission of information by setting up an appropriate information wall between each of the asset management department. In addition, when it is necessary to communicate information causing concerns over conflict of interest between each of the asset management department in the course of assessing the Merger, such information is communicated through each of the abovementioned financial advisors appointed by Each REIT individually, in order to prevent asset management departments from having direct contact with each other.

In the course of assessing the Merger, each responsible manager and each of the asset management department reported on a timely basis the status of its assessment to the Board of Directors of Each REIT each composed of one executive director and supervisory directors (KDO: three persons / KDR: three persons / the Investment Corporation: two persons), whose independence from the asset management company is ensured in terms of the Investment Trusts Act, and all material matters of its assessments were deliberated and approved by the Board of Directors of Each REIT.

In addition, since executive directors of Each REIT concurrently serve as directors of KFM and have a conflict of interest with KFM, they have not participated in resolutions for approval of the Merger Agreement at meetings of the Board of Directors of Each REIT regarding the approval of the conclusion of the Merger Agreement.

In connection with the Merger, KFM will receive management fees for the Merger and management fees relating to the management after the Merger takes effect from KDO, which will be the surviving corporation in the absorption-type merger, pursuant to the provisions of KDO’s articles of incorporation and the asset management agreement with KDO, but the amount of both fees will not be affected by the merger ratio of the Merger.

Furthermore, KDO appointed Anderson Mori & Tomotsune, KDR appointed Miura & Partners, and the Investment Corporation appointed Morrison & Foerster Law Offices, respectively, as its legal advisor for the Merger, and received advice concerning the methodology and process relating to the procedures and decision-making process for the Merger.

ii)

Measures to ensure fairness in the calculation of the merger ratio As described in (a) through (c) above, Each REIT has requested its respective financial advisor to perform financial analysis in regard to the merger ratio, and the merger ratio was determined by comprehensively taking into account the results of such analyses together with other factors.

In order to ensure the fairness of the Merger and for the benefit of its unitholders, KDO obtained from SMBC Nikko Securities, an independent third-party financial advisor, a merger ratio calculation report providing an analysis from a financial perspective based on certain assumptions in regard to the allocation of investment units under the Merger. Given the above, KDO’s Board of Directors concluded that sufficient measures have been taken to ensure the fairness of the Merger.

In order to ensure the fairness of the Merger and for the benefit of its unitholders, KDR obtained from Mitsubishi UFJ Morgan Stanley Securities, an independent third-party financial advisor, a merger ratio calculation report providing an analysis from a financial perspective based on certain assumptions in regard to the allocation of investment units under the Merger. Given the above, KDR’s Board of Directors concluded that sufficient measures have been taken to ensure the fairness of the Merger.

In order to ensure the fairness of the Merger and for the benefit of its unitholders, the Investment Corporation obtained from Nomura Securities, an independent third-party financial advisor, a merger ratio calculation report providing an analysis from a financial perspective based on certain assumptions in regard to the allocation of investment units under the Merger. Given the above, the Investment Corporation’s Board of Directors concluded that sufficient measures have been taken to ensure the fairness of the Merger.

Each REIT did not, however, obtain written opinions (so-called “fairness opinions”) from their respective financial advisors to the effect that the merger ratio is reasonable from a financial perspective for their respective unitholders.

(ii)	Reason for choosing cash as part of the consideration for merger

Following the Merger, KDO, the surviving corporation in the absorption-type merger, intends to pay Unitholders Subject to Allocation, in lieu of cash distributions (distributions of profits) for the last fiscal period of KDR and the Investment Corporation which ends the day before the effective date of the Merger (for the Investment Corporation, the last fiscal period after the changes made by Agenda Item No. 3), the Payment upon the Merger in the form of cash distributions based on distributable income of KDR and the Investment Corporation for that same period of an amount (disregarding fractions of a yen) which is the quotient resulting from a division of the amount of distributable income of KDR and the Investment Corporation on the day before the effective date of the Merger by the number of issued investment units of KDR and the Investment Corporation on that date as reduced by the number of investment units held by unitholders other than the Unitholders Subject to Allocation. The Payment upon the Merger will be paid within a reasonable period from the effective date of the Merger.

(iii)	Matters regarding appropriateness of provisions for unitholders’ capital of the surviving corporation in the absorption-type merger

The amount of the total unitholders’ capital and the capital surplus of KDO to be increased upon the Merger shall be as follows; provided, however, that Each REIT may change such amount upon agreement through consultation, taking into consideration the financial conditions of Each REIT on the day before the effective date.

(a) Unitholders’ Capital: 0 yen

(b) Capital Surplus: The amount obtained by deducting the amount set forth in (a) above from the amount of increase or decrease in the unitholders’ equity, etc., set forth in Article 22, Paragraph 1 of the Investment Corporations Accounting Ordinance)

(2)	Matters to be referred to regarding the consideration for merger

(i)

Provisions in the Articles of Incorporation of the surviving corporation As described in Attachment 2 hereto. KDO will hold a general meeting of unitholders to seek approval to amend its Articles of Incorporation as of the effective date of the Merger, in accordance with Attachment 3 as separately agreed upon by KDO, KDR and the Investment Corporation, subject to the Merger becoming effective.

(ii)	Matters concerning the method of realizing the investment units to be delivered as consideration for the merger

(a)	Market to trade the investment units Tokyo Stock Exchange Real Estate Investment Trust Market

(b)	Intermediary, brokerage, or agency service for the trade of the investment units

Securities companies, etc. that are trading participants or members of the stock exchange mentioned in (a) above.

(iii)

Matters concerning the market price of the investment units to be delivered as consideration for the merger KDO’s highest and lowest monthly unit prices (closing prices) for the last six months are as follows:

Month	January 2023	February 2023	March 2023	April 2023	May 2023	June 2023
Highest (yen)	318,000	319,500	321,000	314,500	316,000	347,500
Lowest (yen)	302,500	310,000	301,000	294,500	298,100	300,500

(3)	Matters concerning financial statements, etc.

(i) Matters concerning the surviving corporation in the absorption-type merger

(a)	Details of financial statements, asset management reports, and financial statements of cash distributions pertaining to the final fiscal period As described in Attachment 4 hereto.

(b)	Details of material asset disposals, assumption of material debts and other events that materially affect the condition of assets after the last day of the final fiscal period

i)	Split of investment units

KDO decided at the Board of Directors Meeting held on June 13, 2023, to conduct the Investment Unit Split as follows.

a)	Purpose of the Investment Unit Split

The Merger will be effected by way of an absorption-type merger with KDO as the surviving corporation, with KDR and the Investment Corporation having a merger ratio of 0.67 and 0.84, respectively, against one for KDO, before taking into account the Investment Unit Split. However, with this merger ratio, 0.67 KDO’s investment units will be allotted against one KDR investment unit and 0.84 KDO’s investment units will be allotted against one investment unit of the Investment Corporation, resulting in a number of KDR and the Investment Corporation’s unitholders that will receive KDO’s investment units of less than one unit. For this reason, in order to enable the unitholders of KDR and the Investment Corporation to continue to hold KDO’s investment units after the Merger, KDO decided to split KDO’s investment units at a ratio of two investment units per one investment unit, for the purpose of providing at least one KDO’s investment unit to all unitholders of KDR and the Investment Corporation.

b)	Method of the Investment Unit Split

KDO will implement a two for one split of the investment units held by unitholders of KDO stated or recorded on the registry of unitholders as of October 31, 2023, which is the day before the effective date of the Merger. The Investment Unit Split will take effect immediately before the Merger taking effect on November 1, 2023, which is the effective date of the Merger, provided that the merger agreement pertaining to the Merger has not been terminated or expired by the day before the effective date of the Merger.

ii)	Disposition of assets

KDO entered into a sale and purchase agreement with Kenedix, Inc. dated June 13, 2023 with respect to the disposition of trust beneficiary interest in real estate pertaining to one office building (Harajuku F.F. Building), with November 1, 2023 as the scheduled disposition date. KDO also entered into a sale and purchase agreement with Kenedix, Inc. dated June 13, 2023 with respect to the disposition of trust beneficiary interest in real estate pertaining to one office building (KDX Nagoya Sakae Building), with November 1, 2023 as the scheduled disposition date. The execution of these dispositions is subject to the effectiveness of the Merger and other conditions being met.

(ii)	Matters concerning the dissolving corporation in the absorption-type merger (the Investment Corporation)

Details of material asset disposals, assumption of material debts and other events that materially affect the condition of assets after the last day of the final fiscal period

(a)	Change of the fiscal period

In connection with the Merger, the Investment Corporation has decided to submit to the Meeting a proposal to amend its articles of incorporation to change the fiscal period-ends from March 31 and September 30 (current) to April 30 and October 31. If the aforementioned amendment is approved at the Meeting, the last fiscal period of the Investment Corporation before the effective date of the Merger is expected to be from April 1, 2023 to October 31, 2023.

(b)	Acquisition of assets

The Investment Corporation entered into a sale and purchase agreement with SMFL MIRAI Partners Company, Limited dated June 13, 2023 with respect to the acquisition of trust beneficiary interest in real estate pertaining to one retail facility (York Mart Higashi-Michinobe), with September 25, 2023 as the scheduled acquisition date.

The Investment Corporation also entered into a sale and purchase agreement with SMFL MIRAI Partners Company, Limited dated June 13, 2023 with respect to the acquisition of trust beneficiary interest in real estate pertaining to one logistics facility (Akishima Distribution Center (Land)), with November 1, 2023 as the scheduled acquisition date. The execution of this acquisition is subject to the effectiveness of the Merger and other conditions being met.

(iii)	Matters concerning the dissolving corporation in the absorption-type merger (KDR)

Details of material asset disposals, assumption of material debts and other events that materially affect the condition of assets after the last day of the final fiscal period

(a)	Acquisition of assets

KDR entered into a sale and purchase agreement with KST5 Co., Ltd. dated June 13, 2023 with respect to the acquisition of trust beneficiary interest in real estate pertaining to one residential property (    River City 21 East Towers II), with November 1, 2023 as the scheduled acquisition date. KDR also entered into a sale and purchase agreement with G.K. RRB dated June 13, 2023 with respect to the acquisition of trust beneficiary interest in real estate pertaining to one hotel (remm roppongi building), with November 1, 2023 as the scheduled acquisition date. The execution of these acquisitions is subject to the effectiveness of the Merger and other conditions being met.

4.	This agenda item is subject to the approval of Agenda Item No. 3 “Partial Amendments to the Articles of Incorporation,” as originally proposed.

Agenda Item No. 2: Termination of the Asset Management Agreement with Kenedix Real Estate Fund Management, Inc.

In relation to the Merger, the Investment Corporation has decided to terminate its current asset management agreement with KFM as of the Effective Date of the Merger, subject to the Merger taking effect, and therefore requests approval of such termination.

KDO has an asset management agreement in place with KFM, and KFM is expected to continue to manage the assets of KDO, the surviving corporation, following the Merger.

This agenda item is subject to the Merger taking effect.

Agenda Item No. 3: Partial Amendments to the Articles of Incorporation

1. Reasons for Amendments

(1)

To amend the current fiscal year end of the Investment Corporation from March 31 and September 30 to April 30 and October 31 in order to make the fiscal year end of the last fiscal period before the Merger take effect October 31, 2023, which is the day before the Effective Date of the Merger, and to amend the Investment Corporation’s 17th fiscal period to a seven-month period from April 1, 2023 to October 31, 2023 (Concerning Article 38 of the current Articles of Incorporation).

(2)

Since the current calculation method for Management Fee II is based on the assumption of a six-month fiscal period, to adjust the calculation method for cases where the fiscal period is not six months, and to clarify the amount and payment deadline for Management Fee II for the 17th fiscal period (Concerning (2) of Attachment of the current Articles of Incorporation).

(3)

This agenda item is subject to the approval of the Merger Agreement at KDO’s general meeting of unitholders scheduled to be held on August 22, 2023, the approval of the Merger Agreement at KDR’s general meeting of unitholders scheduled to be held on August 21, 2023, and the approval of Agenda Item No. 1 “Approval of the Merger Agreement,” as originally proposed.

2. Details of Amendments

Details of the amendments are as follows.

(Underlined parts indicate the proposed amendments.)

Current Articles of Incorporation	Proposed Amendments
Article 38 (Fiscal Period and Closing Date)	Article 38 (Fiscal Period and Closing Date)
The fiscal period of the Investment Corporation shall be the periods from April 1 to September 30 of each year and from October 1 to March 31 of the following year (hereinafter, the last day of each fiscal period is referred to as a “Closing Date”.)	The fiscal period of the Investment Corporation shall be the periods from May 1 to October 31 of each year and from November 1 to April 30 of the following year (hereinafter, the last day of each fiscal period is referred to as a “Closing Date”.). However, for the 17th fiscal period, it shall be the period from April 1, 2023 to October 31, 2023.

Attachment

Asset Management Fees to the Asset Management Company

(Omitted)

(2)   Asset Management Fee II

Asset Management Fee II shall be the amount calculated for each fiscal period by using the following formula (rounded down to the nearest yen).

<Formula>

Net income before deducting Asset Management Fee II x Distributions per unit before deducting Asset Management Fee II x 0.0013%

Attachment

Asset Management Fees to the Asset Management Company

(Omitted)

(2)   Asset Management Fee II

Asset Management Fee II shall be the amount calculated for each fiscal period by using the following formula (rounded down to the nearest yen).

<Formula>

Net income before deducting Asset Management Fee II x Distributions per unit before deducting Asset Management Fee II x 0.0013%

Current Articles of Incorporation	Proposed Amendments

However, if any specific fiscal period of the Investment Corporation exceeds or falls short of six (6) months due to a change in the fiscal period set forth in Article 38 or for any other reason, the Asset Management Fee II shall be calculated by converting the Distribution per unit before deducting Asset Management Fee II into an amount equivalent to six (6)-month period (which shall be deemed to be 183 days). The Asset Management Fee II for the 17th fiscal period (actual number of days: 214 days) will be the amount calculated according to the following formula (rounded down to the nearest yen).

<Formula>

Net income before deducting Asset Management Fee II x Distributions per unit before deducting Asset Management Fee II / 214 x 183 x 0.0013%

Payment of Asset Management Fee II shall be due within one (1) month after the approval by the Board of Directors of financial statements, etc. for the relevant fiscal period. (Omitted)

Payment of Asset Management Fee II shall be due within one (1) month after the approval by the Board of Directors (which shall be the board of directors of the surviving corporation or newly-established corporation in a merger, if the Investment Corporation is dissolved due to a merger) of financial statements, etc. (including similar financial documents, if no financial statements, etc. are prepared) for the relevant fiscal period.

(Omitted)

Reference Matter

Rules and regulations identified under “Deemed Approval,” as stipulated under Article 93, Paragraph 1 of the Investment Trusts Act and Article 15 of the current Articles of Incorporation, will not apply to any agendum submitted to the General Meeting of Unitholders if such agendum conflict in intent with any other agendum. The Investment Corporation believes that Agenda Item No.1 through No.3 do not conflict in intent.

Attachment 1

[Omitted]

Attachment 2

Articles of Incorporation

Kenedix Office Investment Corporation

CHAPTER 1 – GENERAL RULES

Article 1 (Corporate Name)

The Investment Corporation shall be named Kenedix Office Investment Corporation.

Article 2 (Purpose)

The Investment Corporation’s purpose is, in accordance with the Act on Investment Trusts and Investment Corporations (Act No. 198 of the year 1951,as amended; hereinafter, the “Investment Trusts Act”), to invest the assets of the Investment Corporation primarily in Real Estate, etc. (as defined in the Ordinance for Enforcement of the Act on Investment Trusts and Investment Corporations (Ordinance of the Prime Minister’s Office No. 129 of the year 2000, as amended; hereinafter “Investment Trusts Act Enforcement Ordinance”) among Specified Assets (assets specified in Article 2, paragraph 1 of the Investment Trusts Act; the same shall apply hereinafter).

Article 3 (Head Office Address)

The Investment Corporation locates the head office at Chiyoda-ku, Tokyo.

Article 4 (Method of Public Notice)

The Investment Corporation’s public notices will be made by publication in the Nihon Keizai Shimbun.

CHAPTER 2 – INVESTMENT UNITS

Article 5 (Total Number of Issuable Investment Units)

1.	The total number of issuable investment units of the Investment Corporation shall be 4 million units.

2.	The ratio of the total issue amount of the investment units issued in Japan to the total issue amount of all investment units issued by the Investment Corporation shall exceed 50%.

3.

The Investment Corporation shall be allowed to offer parties to underwrite investment units issued within the total number of investment units that can be issued under the limits specified in Paragraph 1 with the approval of the Board of Directors. The paid-in amount per unit of the offered investment units (investment units allocated to those who applied for the underwriting of the concerned investment units in response to their offer) shall be decided by the executive director and approved by the Board of Directors based on assets held by the Investment Corporation (hereafter, the “Assets Under Management”).

Article 6 (Handling of Investment Units)

Regarding entering or registering onto the Investment Corporation’s unitholders register, the exercising of rights by unitholders and other handling procedures and fees, shall be in accordance with laws and regulations or the Articles of Incorporation, and rules for the handling of investment units which are decided by the Board of Directors.

Article 7 (Minimum Amount of Net Assets)

The minimum amount of net assets of the Investment Corporation shall be fifty million yen.

Article 8 (Refund of Investment Units at Unitholder Request and Acquisition of Treasury Units)

1.	The Investment Corporation will not refund investment units at the request of unitholders.

2.	The Investment Corporation shall be allowed to acquire for value the Investment Corporation’s investment units based on agreement with unitholders.

CHAPTER 3 – GENERAL MEETING OF UNITHOLDERS

Article 9 (Convocation)

1.	The General Meeting of Unitholders of the Investment Corporation shall be held more than once every two years in principle.

2.

Unless otherwise provided by laws and regulations, and with the approval of the Board of Directors, when there is one executive director, said executive director shall convene the General Meeting of Unitholders. When there are two or more executive directors, the General Meeting of Unitholders shall be convened by a single executive director in accordance with the order predetermined by the Board of Directors.

3.

In order to convene the General Meeting of Unitholders, the date of the General Meeting of Unitholders shall be announced by two months prior to the date of the General Meeting of Unitholders and each unitholder shall be notified in writing by two weeks prior to the date of said General Meeting of Unitholders.

Article 10 (Chairperson)

The General Meeting of Unitholders shall be chaired by the executive director if there is one executive director, or one executive director in accordance with the order of priority predetermined by the Board of Directors in the event where there are two or more executive directors. If all executive directors are vacant or unavailable, one supervisory director shall chair the General Meeting of Unitholders in accordance with the order of priority predetermined by the Board of Directors.

Article 11 (Resolution)

A resolution of the General Meeting of Unitholders, unless otherwise stipulated by regulatory requirements or in the Articles of Incorporation, shall be made through a majority of the voting rights held by unitholders attending the meeting.

Article 12 (Voting Rights and Exercise by Proxy)

1.	Unitholders can exercise their voting rights through a proxy who is also a unitholder with voting rights in the Investment Corporation.

2.

In the case of the preceding paragraph, said unitholder or the proxy who is appointed as such unitholder must submit to the Investment Corporation in advance a document evidencing the proxy rights for each General Meeting of Unitholders.

Article 13 (Exercise of Voting Rights in Writing)

1.

The exercise of voting rights in writing shall be effected by stating the necessary matters in the documents for exercising voting rights and submitting such documents to the Investment Corporation by the time specified in laws and regulations.

2.	The number of voting rights exercised in writing in accordance with the preceding paragraph will be added to the number of voting rights of unitholders in attendance.

Article 14 (Exercising Electromagnetic Media Voting Rights)

1.

Voting by means of electromagnetic media shall be performed in accordance with the laws and regulations, with the approval of the Investment Corporation, by completing the documents for exercising voting rights and electronically providing it to the Investment Corporation by the date stipulated in the laws and regulations.

2.	The number of voting rights exercised by electromagnetic method in accordance with the preceding paragraph will be added to the number of voting rights of unitholders in attendance.

Article 15 (Deemed Approval)

1.

A unitholder’s non-attendance at the General Meeting of Unitholders and non-voting shall be deemed as the unitholder’s approval of the agenda items submitted to the General Meeting of Unitholders (provided that when submitted agenda items contradict each other, such agenda items shall be omitted).

2.	Unitholder votes that are deemed as having approved agenda items pursuant to the preceding Paragraph will be added to the votes cast by attending unitholders.

Article 16 (Date of Record)

1.

When the day of the General Meeting of Unitholders falls within three months from the Settlement Date (Defined under Article 34; the same shall apply hereafter), the Investment Corporation shall deem unitholders who are listed or recorded in the most recent register of unitholders on the Settlement Date, to be unitholders entitled to exercise the rights at such General Meeting of Unitholders.

2.

Despite the preceding paragraph, whenever necessary by a resolution of the Board of Directors, provided public notice is given in advance according to the laws and regulations, the Investment Corporation may deem unitholders or registered investment unit pledgees who are listed or recorded in the final register of unitholders on a specific date to be parties entitled to exercise their rights.

Article 17 (Minutes of the General Meeting of Unitholders)

With respect to the proceedings of the General Meeting of Unitholders, minutes containing or recording a summary and the results of the proceedings along with other items as required by regulatory requirements shall be prepared by the chair. The minutes shall be kept in the head office of the Investment Corporation for a period of ten years.

Article 18 (Rules for Management of General Meeting of Unitholders)

Matters concerning the General Meeting of Unitholders shall be subject to the Rules for Management of General Meeting of Unitholders established by the Board of Directors in addition to the requirements under the laws and regulations and the Articles of Incorporation.

CHAPTER 4 – EXECUTIVE DIRECTORS, SUPERVISORY DIRECTORS

AND BOARD OF DIRECTORS

Article 19 (Number of Directors and Composition of the Board of Directors)

The Investment Corporation shall have no more than two executive directors and no more than four supervisory directors (provided, however, that the number of supervisory directors shall be not less than the number obtained by adding one to the number of executive directors), and executive directors and supervisory directors (hereafter collectively referred to as the “Directors”) will constitute the Board of Directors.

Article 20 (Directors’ Election and Term of Office)

1.	Directors will be appointed by a resolution of a General Meeting of Unitholders.

2.

The term of office of the Directors shall not exceed two years from the time of their election. However, the term of office of a Director elected to fill a vacancy or to increase the number of Directors shall be the same as the remaining term of the predecessor or the other incumbents.

3.

The period during which a resolution on the appointment of alternate Directors remains effective shall be until the term of office expired for the concerned Directors who were appointed at the General Meeting of Unitholders that made the said resolution (or, if they were not appointed at the said General Meeting of Unitholders, at the latest General Meeting of Unitholders in which they were appointed). However, the period may be shortened if so resolved at a General Meeting of Unitholders.

Article 21 (Regarding Payment Basis for Director’s Compensation)

The standards for payment of, and timing of payments of, remuneration for the Investment Corporation’s Directors shall be as follows.

(1)

The remuneration for each executive director will be an amount up to 800,000 yen per month per Director as decided by the Board of Directors as the amount deemed to be reasonable in light of general price trends, wage trends and other factors, and will be paid for each month by the last day of the relevant month.

(2)

The remuneration for each supervisory director will be an amount up to 500,000 yen per month per Director as decided by the Board of Directors as the amount deemed to be reasonable in light of general price trends, wage trends and other factors, and will be paid for each month by the last day of the relevant month.

Article 22 (Exemption of Director Responsibility for Damage Compensation)

With respect to Director responsibility for damage compensation as covered in Article 115-6, paragraph 1 of the Investment Trusts Act, if the aforementioned Directors’ duties were carried out in good faith and without gross negligence, the Investment Corporation shall be able to exempt the concerned Director from responsibility with a resolution of the Board of Directors to the extent of liability for damages provided by the laws and regulations, taking into account the detailed facts that form the basis for an accusation of responsibility, the context in which their duties were carried out, and other circumstances.

Article 23 (Convene and Chair)

1.

Unless otherwise provided by the laws and regulations, when there is one executive director, said executive director shall convene and chair the Board of Directors meeting. When there are two or more executive directors, the Board of Directors shall be convened and chaired by a single executive director in accordance with the order predetermined by the Board of Directors.

2.

Notice of convocation for Board of Directors meetings shall be sent to all Directors at least three days before the date of the Board of Directors meeting; provided, however, that if all Directors agree, the period of advance notice for convocation may be shortened, or convocation procedures can be omitted.

Article 24 (Resolution)

A resolution of the Board of Directors, except as otherwise stipulated by regulatory requirements or in the Articles of Incorporation, shall, with a majority of Directors who can exercise voting rights in attendance, be made through the approval of a majority of those board members in attendance.

Article 25 (Minutes of the Board of Directors)

With respect to the proceedings of the Board of Directors, minutes containing or recording a summary and results of the proceedings along with other items as required by the laws and regulations shall be prepared, and the Directors attending the meeting shall sign, stamp them with their seals, or place electrical signatures. The minutes shall be kept in the head office of the Investment Corporation for a period of ten years.

Article 26 (Rules of the Board of Directors)

Matters concerning the Board of Directors shall be subject to the Rules of the Board of Directors established by the Board of Directors in addition to the requirements under the laws and regulations and the Articles of Incorporation.

CHAPTER 5 – ACCOUNTING AUDITOR

Article 27 (Appointment of Accounting Auditor)

An accounting auditor will be appointed by a resolution of a General Meeting of Unitholders.

Article 28 (Term of Accounting Auditors)

1.

The term of office of an accounting auditor will be until the end of the first General Meeting of Unitholders convened after the first Settlement Date arriving after the passage of one-year from its appointment.

2.	Unless otherwise resolved at the General Meeting of Unitholders in the preceding paragraph, it shall be considered that the accounting auditor has been reelected at the General Meeting of Unitholders.

Article 29 (Basis of the Accounting Auditor’s Compensation)

The compensation of the accounting auditor shall not exceed 15 million yen for each fiscal period that is subject to audit and shall be an amount approved by the Board of Directors. The compensation shall be paid no later than the last day of the month following the month including receiving date of all audit reports required by the Investment Trusts Act and other laws and regulations for the relevant fiscal period.

Article 30 (Exemption of Accounting Auditor from Responsibility for Damage Compensation)

With respect to the responsibility of accounting auditor under Article 115-6, paragraph 1 of the Investment Trusts Act, if the aforementioned accounting auditor’s duties were carried out in good faith and without gross negligence, the Investment Corporation shall be able to exempt the concerned accounting auditor from responsibility with a resolution of the Board of Directors to the extent of liability for damages provided by the laws and regulations, taking into account the detailed facts that form the basis for an accusation of responsibility, the context in which their duties were carried out, and other circumstances.

CHAPTER 6 – ASSET MANAGEMENT TARGET AND POLICIES

Article 31 (Asset Management Target and Policies)

The target and policies for asset management of the Investment Corporation shall be as specified in Attachment 1, which is attached at the end of the Articles of Incorporation as an integral part thereof.

CHAPTER 7 – VALUATION OF ASSETS

Article 32 (Method, Standard and Reference Date for Asset Evaluation)

The method, standard and reference date for asset valuation of the Investment Corporation shall be as specified in Attachment 2, which is attached at the end of the Articles of Incorporation as an integral part thereof.

CHAPTER 8 – DEBT FINANCING AND INVESTMENT CORPORATION BOND ISSUES

Article 33 (Debt Financing and Investment Corporation Bond Issue Limit)

1.

With the goal of securing stable profits and the sustained growth of Assets Under Management, the Investment Corporation shall be able to execute debt financing and issue investment corporation bonds (includes short term investment corporation bonds, the same shall apply hereinafter). When the Investment Corporation borrows funds, lenders shall be limited to qualified institutional investors (limited to institutional investors as designated in Article 67-15 of the Act on Special Measures Concerning Taxation (Act No. 26 of 1957, as amended) (hereinafter, the “Special Taxation Measures Act”)) as defined in Article 2, Paragraph 3 (1) of the Financial Instruments and Exchange Act (Act No. 25 of 1948, as amended).

2.

The use of borrowed funds and money procured through investment corporation bonds described in the preceding paragraph shall be for the acquisition of properties, capital expenditure or repair, distributions payments, operating expenses of the investment corporation and debt repayment (including deposit reimbursements, debt repayment and investment corporation bond repayments). However, the use or subject for funds procured by issuing short-term investment corporation bonds will be limited to the scope stipulated in the laws and regulations.

3.	If a loan is to be obtained or investment corporation bonds are to be issued pursuant to Paragraph 1, the Investment Corporation may provide Assets Under Management as security.

4.	The maximum amount of debt financing and issuance of investment corporation bonds shall be 1 trillion yen each, and the total amount thereof shall not exceed 1 trillion yen.

CHAPTER 9 – CALCULATION

Article 34 (Fiscal Period and Settlement Date)

The Investment Corporation’s fiscal period will be from May 1 until the last day of October each year and from November 1 until the last day of April of the following year (the last day of a fiscal period is referred to as the “Settlement Date”).

Article 35 (Cash Distributions Policies)

The Investment Corporation shall, in principle, make distributions based on the following policies:

(1)	Distributions of earnings

①

Out of the total amount for distributions to unitholders, the amount of earnings (as provided under Article 136, paragraph 1 of the Investment Trusts Act) (hereinafter the “Distributable Amount”) shall be calculated in accordance with generally accepted corporate accounting practices in Japan.

②

The amount of the distributions shall be in excess of an amount equivalent to 90% of the distributable earnings of the Investment Corporation (if a change is made to the calculation of the amount as a result of revisions of laws and regulations), then the amount after the change) as stipulated in Article 67-15, paragraph 1 of the Special Taxation Measures Act.

In addition, the Investment Corporation shall be able to accumulate, or reserve and treat in any other way, a long-term reserve for repairs, maintenance and fund reserve, reserve for distributions and other similar reserves and allowances, and other required amounts that are deemed necessary to maintain Assets Under Management or increase their value, from the Distributable Amount.

(2)	Distributions of Money in Excess of Earnings

When the Investment Corporation determines that it is appropriate or occurrence of taxation such as corporation taxes on the Investment Corporation can be suppressed, the Investment Corporation shall, using the amount established under the rules of the Investment Trusts Association, Japan (hereafter, the “Investment Trusts Association”) as a limit, be able to distribute a self-determined amount of money in excess of earnings.

(3)	Cash Distributions Method

Distributions based on this Article shall be paid in cash and, in principle, distributed within three months from the Settlement Date, according to the number of investment units or the number of investment units in the registered pledges for investment units held by unitholders or registered investment unit pledgees who are listed or recorded in the most recent register of unitholders as of the Settlement Date.

(4)	Statute of Limitation for Right to Claim Distributions

If three years have elapsed from the day when payments of cash distributions pursuant to this article commenced without being received, the Investment Corporation shall be released from its duty to pay such distributions. Undistributed monies will not bear interest.

(5)	Regulations of the Investment Trusts Association

In addition to Items (1) through (4), the Investment Corporation shall comply with the regulations of the Investment Trusts Association and other rules and regulations when distributing cash.

CHAPTER 10 – ENTRUSTMENT OF OPERATIONS AND ADMINISTRATIVE PROCESSES

Article 36 (Asset Management Fees for the Asset Management Company)

The asset management fee that the Investment Corporation pays to the asset management company (hereafter, the “Asset Management Company”) and the criteria for such payment shall be set forth in Attachment 3, which forms a part of these Articles of Incorporation.

Article 37 (Entrustment of Operations and Administrative Processes)

1.

The Investment Corporation, based on Articles 198 and 208 of the Investment Trusts Act, entrusts the operations of asset management to the Asset Management Company and the operations of asset custody to the Custodian.

2.

The Investment Corporation will entrust administrative processes associated with operations other than operations for asset management and custody of assets that is specified in Article 117 of the Investment Trusts Act (“General Administrative Processes”) to third parties.

3.

The Investment Corporation shall entrust to administrative agents appointed by the Board of Directors, as appropriate, administrative operations related to offering of investment units and investment corporation bonds and allotment of investment unit subscription rights without contribution issued by the Investment Corporation, administrative operations related to preparation and keeping of investment unit subscription rights registry and investment corporation bonds registry, as well as other administrative operations related to investment unit subscription rights registry and investment corporation bonds registry, administrative operations related to the issuance of investment unit subscription right certificates and investment corporation bonds, administrative operations related to holders of investment unit subscription rights and the holders of investment corporation bonds, administrative operations related to acquisition of investment units of the Investment Corporation and other administrative operations stipulated in Article 169 of the Investment Trusts Act Enforcement Ordinance.

CHAPTER 11 – SUPPLEMENTARY PROVISIONS

Article 38 (Consumption Tax and Local Consumption Tax)

The Investment Corporation shall bear consumption tax and local consumption tax, etc. imposed on the management of the Assets Under Management and other expenses and money payable by the Investment Corporation that are deemed taxable items under the Consumption Tax Act (collectively, the “Taxable Items”), and shall pay the amount equivalent to such consumption tax and local consumption tax, etc. in addition to the amounts of the Taxable Items.

Enacted April 27, 2005

Revised May 30, 2005

Revised June 10, 2005

Revised January 25, 2007

Revised January 22, 2009

Revised January 20, 2011

Revised March 15, 2012

Revised February 3, 2014

Revised January 21, 2016

Revised January 23, 2018

Revised May 1, 2018

Revised January 27, 2020

Revised January 28, 2022

Revised November 1, 2022

Matters that are deemed to have been provided in the Articles of Incorporation of the Investment Corporation as a result of the implementation of the electronic provision measures.

Kenedix Office Investment Corporation

As a result of the enforcement on September 1, 2022 of the amending provisions set forth in the proviso of Article 1 of the Supplementary Provisions of the Act Partially Amending the Companies Act (Act No. 70 of 2019), as of September 1, 2022, the Investment Corporation is deemed to have provided for the provision to the effect that measures for electronic provision shall be taken for the information which is the content of the reference materials for the General Meeting of Unitholders, etc. in the Articles of Incorporation of the Investment Corporation, pursuant to the provisions of Article 10, Paragraph 9 of the Act on Arrangement of Relevant Acts Incidental to Enforcement of the Act Partially Amending the Companies Act (Act No. 71 of 2019).

End

Attachment 1

Asset Management Target and Policies

Basic Investment Policy

With the aim of securing stable income over the medium-to-long term, the Investment Corporation shall invest its assets in the Specified Assets that are Real Property etc. (refers to real estate, real estate leasehold rights, land rights, and trust beneficial interests in solely these assets; the same shall apply hereinafter).

Investment Policies

1.

When the Investment Corporation invests in Real Estate-related Assets (as defined in Paragraph 4 under the subheading “Types, Purposes and Scope of Specified Assets Targeted for Asset Management” below; the same shall apply hereafter), real estates serving as the main body of Real Estate-related Assets and real estate backing such assets shall be primarily used for office buildings. Targeted investment areas shall primarily be the Tokyo Metropolitan Area (refers to principal urban areas in Tokyo, Kanagawa, Saitama and Chiba Prefectures) and Other Regional Areas (refers to major urban cities throughout local regions, including government-designated cities).

2.

When investing in Real Estate-related Assets, the Investment Corporation shall carry out economic due diligence for the real estates serving as the main body of Real Estate-related Assets and real estate backing such assets regarding its forecasted income, future potential and stability of its location; physical due diligence regarding building specifications, building facilities, seismic resistance, the status of building management, the environment, and soil quality etc.; and legal due diligence regarding the rights etc. associated with buildings, and shall comprehensively study the results of such due diligence.

3.

The Investment Corporation shall manage its assets so that Specified Real Estate (refers to real estate, real estate leasehold rights or land rights, or to trust beneficiary interests in real estate ownership, land leasehold rights and land rights acquired by the Investment Corporation) accounts for 75% or more of the total value of the Specified Assets acquired by the Investment Corporation.

Types, Purposes and Scope of Specified Assets Targeted for Asset Management

1.

The primary investment targets of the Investment Corporation shall be Real Estate, etc. Other than Real Estate, etc., the Investment Corporation can invest in Real Estate Equivalents listed in Paragraph 2 and Securities Backed by Real Estate listed in Paragraph 3.

2.	“Real Estate Equivalents” refers to the following assets:

(1)	Easements;

(2)	Trust beneficiary interests in easements;

(3)	Trust beneficiary interests in cash for the purpose of investment in real estate, real estate leasehold rights, land rights or easements;

(4)

Equity holdings relating to agreements under which one party to the agreement makes contributions for the purpose of investment in Real Estate, etc. or assets set forth in preceding items above. Such investment is to be performed by the other party to the agreement, which utilizes such contributions primarily to manage investments in the aforementioned assets and distributes profits arising from such investment (such holdings hereafter referred to as “Equity in tokumei-kumiai relating to real estate”); and

(5)	Beneficial interest in cash held in trust with the purpose of managing assets in trust for investment, primarily in Equity in tokumei-kumiai relating to real estate.

3.

“Securities Backed by Real Estate” refers to each of the assets noted in the following items, where an amount exceeding one-half of the assets backing such securities is to be invested in Real Estate, etc. or Real Estate Equivalents.

(1)

Preferred equity securities (refers to the preferred equity securities specified in Article 2, Paragraph 9 of the Act on the Securitization of Assets (Law No. 105 of 1998, as amended; hereinafter “Asset Securitization Act”));

(2)	Beneficial certificates (refers to the beneficial certificates specified in Article 2, Paragraph 7 of the Investment Trusts Act);

(3)	Investment securities (refers to the investment securities specified in Article 2, Paragraph 15 of the Investment Trusts Act); and

(4)

Specified purpose trust beneficiary securities as provided under Article 2, Paragraph 15 of the Asset Securitization Act (excluding those that come under Paragraph 2 (2), (3) or (5) above, or as Real Estate, etc.).

4.

In addition to the Real Estate Equivalents and Securities Backed by Real Estate (These assets and Real Estate, etc. shall hereafter be collectively referred to as “Real Estate-related Assets.”) detailed in the preceding two paragraphs, the Investment Corporation shall also be able to invest in the Specified Assets listed in the following items:

(1)	Deposits;

(2)	Call loans;

(3)	Transferrable certificates of deposit;

(4)

Securities (specified in Article 3, Item 1 of the Order for Enforcement of the Act on Investment Trusts and Investment Corporations (Cabinet Order No. 480 of 2000, as amended; hereinafter “Investment Trusts Act Enforcement Order”) (However, that excludes the Specified Assets raised in each item in the preceding paragraph, this paragraph and the following paragraph.));

(5)	Monetary claims (specified in Article 3, Item 7 of the Investment Trusts Act Enforcement Order, excluding claims specified in the preceding items above);

(6)	Beneficial interests of cash trusts with the objective of managing trust assets by investments in assets specified in the preceding items above;

(7)	Rights pertaining to derivative transactions (specified in Article 3, Item 2 of the Investment Trusts Act Enforcement Order); and

(8)	Renewable energy power generation facility (specified in Article, Item 11 of the Investment Trusts Act Enforcement Order).

5.

In addition to the Specified Assets detailed in Paragraphs 2 through 4 above, the Investment Corporation shall be able to invest in assets in the following items as necessary when investing in Real Estate-related Assets.

(1)	Trademark rights specified in the Trademark Act (Law No. 127 of 1959, as amended) and exclusive licenses and ordinary licenses for trademarks;

(2)	Right to uses the source of a hot spring as specified in Article 2, Paragraph 1 of the Hot Springs Act (Law No. 125 of 1948, as amended) and facilities associated with the relevant hot springs;

(3)	Copyrights etc. pursuant to the Copyright Act (Law No. 48 of 1970, as amended);

(4)

Equity interests in partnerships (limited to partnerships formed through contribution of real estate, real estate leasehold rights, land rights, or easements etc. whose objective is to lease, operate, and manage the same) as specified in Article 667 of the Civil Code (Law No. 89 of 1896, as amended; hereinafter, “Civil Code”);

(5)	Movables specified in the Civil Code (excluding movables that fall under the assets specified in Item 8 of the preceding paragraph);

(6)

Stocks (limited to stocks of the management company etc. of a real estate acquired in conjunction with investment in the Specified Assets that are the Investment Corporation’s primary investment targets);

(7)	Other rights obtained ancillary to investments in Real Estate-related Assets;

(8)	Beneficial interests of cash trusts with the objective of managing trust assets by investments in assets specified in the preceding items above;

(9)	Specified equity set forth in Article 2, Paragraph 6 of the Asset Securitization Act; and

(10)

Carbon credits pursuant to the Act on Promotion of Global Warming Countermeasures (Law No. 117 of 1998, as amended) and comparable rights, as well as emission rights (including greenhouse gas emission rights);

Investment Limitations

1.

The Investment Corporation shall invest in the securities and monetary claims listed in Paragraph 4 of “Types, Purposes and Scope of Specified Assets Targeted for Asset Management” above with an emphasis on safety and liquidity, and shall not invest solely for the purpose of actively acquiring investment profits.

2.

The Investment Corporation shall implement investment in rights concerning derivatives transactions contained in the abovementioned “Types, Purposes and Scope of Specified Assets Targeted for Investment” Paragraph 4. (7), only for the purpose of hedging risks of currency exchange risks, interest-rate fluctuation and other risks concerning the Investment Corporation’s liabilities.

3.

The Investment Corporation shall limit its investment target real estate (including Real Estate, etc. excluding real estate and Real Estate, etc. backing Securities Backed by Real Estate) to real estate located in Japan.

4.	The Investment Corporation shall not invest in assets denominated in foreign currencies.

Purposes and Scope of Lease of Incorporated Assets

1.

The Investment Corporation may, for the purpose of securing stable income over the medium-to-long term, lease (including installation of parking lots, signboards, etc.) real estate (including real estate backing Real Estate-related Assets other than Real Estate, etc. to be acquired by the Investment Corporation) belonging to the Assets Under Management.

2.

When leasing real estate, the Investment Corporation may receive security deposits, guarantees, or similar monies, and may invest the monies so received in accordance with the provisions under “Asset Management Target and Policies” above.

3.

The Investment Corporation may lease assets other than real estate (including real estate backing Real Estate-related Assets other than real estate to be acquired by the Investment Corporation) belonging to the Assets Under Management.

Attachment 2

Method, Standard and Reference Date for Asset Evaluation

1.	The method and standard for asset evaluation of the Investment Corporation shall be set out for each type of investment assets, as follows:

(1)	Real estate, real estate leasehold rights, land rights, and easements

The purchase price less accumulated depreciation shall be the valuation. With respect to building and facilities etc., the calculation method used for the amount of depreciation shall be the straight-line method; provided, however, that if the Investment Corporation determines on the basis of justifiable grounds that its calculation method is not appropriate and also can reasonably determine that no issues will arise with respect to unitholder protection, the Investment Corporation may change its calculation method to a different one.

(2)	Trust beneficiary interests in real estate, real estate leasehold rights, land rights, or easements

Trust assets falling under the assets set forth in the preceding item shall be appraised in accordance with the preceding item. If the assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the share of the relevant trust beneficiary interests, and that amount shall be the valuation.

(3)	Trust beneficiary interests in cash for the purpose of investing assets in trust, primarily in real estate, real estate leasehold rights, land rights or easements

Trust assets falling in the category of Item (1) above, shall be appraised in accordance with the criteria contained in Item (1). If the trust assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the share of the relevant trust beneficiary interests, and that amount shall be the valuation.

(4)	Equity in tokumei-kumiai relating to real estate

Equity in tokumei-kumiai consisting of assets falling in the category of the preceding items above shall be appraised in accordance with the methods specified in each item. If the assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the equity in the relevant tokumei-kumiai share, and that amount shall be the valuation.

(5)	Beneficial interest in a money trust whose purpose is to invest the trust property mainly in Equity in tokumei-kumiai relating to real estate

Equity in tokumei-kumiai that are trust assets shall be appraised in accordance with the preceding item. If the trust assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the share of the relevant trust beneficiary interests, and that amount shall be the valuation.

(6)	Securities

If there is a market price for the relevant securities, such market price shall be used. The value of shares, etc. without market price shall be appraised at their original acquisition price.

(7)	Monetary claims

The value of monetary claims shall be appraised at the acquisition price less the amount of bad debt; provided, however, that in a case where the relevant monetary claims were obtained at a lower price or higher price than the nominal claim amount, if the nature of difference between the acquisition price and the nominal claim amount is found to be due to adjustment of interest rate, the value of such claims shall be appraised using the amortized cost method less the amount of allowances for bad debt.

(8)	Rights relating to derivative transactions

①	Claims and liabilities due to transactions of derivatives shall be evaluated by the actual cash value thereof.

②	Notwithstanding the above, hedge accounting may be applied for transactions recognized as hedge transactions in accordance with generally accepted corporate accounting practices.

(9)	Beneficial interests of cash trusts

Depending on the assets to be invested, such beneficial interests shall be appraised using the valuation method for such assets as specified in the preceding items above and the following item. If the trust assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the share of the relevant trust beneficiary interests, and that amount shall be the valuation.

(10)	Other

In cases not provided for in the preceding items above, the valuation shall be the value calculated in accordance with the provisions of the Investment Trust Act or the valuation rules of the Investment Trusts Association or the value calculated in accordance with generally accepted corporate accounting practices.

2.	If an evaluation is made using a method different from the preceding Paragraph for the purpose of stating the value in the asset management reports, etc., the evaluation shall be made as follows.

(1)	Real estate, real estate leasehold rights, land rights, and easements

In principle, the price requested based on an appraisal etc. by a real estate appraiser.

(2)	Beneficial interest in a trust in which real estate, real estate leasehold rights, land rights, or easements are entrusted, and Equity in tokumei-kumiai relating to real estate

In the case where the constituent assets of the trust property or Equity in tokumei-kumiai consisting of assets falling in the category of the preceding items above shall be appraised in accordance with the methods specified in the preceding item. If the assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the share of the relevant trust beneficiary interests or the amount in proportion to the equity in the relevant tokumei-kumiai share, and that amount shall be the valuation.

3.

The reference dates for valuation of the Investment Corporation’s assets shall be the Settlement Dates specified in Article 34; provided, however, that with respect to assets specified in Paragraphs 3 and 4 of “Types, Purposes and Scope of Specified Assets Targeted for Asset Management” in Attachment 1 that can be valuated using the value on the basis of a market price, the reference dates will be the last day of each month.

Attachment 3

Asset Management Fees Payable to the Asset Management Company

The asset management fees that the Investment Corporation pays to the Asset Management Company for the management of assets comprise Asset Management Fees I, II and III, Acquisition Fees, Disposition Fees and Merger Fees. The actual amount or calculation method, and date of payment of the aforementioned fees shall be as follows. The Investment Corporation shall transfer the amount of the aforementioned fees (including consumption tax and local consumption tax) to the account specified by the Asset Management Company.

(1)	Asset Management Fee I

The Asset Management Fee I shall be the amount arrived at when the amount of total assets is multiplied by 0.13% (rounded down to the nearest one yen).

The payment date of the Asset Management Fee I shall be within the relevant fiscal period.

(2)	Asset Management Fee II

The Asset Management Fee II shall be obtained by multiplying the distributions per unit before the deduction of Asset Management Fees II and III by 23,000 (rounded down to the nearest one yen).

The payment date of the Asset Management Fee II shall be within one month from the date when the Board of Directors approved the financial statements, etc. for the relevant fiscal period.

(3)	Asset Management Fee III

The Asset Management Fee III shall be obtained by subtracting (ii) simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods from (i) the distributions per unit before the deduction of Asset Management Fees II and III, and multiplying by (iii) the number of outstanding investment units for the relevant fiscal period, and then multiplying by (iv) 10.0% (rounded down to the nearest one yen); provided, however, that if the amount calculated by subtracting (ii) simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods from (i) the distributions per unit before the deduction of Asset Management Fees II and III does not exceed zero, the Asset Management Fee III shall be zero.

The payment date of the Asset Management Fee III shall be within one month from the date when the Board of Directors approved the financial statements, etc. for the relevant fiscal period.

(4)	Acquisition Fee

If the Investment Corporation acquires any Specified Assets, the amount of Acquisition Fee payable shall be the acquisition value (excluding consumption tax and local consumption tax and any acquisition-related costs) multiplied by 1.0% (rounded down to the nearest one yen).

The payment date of the Acquisition Fee shall be within one month from the date of acquisition of the relevant assets by the Investment Corporation.

(5)	Disposition Fee

If the Investment Corporation disposes of any Specified Assets during a fiscal period, and the final gain on sale is realized during the relevant fiscal period as a result thereof, the amount of Disposition Fee payable in respect of the relevant fiscal period shall be the final gain on sale multiplied by 10.0% (rounded down to the nearest one yen). If no final gain on sale is realized during the relevant fiscal period, the Disposition Fee shall be zero.The Disposition Fee shall be paid within one month from the approval of the Board of Directors for the financial statements, etc. of the relevant fiscal period.

(6)	Merger Fee

In the event that the Investment Corporation merges with another investment corporation, and the Asset Management Company surveys and appraises assets held by such other investment corporation and conducts other operations relating to the merger, and the merger takes effect, the amount of the Merger Fee shall be paid by multiplying the appraisal value of Real Estate-related Assets held by the other investment corporation at the effective date of the merger and a rate of up to 1.0% (rounded down to the nearest one yen).

The payment date of the Merger Fee shall be within three months from the effective date of merger.

(7)	Adjustment Provisions

①

When the Investment Corporation has acquired treasury investment units and holds treasury investment units that are not disposed of or are not retired at the Settlement Date pertaining to the fiscal period in which the Investment Corporation has acquired such treasury investment units, in calculating the distributions per unit before the deduction of Asset Management Fees II and III, the number of outstanding investment units for the relevant Settlement Date shall be calculated as the number calculated by subtracting the treasury investment units held by the Investment Corporation.

②

When the Investment Corporation’s investment units have been split and the number of outstanding investment units has increased, in calculating the distributions per unit before the deduction of Asset Management Fees II and III on and after the effective date of such split of investment units, it shall be adjusted by multiplying by the split ratio.

③

When the Investment Corporation’s investment units have been split and the number of outstanding investment units has increased, in calculating the simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods on and after the effective date of such split of investment units, the distributions per unit before the deduction of Asset Management Fees II and III for each fiscal period shall be adjusted pursuant to the provisions of the above ② on the assumption that the investment unit spilt conducted during the most recent four fiscal periods including the fiscal period in which the effective date falls has come into effect on the first day of the first fiscal period of the relevant four fiscal periods.

④

When the rights offering was made and the number of outstanding investment units has increased, in calculating the distributions per unit before the deduction of Asset Management Fees II and III on and after the issue date related to such rights offering, it shall be adjusted by multiplying the ratio of allocation without contribution.

⑤

When the rights offering was made and the number of outstanding investment units has increased, in calculating the simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods on and after the issue date related to such rights offering, the distributions per unit before the deduction of Asset Management Fees II and III for each fiscal period shall be adjusted pursuant to the provisions of the above ④ on the assumption that the rights offering made during the most recent four fiscal periods including the fiscal period in which the issue date falls was made on the first day of the first fiscal period of the relevant four fiscal periods.

(8)	Meaning of Terms

The terms set forth below in this Attachment shall have the following meanings.

①

“Total assets” means total assets stated in the balance sheet (limited to that approved pursuant to the provisions of Article 131, Paragraph 2 of the Investment Trusts Act) for the Investment Corporation’s Settlement Date immediately prior to the first day of the fiscal period that is subject to Asset Management Fee I for each fiscal period.

②

“Distributions per unit before the deduction of Asset Management Fees II and III” means the amount calculated using the following formula for each of the Investment Corporation’s fiscal periods that is subject to Asset Management Fees II or III (rounded down to the nearest one yen):

<Formula>

Distributions per unit before the deduction of Asset Management Fees II and III = A/B

A:

When there is a loss carried forward, the amount calculated by subtracting the loss carried forward from net income for the period before the deduction of Asset Management Fees II and III for the relevant fiscal period

B:	The number of outstanding investment units at the Settlement Date for the relevant fiscal period

③

“Net income for the period before the deduction of Asset Management Fees II and III” means the net income for the period before taxes and before the deduction of Asset Management Fees II and III of each fiscal period of the Investment Corporation subject to Asset Management Fees II and III, as calculated pursuant to generally accepted corporate accounting practices (including consumption taxes that are not subject to deduction for the relevant fees).

④	“Financial statements, etc.” means the financial statements, etc. as provided under Article 129 of the Investment Trusts Act.

⑤

“Simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods” means the distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods including each of the Investment Corporation’s fiscal period that is subject to Asset Management Fee III simply averaged for each of the relevant fiscal periods.

⑥

“Date when the Investment Corporation acquired the relevant assets” means the date when the transfer of rights such as transfer of proprietary ownership on Specified Assets that are subject to Acquisition Fee goes into effect.

⑦

“Final gain on sale” means the amount calculated by deducting (ii) from (i) below if, during the fiscal period in which the date of disposition of Specified Assets by the Investment Corporation occurred, (i) the total disposition value of the Specified Assets disposed of during the relevant fiscal period (excluding consumption tax and local consumption taxes and disposition-related costs) exceeds (ii) the total book value immediately prior to the effective date of the transfer of ownership and other rights of each of the Specified Assets that are disposed of during the relevant fiscal period.

⑧

“Split ratio” means, when the Investment Corporation’s investment units have been split and the number of investment unit issued and outstanding s has increased, the ratio calculated by dividing the number of investment units issued and outstanding immediately after such split of investment units taking effect by the number of investment units issued and outstanding immediately prior such split of investment units taking effect.

⑨	“Rights offering” means an issuance of new investment units through exercise of new investment unit subscription rights related to allotment without contribution to unitholders.

⑩	“Ratio of allotment without contribution” means the ratio calculated using the following formula when the rights offering was made:

<Formula>

Ratio of allocation without contribution = A/B

A:

The number of investment units calculated by subtracting the number of investment units issued and outstanding at deemed market price from the number of investment units issued and outstanding immediately after such rights offering

B:	The number of investment units issued and outstanding immediately prior to such rights offering

⑪

“Number of investment units issued and outstanding at deemed market price” means, when the rights offering was made, the number of investment units calculated by multiplying the number of increased investment units by the ratio obtained by dividing the paid-in amount per unit at the time of exercise of investment unit subscription rights allocated without contribution through such rights offering by the market price per unit (or the ratio resolved at the Board of Directors;), rounded down to the nearest one unit.

⑫	“Number of increased investment units” means the number of investment units increased through rights offering when such rights offering was made.

⑬	“Merger” is a general term for consolidation type merger and absorption type merger.

Attachment 3

A Comparison Table of the Current Articles of Incorporation and the Proposed Amendments

(Underlined parts indicate the proposed amendments.)

Current Articles of Incorporation	Proposed Amendments
Article 1 (Corporate Name)	Article 1 (Corporate Name)

The Investment Corporation shall be named Kenedix Office Investment Corporation.	The Investment Corporation shall be named KDX Realty Investment Corporation.

Article 5 (Total Number of Issuable Investment Units)	Article 5 (Total Number of Issuable Investment Units)

1. The total number of issuable investment units of the Investment Corporation shall be 4 million units.	1. The total number of issuable investment units of the Investment Corporation shall be 20 million units.

2.~3. (Details Omitted)	2.~3. (No Change)

Article 9 (Convocation)	Article 9 (Convocation)

1. The General Meeting of Unitholders of the Investment Corporation shall be held more than once every two years in principle.	1. The General Meeting of Unitholders of the Investment Corporation shall be convened on July 1, 2025 or after such date without delay, and thereafter, on July 1 of every other year or after such date without delay.

(Newly Established)	2. In addition to the preceding Paragraph, the General Meeting of Unitholders shall be convened at any time as required by laws and regulations or otherwise necessary.

2. Unless otherwise provided by laws and regulations, and with the approval of the Board of Directors, when there is one executive director, said executive director shall convene the General Meeting of Unitholders. When there are two or more executive directors, the General Meeting of Unitholders shall be convened by a single executive director in accordance with the order predetermined by the Board of Directors.	3. Unless otherwise provided by laws and regulations, and with the approval of the Board of Directors, when there is one executive director, said executive director shall convene the General Meeting of Unitholders. When there are two or more executive directors, the General Meeting of Unitholders shall be convened by a single executive director in accordance with the order predetermined by the Board of Directors.

Current Articles of Incorporation	Proposed Amendments
(Newly Established)	4. When convening the General Meeting of Unitholders, the Investment Corporation shall take measures for electronic provision for the reference materials for the General Meeting of Unitholders and other information subject to the electronic provision measures.

(Newly Established)	5. The Investment Corporation may omit all or part of the matters for which the electronic provision measures are taken, which are stipulated in the Regulation for Enforcement of the Investment Trusts Act from the documents to be delivered to the unitholders who have requested the delivery by the record date for the voting rights.

3. In order to convene the General Meeting of Unitholders, the date of the General Meeting of Unitholders shall be announced by two months prior to the date of the General Meeting of Unitholders and each unitholder shall be notified in writing by two weeks prior to the date of said General Meeting of Unitholders.	6. In order to convene the General Meeting of Unitholders, the date of the General Meeting of Unitholders shall be announced by two months prior to the date of the General Meeting of Unitholders and each unitholder shall be notified in writing or by electromagnetic means as required by laws and regulations by two weeks prior to the date of said General Meeting of Unitholders. Provided, however, that such announcement shall not be required for the General Meeting of Unitholders to be held before the elapse of 25 months from the date of the immediately preceding General Meeting of Unitholders which was held pursuant to the provisions of Paragraph 1 above.

Article 15 (Deemed Approval)	Article 15 (Deemed Approval)

1. (Details Omitted)	1. (No Change)

Current Articles of Incorporation	Proposed Amendments
(Newly Established)	2. Notwithstanding the provisions of the preceding Paragraph, deemed approval in the provisions of the preceding Paragraph shall not apply to the resolutions on agenda items under Article 104, Paragraph 1 (Dismissal of Officers and Accounting Auditors), Article 140 (Revising the Articles of Incorporation) (limited to the formulation, revision or abolition of provisions concerning deemed approval), Article 143, item 3 (Dissolution), Article 205, Paragraph 2 (Consent to Cancellation of Entrustment Contracts for Asset Management) or Article 206, Paragraph 1 (Cancellation of Entrustment Contracts for Asset Management) of the Investment Trusts Act.

2. Unitholder votes that are deemed as having approved agenda items pursuant to the preceding Paragraph will be added to the votes cast by attending unitholders.	3. Unitholder votes that are deemed as having approved agenda items pursuant to the provisions of Paragraph 1 will be added to the votes cast by attending unitholders.

Article 20 (Directors’ Election and Term of Office)	Article 20 (Directors’ Election and Term of Office)

1. (Details Omitted)	1. (No Change)

2. The term of office of the Directors shall not exceed two years from the time of their election. However, the term of office of a Director elected to fill a vacancy or to increase the number of Directors shall be the same as the remaining term of the predecessor or the other incumbents.	2. The term of office of the Directors shall not exceed two years from the time of their election. Provided, however, this shall not preclude the shortening or extension of the term of office by a resolution of the General Meeting of Unitholders to the extent prescribed by laws and regulations. In addition, the term of office of a Director elected to fill a vacancy or to increase the number of Directors shall be the same as the remaining term of the predecessor or the other incumbents.

3. (Details Omitted)	3. (No Change)

Article 29 (Basis of the Accounting Auditor’s Compensation)	Article 29 (Basis of the Accounting Auditor’s Compensation)

Current Articles of Incorporation	Proposed Amendments
The compensation of the accounting auditor shall not exceed 15 million yen for each fiscal period that is subject to audit and shall be an amount approved by the Board of Directors. The compensation shall be paid no later than the last day of the month following the month including receiving date of all audit reports required by the Investment Trusts Act and other laws and regulations for the relevant fiscal period.	The compensation of the accounting auditor shall not exceed 30 million yen for each fiscal period that is subject to audit and shall be an amount approved by the Board of Directors. The compensation shall be paid no later than the last day of the month following the month including receiving date of all audit reports required by the Investment Trusts Act and other laws and regulations for the relevant fiscal period.

Article 33 (Debt Financing and Investment Corporation Bond Issue Limit)	Article 33 (Debt Financing and Investment Corporation Bond Issue Limit)

1.~3. (Details Omitted)	1.~3. (No Change)

4. The maximum amount of debt financing and issuance of investment corporation bonds shall be 1 trillion yen each, and the total amount thereof shall not exceed 1 trillion yen.	4. The maximum amount of debt financing and issuance of investment corporation bonds shall be 2 trillion yen each, and the total amount thereof shall not exceed 2 trillion yen.

Article 35 (Cash Distributions Policies)	Article 35 (Cash Distributions Policies)

The Investment Corporation shall, in principle, make distributions based on the following policies:	The Investment Corporation shall, in principle, make distributions based on the following policies:

(1)~(4) (Details Omitted)	(1)~(4) (No Change)

(5) Regulations of the Investment Trusts Association	(5) Regulations of the Investment Trusts Association

In addition to Items (1) through (4), the Investment Corporation shall comply with the regulations of the Investment Trusts Association and other rules and regulations when distributing cash.

In addition to Items (1) through (4), the Investment Corporation shall comply with the regulations of the Investment Trusts Association, and other rules and regulations when distributing cash.

[Note] Due to a minor amendment in Japanese, there is no effect in English.

(Newly Established)	Article 39 (Effect of Amendments of the Articles of Incorporation)

Current Articles of Incorporation	Proposed Amendments
The amendments to the Articles of Incorporation pertaining to
Articles 1, 5, 29 and 33, the “Investment Policies” in Exhibit 1,
and Exhibit 3 shall take effect on the effective date of the absorption-type merger pursuant to the merger agreement dated
June 13, 2023 between the Investment Corporation, Kenedix
Residential Next Investment Corporation and Kenedix Retail
REIT Corporation, in which the Investment Corporation shall be the surviving corporation, and Kenedix Residential Next
Investment Corporation and Kenedix Retail REIT Corporation
shall be the dissolving corporations. Such amendments shall be subject to the merger taking effective. This Paragraph shall be deleted after the amendments to the Articles of Incorporation will take effect pursuant to this Paragraph.

Attachment 1 Asset Management Target and Policies	Attachment 1 Asset Management Target and Policies

Investment Policies	Investment Policies

1.When the Investment Corporation invests in Real Estate-related
Assets (as defined in Paragraph 4 under the subheading “Types,
Purposes and Scope of Specified Assets Targeted for Asset
Management” below; the same shall apply hereafter), real estates serving as the main body of Real Estate-related Assets and real estate backing such assets shall be primarily used for office buildings. Targeted investment areas shall primarily be the Tokyo
Metropolitan Area (refers to principal urban areas in Tokyo,
Kanagawa, Saitama and Chiba Prefectures) and Other Regional
Areas (refers to major urban cities throughout local regions,
including government-designated cities).	1.When the Investment Corporation invests in Real Estate-
related Assets (as defined in Paragraph 4 under the subheading
“Types, Purposes and Scope of Specified Assets Targeted for
Asset Management” below; the same shall apply hereafter), the real estates serving as the main body of Real Estate-related
Assets and real estate backing such assets shall be used for various purposes such as office buildings, residential properties, retail facilities, healthcare facilities, logistics facilities, hotels and others without limiting the use. The targeted investment area shall be in Japan.

2.~3. (Details Omitted)	2.~3. (No Change)

Current Articles of Incorporation	Proposed Amendments
Types, Purposes and Scope of Specified Assets Targeted for Asset Management	Types, Purposes and Scope of Specified Assets Targeted for Asset Management

1.~3. (Details Omitted)	1.~3. (No Change)

4. In addition to the Real Estate Equivalents and Securities Backed by Real Estate (These assets and Real Estate, etc. shall hereafter be collectively referred to as “Real Estate-related Assets.”) detailed in the preceding two paragraphs, the Investment Corporation shall also be able to invest in the Specified Assets listed in the following items:	4. In addition to the Real Estate Equivalents and Securities Backed by Real Estate (These assets and Real Estate, etc. shall hereafter be collectively referred to as “Real Estate-related Assets.”) detailed in the preceding two paragraphs, the Investment Corporation shall also be able to invest in the Specified Assets listed in the following items:

(1)~(8) (Details Omitted)	(1)~(8) (No Change)

(Newly Established)	(9) Rights pursuant to the investment limited partnership agreements stipulated in Article 3, Paragraph 1 of the Limited Partnership Act for Investment (Act No. 90 of 1998, as amended) (“LPS Equity Interest”)

5. (Details Omitted)	5. (No Change)

Investment Limitations	Investment Limitations

1. The Investment Corporation shall invest in the securities and monetary claims listed in Paragraph 4 of “Types, Purposes and Scope of Specified Assets Targeted for Asset Management” above with an emphasis on safety and liquidity, and shall not invest solely for the purpose of actively acquiring investment profits.	1. The Investment Corporation shall invest in the securities (excluding LPS Equity Interest) and monetary claims listed in Paragraph 4 of “Types, Purposes and Scope of Specified Assets Targeted for Asset Management” above with an emphasis on safety and liquidity, and shall not invest solely for the purpose of actively acquiring investment profits.

2.~4. (Details Omitted)	2.~4. (No Change)

Purposes and Scope of Lease of Incorporated Assets	Purposes and Scope of Lease of Incorporated Assets

(Details Omitted)	(No Change)

Attachment 2	Attachment 2

Method, Standard and Reference Date for Asset Evaluation	Method, Standard and Reference Date for Asset Evaluation

Current Articles of Incorporation	Proposed Amendments
1. The method and standard for asset evaluation of the Investment Corporation shall be set out for each type of investment assets, as follows:	1. The method and standard for asset evaluation of the Investment Corporation shall be set out for each type of investment assets, as follows:

(1)~(3) (Details Omitted)	(1)~(3) (No Change)

(4) Equity in tokumei-kumiai relating to real estate

Equity in tokumei-kumiai consisting of assets falling in the category of the preceding items above shall be appraised in accordance with the methods specified in each item. If the assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the equity in the relevant tokumei-kumiai share, and that amount shall be the valuation.

(4) Equity in tokumei-kumiai relating to real estate and LPS Equity Interest

Equity in tokumei-kumiai or LPS Equity Interest consisting of assets falling in the category of the preceding items above shall be appraised in accordance with the methods specified in each item. If the assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the equity in the relevant tokumei-kumiai share or the amount in proportion to the equity in the relevant LPS Equity Interest share, and that amount shall be the valuation.

(5) Beneficial interest in a money trust whose purpose is to invest the trust property mainly in Equity in tokumei-kumiai relating to real estate

Equity in tokumei-kumiai that are trust assets shall be appraised in accordance with the preceding item. If the trust assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the share of the relevant trust beneficiary interests, and that amount shall be the valuation.

(5) Beneficial interest in a money trust whose purpose is to invest the trust property mainly in Equity in tokumei-kumiai relating to real estate or LPS Equity Interest

Equity in tokumei-kumiai or LPS Equity Interest that are trust assets shall be appraised in accordance with the preceding item. If the trust assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the share of the relevant trust beneficiary interests, and that amount shall be the valuation.

(6)~(10) (Details Omitted)	(6)~(10) (No Change)

2. If an evaluation is made using a method different from the preceding Paragraph for the purpose of stating the value in the asset management reports, etc., the evaluation shall be made as follows.	2. If an evaluation is made using a method different from the preceding Paragraph for the purpose of stating the value in the asset management reports, etc., the evaluation shall be made as follows.

Current Articles of Incorporation	Proposed Amendments
(1) (Details Omitted)	(1) (No Change)

(2) Beneficial interest in a trust in which real estate, real estate leasehold rights, land rights, or easements are entrusted, and Equity in tokumei-kumiai relating to real estate

In the case where the constituent assets of the trust property or Equity in tokumei-kumiai consisting of assets falling in the category of the preceding items above shall be appraised in accordance with the methods specified in the preceding item. If the assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the share of the relevant trust beneficiary interests or the amount in proportion to the equity in the relevant tokumei-kumiai share, and that amount shall be the valuation.

(2) Beneficial interest in a trust in which real estate, real estate leasehold rights, land rights or easements are entrusted, Equity in tokumei-kumiai relating to real estate, and LPS Equity Interest

In the case where the constituent assets of the trust property, Equity in tokumei-kumiai or LPS Equity Interest consisting of assets falling in the category of the preceding items above shall be appraised in accordance with the methods specified in the preceding item. If the assets are financial assets, they shall be evaluated based upon generally accepted corporate accounting practices. After these measures are taken, liabilities shall be deducted from the total value of these assets to calculate the amount in proportion to the share of the relevant trust beneficiary interests, the amount in proportion to the equity in the relevant tokumei-kumiai share or amount in proportion to the equity in the relevant LPS Equity Interest share, and that amount shall be the valuation.

Attachment 3	Attachment 3

Asset Management Fees Payable to the Asset Management Company	Asset Management Fees Payable to the Asset Management Company

The asset management fees that the Investment Corporation pays to the Asset Management Company for the management of assets comprise Asset Management Fees I, II and III, Acquisition Fees, Disposition Fees and Merger Fees. The actual amount or calculation method, and date of payment of the aforementioned fees shall be as follows. The Investment Corporation shall transfer the amount of the aforementioned fees (including consumption tax and local consumption tax) to the account specified by the Asset Management Company.	The asset management fees that the Investment Corporation pays to the Asset Management Company for the management of assets comprise Asset Management Fees I and II, ESG Performance-Linked Fees, Investment Unit Performance Fees, Acquisition Fees, Disposition Fees and Merger Fees. The actual amount or calculation method, and date of payment of the aforementioned fees shall be as follows. The Investment Corporation shall transfer the amount of the aforementioned fees (including consumption tax and local consumption tax) to the account specified by the Asset Management Company.

Current Articles of Incorporation	Proposed Amendments
(1) Asset Management Fee I	(1) Asset Management Fee I

The Asset Management Fee I shall be the amount arrived at when the amount of total assets is multiplied by 0.13% (rounded down to the nearest one yen).

The payment date of the Asset Management Fee I shall be within the relevant fiscal period.

The Asset Management Fee I shall be the amount arrived at when the amount of total assets is multiplied by 0.12% (rounded down to the nearest one yen).

The payment date of the Asset Management Fee I shall be within the relevant fiscal period.

(2) Asset Management Fee II

The Asset Management Fee II shall be obtained by multiplying the distributions per unit before the deduction of Asset Management Fees II and III by 23,000 (rounded down to the nearest one yen).

The payment date of the Asset Management Fee II shall be within one month from the date when the Board of Directors approved the financial statements, etc. for the relevant fiscal period.

(2) Asset Management Fee II

The Asset Management Fee II shall be obtained by multiplying (i) the distributable amount after the deduction of gain on sale calculated for each Settlement Date by (ii) earnings per unit after the deduction of gain on sale and (iii) 0.002% (rounded down to the nearest one yen).

The payment date of the Asset Management Fee II shall be within one month from the date when the Board of Directors approved the financial statements, etc. for the relevant fiscal period.

Current Articles of Incorporation	Proposed Amendments

(3) Asset Management Fee III

The Asset Management Fee III shall be obtained by subtracting (ii) simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods from (i) the distributions per unit before the deduction of Asset Management Fees II and III, and multiplying by (iii) the number of outstanding investment units for the relevant fiscal period, and then multiplying by (iv) 10.0% (rounded down to the nearest one yen); provided, however, that if the amount calculated by subtracting (ii) simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods from (i) the distributions per unit before the deduction of Asset Management Fees II and III does not exceed zero, the Asset Management Fee III shall be zero.

The payment date of the Asset Management Fee III shall be within one month from the date when the Board of Directors approved the financial statements, etc. for the relevant fiscal period.

(Deleted)
(Newly Established)	(3) ESG Performance-Linked Fee

Current Articles of Incorporation	Proposed Amendments

The ESG Performance-Linked Fee shall be obtained by multiplying the amount of total assets by a multiplying factor determined based on the table below and 0.004% (rounded down to the nearest one yen). Provided, however, that if a multiplying factor cannot be obtained because the assessment is not carried out or the assessment criteria, etc. is changed at the discretion of the assessment organization, the multiplying factor shall be 1.0. On the other hand, if the multiplying factor cannot be obtained due to the circumstance of the Investment Corporation such as not participating in the assessment, the multiplying factor shall be 0.8. Even if the GRESB Real Estate Assessment is abolished, if there are indicators that can be objectively judged as replacement, including the case where the name of the assessment is only changed, the multiplying factor shall be determined using such indicators, and if there are not such indicators, the multiplying factor shall be 1.0 in the calculation for the time being.

The payment date of the ESG Performance-Linked Fee shall be within the relevant fiscal period.

GRESB Real Estate Assessment	«	« «	« « «	« « « «	« « « « «
Multiplying Factor	0.8	0.9	1.0	1.1	1.2

* The multiplying factor is determined based on the GRESB Real Estate Assessment on the Settlement Date of the immediately preceding fiscal period.

Current Articles of Incorporation	Proposed Amendments
(Newly Established)

(4) Investment Unit Performance Fee

The Investment Unit Performance Fee shall be an amount calculated for each Settlement Date in accordance with the following formula (rounded down to the nearest one yen).

The payment date of the Investment Unit Performance Fee shall be within the relevant fiscal period.

<Formula>

total assets x (1+ excess return on investment units of the Investment Corporation) x 0.001% Provided, however, that with respect to the Investment Unit Performance Fee for the fiscal period that includes the effective date of the absorption-type merger pursuant to the merger agreement dated June 13, 2023 between the Investment Corporation, Kenedix Residential Next Investment Corporation and Kenedix Retail REIT Corporation, in which the Investment Corporation shall be the surviving corporation, and Kenedix Residential Next Investment Corporation and Kenedix Retail REIT Corporation shall be the dissolving corporations (the “Merger”), 0 shall be multiplied in lieu of 0.001%.

(4) Acquisition Fee	(5) Acquisition Fee

(Details Omitted)	(No Change)

(5) Disposition Fee	(6) Disposition Fee

(Details Omitted)	(No Change)

(6) Merger Fee	(7) Merger Fee

(Details Omitted)	(No Change)

(7) Adjustment Provisions	(8) Adjustment Provisions

Current Articles of Incorporation	Proposed Amendments
① When the Investment Corporation has acquired treasury investment units and holds treasury investment units that are not disposed of or are not retired at the Settlement Date pertaining to the fiscal period in which the Investment Corporation has acquired such treasury investment units, in calculating the distributions per unit before the deduction of Asset Management Fees II and III, the number of outstanding investment units for the relevant Settlement Date shall be calculated as the number calculated by subtracting the treasury investment units held by the Investment Corporation.	① When the Investment Corporation has acquired treasury investment units and holds treasury investment units that are not disposed of or are not retired at the Settlement Date pertaining to the fiscal period in which the Investment Corporation has acquired such treasury investment units, in calculating the earnings per unit after the deduction of gain on sale, the number of outstanding investment units for the relevant Settlement Date shall be calculated as the number calculated by subtracting the treasury investment units held by the Investment Corporation.

② When the Investment Corporation’s investment units have been split and the number of outstanding investment units has increased, in calculating the distributions per unit before the deduction of Asset Management Fees II and III on and after the effective date of such split of investment units, it shall be adjusted by multiplying by the split ratio.	②When the Investment Corporation’s investment units have been split and the number of outstanding investment units has increased, in calculating the earnings per unit after the deduction of gain on sale on and after the effective date of such split of investment units, it shall be adjusted by multiplying by the split ratio.

③ When the Investment Corporation’s investment units have been split and the number of outstanding investment units has increased, in calculating the simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods on and after the effective date of such split of investment units, the distributions per unit before the deduction of Asset Management Fees II and III for each fiscal period shall be adjusted pursuant to the provisions of the above ② on the assumption that the investment unit spilt conducted during the most recent four fiscal periods including the fiscal period in which the effective date falls has come into effect on the first day of the first fiscal period of the relevant four fiscal periods.	(Deleted)

Current Articles of Incorporation	Proposed Amendments
④ When the rights offering was made and the number of outstanding investment units has increased, in calculating the distributions per unit before the deduction of Asset Management Fees II and III on and after the issue date related to such rights offering, it shall be adjusted by multiplying the ratio of allocation without contribution.	③ When the rights offering was made and the number of outstanding investment units has increased, in calculating the earnings per unit after the deduction of gain on sale on and after the issue date related to such rights offering, it shall be adjusted by multiplying the ratio of allocation without contribution.

(Newly Established)	④ When the split of the investment units of the Investment Corporation was made and the number of outstanding investment units has increased, in calculating the excess return on the investment units of the Investment Corporation on and after the effective date of the split of the investment units, the final price at the time on and after the effective date of the split shall be adjusted by multiplying the split ratio.

⑤ When the rights offering was made and the number of outstanding investment units has increased, in calculating the simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods on and after the issue date related to such rights offering, the distributions per unit before the deduction of Asset Management Fees II and III for each fiscal period shall be adjusted pursuant to the provisions of the above ④ on the assumption that the rights offering made during the most recent four fiscal periods including the fiscal period in which the issue date falls was made on the first day of the first fiscal period of the relevant four fiscal periods.	⑤ When the rights offering was made and the number of outstanding investment units has increased, in calculating the excess return on the investment units of the Investment Corporation on and after the issue date related to such rights offering, the final price at the time after the rights offering shall be adjusted by multiplying the ratio of allocation without contribution.

Current Articles of Incorporation	Proposed Amendments
(Newly Established)	⑥ When the specific fiscal period of the Investment Corporation exceeds or falls short of 6 months due to a change in the fiscal period set forth in Article 34 or for any other reason, (i) the Asset Management Fee I, ESG Performance—Linked Fee and Investment Unit Performance Fee shall be calculated on an annual basis of 0.24%, 0.008% and 0.002%, respectively, with an adjustment to be calculated on a daily basis based on the actual number of days in the relevant fiscal period with 365 days per year (rounded down to the nearest one yen), and (ii) the earnings per unit after the deduction of gain on sale in the Asset Management Fee II shall be calculated by adjusting it to the amount reasonably calculated as earnings per unit after the deduction of gain on sale on the assumption that the relevant fiscal period is six months, based on the actual number of days in the fiscal period.

(8) Meaning of Terms	(9) Meaning of Terms

Current Articles of Incorporation	Proposed Amendments
① “Total assets” means total assets stated in the balance sheet (limited to that approved pursuant to the provisions of Article 131, Paragraph 2 of the Investment Trusts Act) for the Investment Corporation’s Settlement Date immediately prior to the first day of the fiscal period that is subject to Asset Management Fee I for each fiscal period.	① “Total assets” means total assets (less an amount equal to unamortized positive goodwill) stated in the balance sheet (limited to that approved pursuant to the provisions of Article 131, Paragraph 2 of the Investment Trust Act; the same shall apply hereafter) for the Investment Corporation’s Settlement Date immediately prior to the first day of the fiscal period that is subject to Asset Management Fees for each fiscal period. Provided, however, that in relation to the calculation of the Asset Management Fee I for the fiscal period that includes the effective date of the Merger, it shall mean the total amount of assets stated in the balance sheet of the Investment Corporation for the Settlement Date immediately preceding the first day of the relevant fiscal period, plus the appraised value based on the appraisal by a real estate appraiser with the price as of October 31, 2023 for the real estate, etc. owned by Kenedix Residential Next Investment Corporation and Kenedix Retail REIT Corporation.

(Newly Established)	② “Distributable amount after the deduction of gain on sale” means the amount after compensating the amount of loss carried forward, if any, in the net income before tax (the amortization of goodwill shall be added and the gain on negative goodwill shall be excluded) before the deduction of the Asset Management Fee II (including non-deductible consumption taxes related to the Asset Management Fee II) after deduction of the final gain on sale for the relevant fiscal period, which is calculated for each fiscal period of the Investment Corporation subject to the Asset Management Fee II, in accordance with generally accepted corporate accounting practices.

Current Articles of Incorporation	Proposed Amendments

② “Distributions per unit before the deduction of Asset Management Fees II and III” means the amount calculated using the following formula for each of the Investment Corporation’s fiscal periods that is subject to Asset Management Fees II or III (rounded down to the nearest one yen):

<Formula>

Distributions per unit before the deduction of Asset Management Fees II and III = A/B

A: When there is a loss carried forward, the amount calculated by subtracting the loss carried forward from net income for the period before the deduction of Asset Management Fees II and III for the relevant fiscal period

B: The number of outstanding investment units at the Settlement Date for the relevant fiscal period

③ “Earnings per unit after the deduction of gain on sale” means the amount calculated using the following formula for each of the Investment Corporation’s fiscal periods that is subject to Asset Management Fee II (rounded down to the nearest one yen):

<Formula>

Earnings per unit after the deduction of gain on sale = A/B

A: Distributable amount after the deduction of gain on sale calculated for each Settlement Date

B: The number of outstanding investment units at the relevant Settlement Date

③ “Net income for the period before the deduction of Asset Management Fees II and III” means the net income for the period before taxes and before the deduction of Asset Management Fees II and III of each fiscal period of the Investment Corporation subject to Asset Management Fees II and III, as calculated pursuant to generally accepted corporate accounting practices (including consumption taxes that are not subject to deduction for the relevant fees).	(Deleted)

④ (Details Omitted)	④ (No Change)

⑤ “Simple average of distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods” means the distributions per unit before the deduction of Asset Management Fees II and III for the most recent four fiscal periods including each of the Investment Corporation’s fiscal period that is subject to Asset Management Fee III simply averaged for each of the relevant fiscal periods.	(Deleted)

Current Articles of Incorporation	Proposed Amendments
⑥ (Details Omitted)	⑤ (No Change)
⑦ (Details Omitted)	⑥ (No Change)
⑧ (Details Omitted)	⑦ (No Change)
⑨ (Details Omitted)	⑧ (No Change)
⑩ (Details Omitted)	⑨ (No Change)
⑪ (Details Omitted)	⑩ (No Change)
⑫ (Details Omitted)	⑪ (No Change)
⑬ (Details Omitted)	⑫ (No Change)

(Newly Established)

⑬ “Excess return on the investment units of the Investment Corporation” means the amount calculated in accordance with the following formula for each fiscal period of the Investment Corporation subject to the Investment Unit Performance Fee.

<Formula>

The excess return on the investment units of the Investment Corporation shall be A-B.

A: {(Number of additional investment units purchased through reinvestment of dividends for the fiscal period immediately preceding the first day of the relevant fiscal period of the Investment Corporation +1) x the final price (meaning the closing price, and if there is no closing price, the indicative price (the lowest ask price or the highest bid price published; if both are published, the middle rate of the two prices); hereafter the same shall apply in this ⑬) of the investment units on the last business day of the previous fiscal period / the final price of the investment units as of the last business day of the period before the previous fiscal period -1} x 100

B: {The final price of the TSE REIT Index including dividends (“TSE REIT Index (Including Dividends)”) published by Tokyo Stock Exchange, Inc. (“TSE”) on the last business day of the previous fiscal period / TSE REIT Index (Including Dividends) on the last business day of the period before the previous fiscal period -1} x 100

Current Articles of Incorporation	Proposed Amendments

Provided, however, that if the final price of the TSE REIT Index (Including Dividends) cannot be obtained due to reasons such as the fact that the TSE REIT Index (Including Dividends) is not published by TSE, the final price of the TSE REIT Index (Including Dividends) shall be calculated using the value calculated by the Investment Corporation in accordance with the calculation method of the TSE REIT Index (Including Dividends) published at the latest time of the relevant fiscal period.

(Newly Established)	⑭ “Final price” means the closing price or, if there is no closing price, the indicative price (the lowest ask price or the highest bid price published; if both are published, the middle rate of the two prices).

Attachment 4

Financial Statements

of

Kenedix Office Investment Corporation

Thirty-sixth Fiscal Period: For the period from November 1, 2022 to April 30, 2023

With Independent Auditor’s Report

Kenedix Office Investment Corporation

Balance Sheet

As of April 30, 2023

	As of April 30, 2023	As of October 31, 2022
	In thousands of yen
Assets
Current assets
Cash and deposits (Notes 3)	¥26,871,012	¥20,376,036
Cash and deposits in trust (Notes 3)	11,636,598	11,745,529
Operating accounts receivable	352,851	396,242
Prepaid expenses	74,513	112,649
Other	9,398	13,240

Total current assets	38,944,374	32,643,699

Non-current assets
Property, plant and equipment (Notes 4 and 18)
Buildings	17,314,188	19,208,618
Accumulated depreciation	(7,122,069)	(7,768,708)
Buildings, net	10,192,119	11,439,910
Structures	39,836	44,224
Accumulated depreciation	(23,007)	(22,699)
Structures, net	16,828	21,524
Machinery and equipment	463,508	464,676
Accumulated depreciation	(348,262)	(336,018)
Machinery and equipment, net	115,245	128,658
Tools, furniture and fixtures	102,389	106,355
Accumulated depreciation	(84,747)	(83,487)
Tools, furniture and fixtures, net	17,642	22,868
Land	27,918,010	30,128,905
Buildings in trust (Note 7)	131,523,808	130,699,106
Accumulated depreciation	(44,709,397)	(42,535,054)
Buildings in trust, net	86,814,411	88,164,051
Structures in trust	435,544	429,675
Accumulated depreciation	(248,540)	(235,561)
Structures in trust, net	187,004	194,114
Machinery and equipment in trust	2,245,231	2,123,432
Accumulated depreciation	(1,105,353)	(1,038,762)
Machinery and equipment in trust, net	1,139,878	1,084,669
Tools, furniture and fixtures in trust	766,142	748,177
Accumulated depreciation	(484,568)	(458,579)
Tools, furniture and fixtures in trust, net	281,574	289,597
Land in trust	305,091,543	305,091,543

Total property, plant and equipment, net	431,774,258	436,565,845

Intangible assets (Note 4)
Leasehold right (Note 18)	285,257	285,257
Leasehold right in trust (Note 18)	344,554	345,329
Other	39	57

Total intangible assets	629,852	630,644

Investments and other assets
Investment securities (Note 15)	1,136,228	1,138,413
Lease and guarantee deposits	10,000	10,000
Lease and guarantee deposits in trust	122,889	122,889
Long-term prepaid expenses	932,240	1,034,645
Other (Notes 10,15 and 16)	678,437	813,924

Total investments and other assets	2,879,795	3,119,872

Total non-current assets	435,283,905	440,316,362

Deferred assets
Investment corporation bond issuance costs	45,754	53,346

Total deferred assets	45,754	53,346

Total assets	¥474,274,035	¥473,013,408

KENEDIX Office Investment Corporation	- 72 -

	As of April 30, 2023	As of October 31, 2022
	In thousands of yen
Liabilities
Current liabilities
Operating accounts payable	¥1,527,774	¥1,737,357
Short-term loans payable (Notes 6)	300,000	300,000
Current portion of investment corporation bonds (Notes 6 and 15)	2,000,000	—
Current portion of long-term loans payable (Notes 6,15 and 16)	19,700,000	14,300,000
Accounts payable–other	801,842	559,553
Accrued expenses	106,022	101,839
Income taxes payable	1,509	831
Accrued consumption taxes	437,597	308,775
Advances received	2,874,538	2,774,028
Deposits received	16,180	4,987
Other	566	—

Total current liabilities	27,766,031	20,087,373

Non-current liabilities
Investment corporation bonds (Notes 6 and 15)	11,000,000	13,000,000
Long-term loans payable (Notes 6, 15 and 16)	181,950,000	187,350,000
Tenant leasehold and security deposits	2,196,875	2,284,874
Tenant leasehold and security deposits in trust	20,875,109	20,728,309
Other (Notes 15 and 16)	3,548	537

Total non-current liabilities	216,025,533	223,363,720

Total liabilities	243,791,565	243,451,094

Net Assets (Note 11)
Unitholders’ equity
Unitholders’ capital	220,970,508	220,970,508
Deduction from unitholders’ capital	(2,999,551)	(2,999,551)

Unitholders’ capital, net	217,970,957	217,970,957

Surplus
Voluntary retained earnings Reserve for reduction entry	4,630,856	4,326,003

Total voluntary retained earnings	4,630,856	4,326,003

Unappropriated retained earnings	7,206,005	6,451,096

Total surplus	11,836,861	10,777,100

Total unitholders’ equity	229,807,819	228,748,057

Valuation and translation adjustments Deferred gains or losses on hedges (Notes 15 and 16)	674,650	814,256

Total valuation and translation adjustments	674,650	814,256

Total net assets (Note 11)	230,482,469	229,562,314

Total liabilities and net assets	¥474,274,035	¥473,013,408

See accompanying notes to the financial statements.

Kenedix Office Investment Corporation

Statement of Income and Retained Earnings

For the period from November 1, 2022 to April 30, 2023

	From November 1, 2022 to April 30, 2023	From May 1, 2022 to October 31, 2022
	In thousands of yen
Operating revenues
Rent revenue – real estate (Note 13)	¥13,896,892	¥13,841,688
Other lease business revenue (Note 13)	2,176,002	2,119,236
Gain on sale of real estate properties (Note 13)	1,168,433	240,982
Dividends income	49,385	64,462

Total operating revenues	17,290,713	16,266,370

Operating expenses
Expenses related to rent business (Note 13)	7,793,647	7,707,795
Asset management fees	1,117,455	976,930
Directors’ compensation	6,300	6,300
Asset custody fees	24,075	23,870
Administrative service fees	61,419	59,530
Audit fees	13,200	12,800
Other operating expenses	116,749	99,583

Total operating expenses	9,132,847	8,886,810

Operating income	8,157,866	7,379,560

Non-operating income
Interest income	45	45
Gain on forfeiture of unclaimed dividends	271	383
Interest on refund	2	525

Total non-operating income	319	954

Non-operating expenses
Interest expenses	725,038	732,865
Interest expenses on investment corporation bonds	35,691	35,987
Financing-related expenses	131,494	139,175
Amortization of investment corporation bond issuance costs	7,592	7,659
Other non-operating expenses	49,566	12,386

Total non-operating expenses	949,384	928,074

Ordinary income	7,208,802	6,452,439

Income before income taxes	7,208,802	6,452,439

Income taxes (Note 10)
Current	3,154	1,349
Deferred	(140)	(6)

Total income taxes	3,014	1,343

Net income	7,205,788	6,451,096

Retained earnings brought forward	217	—

Unappropriated retained earnings	¥7,206,005	¥6,451,096

See accompanying notes to the financial statements.

KENEDIX Office Investment Corporation	- 74 -

Kenedix Office Investment Corporation

Statement of Changes in Net Assets

For the period from November 1, 2022 to April 30, 2023

	Unitholders’ equity (Note 5)
	Unitholders’ capital			Surplus
				Voluntary retained earnings
	Unitholders’ capital	Deduction from unitholders’ capital (Note 11)	Unitholders’ capital, net	Reserve for reduction entry	Unappropriated retained earnings (Note 21)	Total surplus
	In thousands of yen
Balance as of April 30, 2022	¥220,970,508	¥—	¥220,970,508	¥3,828,434	¥6,496,709	¥10,325,143

Changes during the fiscal period
Provision of reserve for reduction entry	—	—	—	497,569	(497,569)	—
Dividends of surplus	—	—	—	—	(5,999,140)	(5,999,140)
Net income	—	—	—	—	6,451,096	6,451,096
Purchase of treasury investment units	—	—	—	—	—	—
Cancellation of treasury investment units	—	(2,999,551)	(2,999,551)	—	—	—
Net changes of items other than unitholders’ equity	—	—	—	—	—	—

Total changes during the fiscal period	—	(2,999,551)	(2,999,551)	497,569	(45,612)	451,956

Balance as of October 31, 2022	¥220,970,508	¥(2,999,551)	¥217,970,957	¥4,326,003	¥6,451,096	¥10,777,100

Changes during the fiscal period
Provision of reserve for reduction entry	—	—	—	304,852	(304,852)	—
Dividends of surplus	—	—	—	—	(6,146,026)	(6,146,026)
Net income	—	—	—	—	7,205,788	7,205,788
Net changes of items other than unitholders’ equity	—	—	—	—	—	—

Total changes during the fiscal period	—	—	—	304,852	754,908	1,059,761

Balance as of April 30, 2023	¥220,970,508	¥(2,999,551)	¥217,970,957	¥4,630,856	¥7,206,005	¥11,836,861

	Unitholders’ equity (Note 5)		Valuation and translation adjustments
	Own investment units (Note 11)	Total unitholders’ equity	Deferred gains or losses on hedges	Total net assets
	In thousands of yen
Balance as of April 30, 2022	¥—	¥231,295,652	¥468,158	¥231,763,810

Changes during the fiscal period
Provision of reserve for reduction entry	—	—	—	—
Dividends of surplus	—	(5,999,140)	—	(5,999,140)
Net income	—	6,451,096	—	6,451,096
Purchase of treasury investment units	(2,999,551)	(2,999,551)	—	(2,999,551)
Cancellation of treasury investment units	2,999,551	—	—	—
Net changes of items other than unitholders’ equity	—	—	346,097	346,097

Total changes during the fiscal period	—	(2,547,594)	346,097	(2,201,496)

Balance as of October 31, 2022	¥—	¥228,748,057	¥814,256	¥229,562,314

Changes during the fiscal period
Provision of reserve for reduction entry	—	—	—	—
Dividends of surplus	—	(6,146,026)	—	(6,146,026)
Net income	—	7,205,788	—	7,205,788
Net changes of items other than unitholders’ equity	—	—	(139,605)	(139,605)

Total changes during the fiscal period	—	1,059,761	(139,605)	920,155

Balance as of April 30, 2023	¥—	¥229,807,819	¥674,650	¥230,482,469

See accompanying notes to the financial statements.

KENEDIX Office Investment Corporation	- 76 -

Kenedix Office Investment Corporation

Statement of Cash Flows

For the period from November 1, 2022 to April 30, 2023

	From November 1, 2022 to April 30, 2023	From May 1, 2022 to October 31, 2022
	In thousands of yen
Cash flows from operating activities
Income before income taxes	¥7,208,802	¥6,452,439
Depreciation	2,617,548	2,631,665
Amortization of long-term prepaid expenses	119,860	117,004
Interest income	(45)	(45)
Interest expenses	760,730	768,853
Amortization of investment corporation bond issuance costs	7,592	7,659
Decrease (increase) in operating accounts receivable	43,391	(116,515)
Decrease (increase) in prepaid expenses	38,136	(41,429)
Increase (decrease) in operating accounts payable	(209,465)	205,756
Increase (decrease) in accounts payable–other	242,170	(19,922)
Increase (decrease) in accrued consumption taxes	128,821	89,892
Increase (decrease) in advances received	100,510	(71,540)
Increase (decrease) in deposits received	11,192	(2,211)
Decrease in property, plant and equipment in trust due to sale	—	1,350,357
Decrease in property, plant and equipment due to sale	3,189,768	—
Decrease (increase) in long-term prepaid expenses	(17,456)	(107,663)
Other, net	(19,499)	(11,589)

Subtotal	14,222,057	11,252,712

Interest income received	45	45
Interest expenses paid	(756,547)	(755,906)
Income taxes paid	(837)	(801)

Net cash provided by (used in) operating activities	13,464,718	10,496,050

Cash flows from investing activities
Purchases of property, plant and equipment	(74,720)	(3,668,262)
Purchases of property, plant and equipment in trust	(746,370)	(11,021,726)
Repayments of tenant leasehold and security deposits	(191,634)	(30,007)
Proceeds from tenant leasehold and security deposits	121,410	172,628
Repayments of tenant leasehold and security deposits in trust	(697,843)	(551,922)
Proceeds from tenant leasehold and security deposits in trust	656,121	1,302,971
Payments of restricted deposits in trust	(2,513)	(31,536)
Proceeds from restricted deposits in trust	32,441	302,201

Net cash provided by (used in) investing activities	(903,109)	(13,525,653)

Cash flows from financing activities
Proceeds from short-term loans payable	—	7,800,000
Repayments of short-term loans payable	—	(16,100,000)
Proceeds from long-term loans payable	4,800,000	26,750,000
Repayments of long-term loans payable	(4,800,000)	(8,650,000)
Proceeds from issuance of investment corporation bonds	—	990,148
Redemption of investment corporation bonds	—	(1,000,000)
Purchase of treasury investment units	—	(3,000,300)
Dividends paid	(6,145,636)	(5,998,599)

Net cash provided by (used in) financing activities	(6,145,636)	791,248

Net increase (decrease) in cash and cash equivalents	6,415,972	(2,238,355)
Cash and cash equivalents at the beginning of period	30,917,994	33,156,349

Cash and cash equivalents at the end of period (Note 3)	¥37,333,966	¥30,917,994

See accompanying notes to the financial statements.

Kenedix Office Investment Corporation

Notes to the Financial Statements

For the period from November 1, 2022 to April 30, 2023

1. ORGANIZATION AND BASIS OF PRESENTATION

Organization

Kenedix Office Investment Corporation (“the Investment Corporation”) is a real estate investment corporation whose units are listed on the Tokyo Stock Exchange. The Investment Corporation is engaged in the ownership and operation of selected mainly office buildings in Japan, with a focus on mid-sized office buildings in the Tokyo metropolitan area. The Investment Corporation was incorporated on May 6, 2005 as an investment corporation under the Law Concerning Investment Trusts and Investment Corporations of Japan, or “the Investment Trust Law.” On July 21, 2005, the Investment Corporation was listed on the Real Estate Investment Trust Market of the Tokyo Stock Exchange with a total of 75,400 investment units issued and outstanding (Securities Code: 8972). Subsequently, the Investment Corporation raised funds through eight public offerings. Pursuant to the Investment Trust Law, the Investment Corporation is externally managed by a registered asset management company, Kenedix Real Estate Fund Management, Inc. (“the Asset Management Company”), a subsidiary of Kenedix, Inc. (“Kenedix”). In concert with the Asset Management Company, the Investment Corporation strives to maximize cash distribution to investors by securing stable earnings and sustainable investment growth. To this end, the Investment Corporation adopts a dynamic and flexible investment stance that accurately reflects its environment and market trends, and endeavors to ensure a timely response to each and every opportunity.

During the period ended October 31, 2022, the Investment Corporation acquired two office building (Edobashi Building: Acquisition price 9,600 million yen, Shionogi Kobe Building: Acquisition price 3,450 million yen) and sold an office building (KDX Kiba Building: Acquisition price 1,580 million yen, Sale price 1,650 million yen ) .

During the period ended April 30, 2023, the Investment Corporation sold an office building (KDX Kawasaki-Ekimae Hon-cho Building: Acquisition price 3,760 million yen, Sale price 4,508 million yen ) .

At the end of the thirty-fifth fiscal period (fiscal period ended October 31, 2022), the Investment Corporation had total unitholders’ capital, net of ¥217,970 million with 424,215 investment units outstanding. At the end of thirty-sixth fiscal period (fiscal period ended April 30, 2023), the Investment Corporation had total unitholders’ capital, net of ¥217,970 million with 848,430 investment units outstanding. The Investment Corporation owned a portfolio of 98 properties (consisting of 97 office buildings and one other property) and 97 properties (consisting of 96 office buildings and one other property) with total acquisition prices of ¥457,076 million and ¥453,316 million at the end of the thirty-fifth and thirty-sixth fiscal periods, respectively. The occupancy ratios were approximately 97.8% and 98.4% at the end of the thirty-fifth and thirty-sixth fiscal periods, respectively.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the provisions set forth in the Investment Trust Act of Japan, the Financial Instruments and Exchange Law of Japan and related regulations, and in conformity with accounting principles and practices generally accepted in Japan (“Japanese GAAP”), which are different in certain respects as to the application and disclosure requirements of the International Financial Reporting Standards or accounting principles generally accepted in the United States of America.

The accompanying financial statements are basically a translation of the audited financial statements that were prepared for Japanese domestic purposes from the accounts and records maintained by the Investment Corporation and filed with the Kanto Local Finance Bureau of the Ministry of Finance as required by the Financial Instruments and Exchange Law. In preparing the accompanying financial statements, relevant notes have been added and certain reclassifications have been made to the financial statements issued domestically in order to present them in a form that is more familiar to readers outside Japan. The Investment Corporation’s fiscal period is a six-month period that ends at the end of April and the end of October each year. The Investment Corporation does not prepare consolidated financial statements because it has no subsidiaries.

KENEDIX Office Investment Corporation	- 78 -

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)	Securities

Non-marketable securities classified as other securities are carried at cost. Cost of securities sold is determined by the moving average method. Concerning silent partnership (tokumei kumiai, “TK”) interests, the method of incorporating the amount of equity equivalent to the portion that corresponds to the net gain or loss of the TK is adopted.

(B)	Property, Plant and Equipment (including trust assets)

Property, plant and equipment are stated at cost. Depreciation of property, plant and equipment is calculated on a straight-line basis over the estimated useful lives of the assets ranging as stated below:

	From November 1, 2022 to April 30, 2023	From May 1, 2022 to October 31, 2022
Buildings	2–49 years	2–49 years
Structures	2–45 years	2–45 years
Machinery and equipment	3–17 years	3–17 years
Tools, furniture and fixtures	3–20 years	3–20 years

(C)	Intangible Assets (including trust assets)

Intangible assets are amortized by the straight-line method.

Leasehold right: Fixed-term land leasehold is amortized over a contractual period of 48 years and 9 months under the straight-line method.

(D)	Long-term Prepaid Expenses

Long-term prepaid expenses are amortized by the straight-line method.

(E)	Investment Unit Issuance Costs

Investment unit issuance costs are amortized over a period of three years under the straight-line method.

(F)	Investment Corporation Bond Issuance Costs

Investment corporation bond issuance costs are amortized over a maturity period under the straight-line method.

(G)	Accounting Treatment of Trust Beneficiary Interests in Real Estate

For trust beneficiary interests in real estate, which are commonly utilized in the ownership of commercial properties in Japan, all assets and liabilities in trust are recorded in the relevant balance sheets and statements of income and retained earnings.

(H)	Revenue Recognition

Operating revenues consist of rental revenues including base rents, common area charges and other operating revenues, which include utility charge reimbursement, parking space rental revenues and other miscellaneous revenues. Rental revenues are generally recognized on an accrual basis over the life of each lease. Utility charge reimbursements are recognized when earned and their amounts can be reasonably estimated. Reimbursements from tenants including utility charge reimbursements are recorded on a gross basis and such amounts are recorded both as revenues and expenses during the fiscal period.

(I)	Taxes on Property, Plant and Equipment

Property-related taxes including property taxes, city planning taxes and depreciable property taxes are imposed on properties on a calendar year basis. These taxes are generally charged to operating expenses for the period, for the portion of such taxes corresponding to the said period. Under Japanese tax rules, the seller of property at the time of disposal is liable for these taxes on the property from the date of disposal to the end of the calendar year in which the property is disposed. The seller, however, is generally reimbursed by the purchaser for these accrued property-related tax liabilities.

When the Investment Corporation purchases properties, it typically allocates the portion of the property-related taxes related to the period following the purchase date of each property through the end of the calendar year. The amounts of those allocated portions of the property-related taxes are capitalized as part of the acquisition costs of the related properties. Capitalized property-related taxes amounted to ¥28,034 thousand as of October 31, 2022. There were no capitalized property-related taxes as of April 30, 2023. In subsequent calendar years, such property-related taxes are charged as operating expenses in the fiscal period to which the installments of such taxes correspond.

(J)	Accounting for revenues

The main content of the performance obligation regarding the revenue from contracts with the customers of the Investment Corporation and the normal point of time when satisfying the said performance obligation (normal point of time when recognizing revenue) are as follows.

1.	Sale of real estate property

For the revenue from sale of real estate, etc., revenue is recorded when the buyer who is a customer gains control of the real estate by performing the obligation of handover stipulated in the contract for real estate sales.

2.	Utility charge reimbursements

For utility charge reimbursement, revenue is recorded in accordance with the supply of electricity, tap water, etc. to the lessee who is a customer based on the lease agreement of real estate, etc. and the content of agreement incidental to it.

Of the utility charge reimbursement, for those that are determined to fall under the category of an agent by the Investment Corporation, the net amount obtained by deducting the amount paid to other related parties supplying electricity, gas, etc. from the amount received as the fee of electricity, gas, etc. is recognized as revenue.

(K)	Income Taxes

Deferred tax assets and liabilities are computed based on the difference between the financial statements and income tax bases of assets and liabilities using the statutory tax rates.

(L)	Non-deductible consumption taxes

Non-deductible consumption taxes applicable to the acquisition of assets are included in the cost of acquisition for each asset .

(M)	Derivative Financial Instruments

The Investment Corporation utilizes interest-rate swap contracts as derivative financial instruments only for the purpose of hedging its exposure to changes in interest rates. The Investment Corporation deferred recognition of gains or losses resulting from changes in fair value of interest-rate swap contracts because these contracts met the criteria for deferral hedging accounting. However, the Investment Corporation adopted special treatment for interest-rate swap contracts if they met the criteria for hedging accounting under this treatment. The hedge effectiveness for the interest-rate swap contracts is assessed each fiscal period except for those that meet the criteria of special treatment.

(N)	Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, deposits placed with banks and short-term investments which are highly liquid, readily convertible to cash and with insignificant risk of market value fluctuation, with maturities of three months or less from the date of purchase.

KENEDIX Office Investment Corporation	- 80 -

(O)	Presentation of Amounts

Amounts of less than one thousand yen have been truncated in the Japanese financial statements prepared in accordance with Japanese GAAP and filed with regulatory authorities in Japan. Unless otherwise noted, amounts are rounded down and ratios are rounded off in the accompanying financial statements.

Totals shown in the accompanying financial statements do not necessarily agree with the sums of the individual amounts.

3. CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following as of April 30, 2023, and October 31, 2022.

	As of April 30, 2023	As of October 31, 2022
	In thousands of yen
Cash and deposits	¥26,871,012	¥20,376,036
Cash and deposits in trust	11,636,598	11,745,529
Restricted deposits in trust (Note)	(1,173,644)	(1,203,571)

Cash and cash equivalents in trust	¥37,333,966	¥30,917,994

Note: Restricted deposits in trust are retained for the repayment of tenant leasehold and security deposits in trust.

4. PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS

Property, plant and equipment and intangible assets consist of the following as of April 30, 2023.

		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Depreciation		Net balance at the end of period	Remarks
Type of asset						Accumulated depreciation	Depreciation for the period
		(in thousands of yen)
	Buildings	¥19,208,618	¥40,122	¥1,934,552	¥17,314,188	¥7,122,069	¥319,201	¥10,192,119	Note 1
Property, plant and equipment	Structures	44,224	—	4,387	39,836	23,007	1,175	16,828
	Machinery and equipment	464,676	1,848	3,017	463,508	348,262	13,230	115,245
	Tools, furniture and fixtures	106,355	400	4,366	102,389	84,747	3,248	17,642
	Land	30,128,905	2,230	2,213,125	27,918,010	—	—	27,918,010	Note 1

	Subtotal	49,952,781	44,601	4,159,449	45,837,933	7,578,087	336,855	38,259,846

	Buildings in trust	¥130,699,106	¥824,702	¥—	¥131,523,808	¥44,709,397	¥2,174,342	¥86,814,411
	Structures in trust	429,675	5,869	—	435,544	248,540	12,979	187,004
	Machinery and equipment in trust	2,123,432	121,799	—	2,245,231	1,105,353	66,590	1,139,878
	Tools, furniture and fixtures in trust	748,177	17,964	—	766,142	484,568	25,988	281,574
	Land in trust	305,091,543	—	—	305,091,543	—	—	305,091,543

	Subtotal	439,091,935	970,336	—	440,062,272	46,547,860	2,279,900	393,514,412

Total property, plant and equipment		489,044,717	1,014,937	4,159,449	485,900,205	54,125,947	2,616,756	431,774,258

Intangible assets	Leasehold right	¥290,050	¥—	¥—	¥290,050	¥4,792	¥—	¥285,257
	Leasehold right in trust	363,784	—	—	363,784	19,229	774	344,554
	Other	6,306	—	—	6,306	6,267	18	39

Total intangible assets		660,141	—	—	660,141	30,289	792	629,852

Total		¥489,704,858	¥1,014,937	¥4,159,449	¥486,560,346	¥54,156,236	¥2,617,548	¥432,404,110

Note1: The amount of decrease during the period is primarily attributable to the sales of real estate of 1 property.

Property, plant and equipment and intangible assets consist of the following as of October 31, 2022.

		Balance at the beginning of period	Increase during the period	Decrease during the period	Balance at the end of period	Depreciation		Net balance at the end of period	Remarks
Type of asset						Accumulated depreciation	Depreciation for the period
		(in thousands of yen)
	Buildings	¥18,127,176	¥1,081,442	¥—	¥19,208,618	¥7,768,708	¥319,139	¥11,439,910	Note 1
Property, plant and equipment	Structures	44,224	—	—	44,224	22,699	1,230	21,524
	Machinery and equipment	456,232	8,444	—	464,676	336,018	13,106	128,658
	Tools, furniture and fixtures	104,554	1,800	—	106,355	83,487	3,732	22,868
	Land	27,520,902	2,608,002	—	30,128,905	—	—	30,128,905	Note 1

	Subtotal	46,253,090	3,699,690	—	49,952,781	8,210,912	337,209	41,741,868

	Buildings in trust	¥130,362,510	¥1,255,991	¥919,395	¥130,699,106	¥42,535,054	¥2,187,286	¥88,164,051	Notes 1 and 2
	Structures in trust	429,795	3,631	3,751	429,675	235,561	13,719	194,114
	Machinery and equipment in trust	2,075,571	60,065	12,205	2,123,432	1,038,762	65,810	1,084,669
	Tools, furniture and fixtures in trust	739,174	12,360	3,356	748,177	458,579	26,845	289,597
	Land in trust	296,760,716	9,180,430	849,602	305,091,543	—	—	305,091,543	Notes 1 and 2
	Construction in progress in trust	800	—	800	—	—	—	—

	Subtotal	430,368,567	10,512,479	1,789,110	439,091,935	44,267,959	2,293,663	394,823,976

Total property, plant and equipment		476,621,658	14,212,169	1,789,110	489,044,717	52,478,872	2,630,872	436,565,845

Intangible assets	Leasehold right	¥290,050	¥—	¥—	¥290,050	¥4,792	¥—	¥285,257
	Leasehold right in trust	363,784	—	—	363,784	18,455	774	345,329
	Other	6,306	—	—	6,306	6,248	18	57

Total intangible assets		660,141	—	—	660,141	29,496	792	630,644

Total		¥477,281,799	¥14,212,169	¥1,789,110	¥489,704,858	¥52,508,368	¥2,631,665	¥437,196,489

Note1:	The amount of increase during the period is primarily attributable to the acquisition of 1 real estate property and trust beneficiary interest in real estate of 1 property.
Note2:	The amount of decrease during the period is primarily attributable to the sales of trust beneficiary interest in real estate of 1 property.

5. UNITHOLDERS’ EQUITY

Total number of authorized investment units and total number of investment units issued and outstanding are as follows:

	From November 1, 2022 to April 30, 2023	From May 1, 2022 to October 31, 2022
Total number of authorized investment units	4,000,000	2,000,000
Total number of investment units issued and outstanding	848,430	424,215

KENEDIX Office Investment Corporation	- 82 -

6. SHORT-TERM LOANS PAYABLE, LONG-TERM LOANS PAYABLE AND INVESTMENT CORPORATION BONDS

The following summarizes short-term loans payable, long-term loans payable and investment corporation bonds outstanding as of April 30, 2023:

Classification	Drawdown date	Last repayment date	Weighted-average interest rate	Balance
				(In thousands of yen)
Short-term loans payable	August 31, 2022	August 31, 2023	0.233%	¥300,000

Subtotal				300,000

Current portion of long-term loans payable	June 14, 2019	June 30, 2023	0.246%	¥500,000
	July 10, 2019	July 31, 2023	0.230%	500,000
	July 31, 2019	July 31, 2023	0.295%	1,000,000
	August 31, 2017	August 31, 2023	0.544%	1,000,000
	September 21, 2021	August 31, 2023	0.300%	2,000,000
	October 31, 2014	October 31, 2023	1.071%	2,000,000
	October 31, 2014	October 31, 2023	1.126%	1,500,000
	October 31, 2014	October 31, 2023	1.071%	1,000,000
	January 29, 2021	January 31, 2024	0.287%	1,000,000
	February 18, 2015	February 29, 2024	1.157%	1,700,000
	September 21, 2021	February 29, 2024	0.300%	1,000,000
	September 21, 2017	March 31, 2024	0.555%	1,000,000
	April 28, 2016	April 30, 2024	0.654%	2,000,000
	April 28, 2022	April 30, 2024	0.264%	1,000,000
	April 28, 2022	April 30, 2024	0.230%	2,500,000

Subtotal				19,700,000

Long-term loans payable	October 31, 2014	October 31, 2024	1.257%	¥2,000,000
	October 31, 2014	October 31, 2024	1.259%	1,000,000
	January 30, 2015	January 31, 2025	1.161%	1,500,000
	February 18, 2015	February 28, 2025	1.314%	1,250,000
	February 27, 2015	February 28, 2025	1.153%	2,100,000
	March 12, 2015	February 28, 2025	1.218%	1,000,000
	March 31, 2015	March 31, 2025	1.266%	2,500,000
	September 30, 2015	September 30, 2024	1.065%	2,000,000
	October 30, 2015	October 31, 2024	0.989%	1,000,000
	October 30, 2015	October 30, 2025	1.114%	1,500,000
	October 30, 2015	October 30, 2025	1.114%	2,000,000
	October 30, 2015	October 30, 2025	1.114%	2,500,000
	October 30, 2015	October 30, 2025	1.121%	2,500,000
	November 12, 2015	November 30, 2025	1.173%	1,000,000
	January 29, 2016	January 29, 2026	1.074%	2,000,000
	January 29, 2016	January 29, 2026	1.024%	1,800,000
	February 18, 2016	February 18, 2026	0.998%	1,000,000
	February 18, 2016	February 18, 2026	0.998%	500,000
	March 31, 2016	March 31, 2026	0.898%	1,000,000
	April 28, 2016	April 30, 2026	0.835%	2,000,000
	April 28, 2016	April 30, 2026	0.865%	1,000,000
	July 29, 2016	July 31, 2026	0.613%	1,500,000
	August 2, 2016	July 31, 2026	0.544%	1,000,000
	October 31, 2016	October 31, 2024	0.668%	1,000,000
	October 31, 2016	October 31, 2026	0.876%	2,500,000
	October 31, 2016	October 31, 2026	0.760%	1,000,000
	October 31, 2016	October 31, 2026	0.734%	4,000,000
	October 31, 2016	October 31, 2026	0.826%	1,500,000

Classification	Drawdown date	Last repayment date	Weighted-average interest rate	Balance
				(In thousands of yen)
Long-term loans payable	December 12, 2016	November 30, 2026	0.982%	¥500,000
	December 28, 2016	December 28, 2026	0.950%	1,500,000
	January 16, 2017	January 31, 2027	0.860%	500,000
	January 31, 2017	January 31, 2027	0.853%	700,000
	March 28, 2017	March 31, 2027	0.850%	500,000
	June 30, 2017	June 30, 2027	0.849%	1,500,000
	August 10, 2017	July 28, 2027	0.800%	3,500,000
	September 21, 2017	September 30, 2025	0.680%	1,500,000
	September 21, 2017	March 31, 2027	0.732%	1,000,000
	September 21, 2017	September 21, 2027	0.873%	1,000,000
	September 21, 2017	September 30, 2027	0.851%	2,500,000
	October 31, 2017	October 31, 2027	0.810%	2,500,000
	November 13, 2017	November 13, 2027	0.931%	3,000,000
	December 7, 2017	November 30, 2027	0.899%	1,400,000
	December 7, 2017	November 30, 2027	0.820%	1,200,000
	December 7, 2017	November 30, 2027	0.969%	1,000,000
	December 7, 2017	November 30, 2027	0.939%	1,000,000
	December 7, 2017	November 30, 2027	0.869%	1,000,000
	December 7, 2017	November 30, 2027	0.899%	800,000
	December 7, 2017	November 30, 2027	0.869%	600,000
	December 28, 2017	December 28, 2025	0.744%	500,000
	December 28, 2017	December 28, 2026	0.878%	500,000
	December 28, 2017	December 28, 2027	0.864%	500,000
	March 12, 2018	March 31, 2028	0.914%	1,500,000
	March 26, 2018	March 31, 2027	0.808%	1,000,000
	March 26, 2018	March 31, 2028	0.902%	1,000,000
	July 31, 2018	July 31, 2028	0.988%	500,000
	August 20, 2018	August 31, 2025	0.696%	500,000
	August 20, 2018	August 31, 2028	1.003%	1,000,000
	August 20, 2018	August 31, 2028	1.003%	1,000,000
	August 20, 2018	August 31, 2028	1.003%	500,000
	August 20, 2018	August 31, 2028	0.966%	500,000
	August 31, 2018	August 31, 2025	0.700%	500,000
	August 31, 2018	August 31, 2025	0.723%	300,000
	August 31, 2018	August 31, 2028	1.012%	700,000
	October 31, 2018	October 31, 2028	1.013%	1,500,000
	October 31, 2018	October 31, 2028	0.910%	1,000,000
	October 31, 2018	October 31, 2028	1.013%	500,000
	March 28, 2019	March 31, 2029	0.838%	1,400,000
	March 29, 2019	March 31, 2029	0.839%	2,950,000
	June 14, 2019	December 28, 2026	0.517%	500,000
	June 14, 2019	April 30, 2027	0.605%	1,000,000
	June 14, 2019	March 31, 2029	0.725%	1,000,000
	July 31, 2019	April 30, 2027	0.554%	1,000,000
	July 31, 2019	April 30, 2027	0.554%	1,000,000
	September 30, 2019	September 30, 2026	0.489%	1,000,000
	September 30, 2019	March 31, 2027	0.531%	900,000
	September 30, 2019	March 31, 2027	0.425%	800,000
	January 31, 2020	January 31, 2025	0.406%	700,000
	January 31, 2020	January 31, 2027	0.526%	1,500,000
	January 31, 2020	January 31, 2029	0.675%	1,500,000
	March 12, 2020	February 28, 2026	0.361%	1,800,000
	March 31, 2020	March 31, 2028	0.642%	1,000,000

KENEDIX Office Investment Corporation	- 84 -

Classification	Drawdown date	Last repayment date	Weighted-average interest rate	Balance
				(In thousands of yen)
Long-term loans payable	June 30, 2020	June 30, 2028	0.646%	¥2,000,000
	June 30, 2020	June 30, 2028	0.646%	2,000,000
	June 30, 2020	June 30, 2028	0.646%	700,000
	June 30, 2020	June 30, 2028	0.510%	2,000,000
	July 31, 2020	July 31, 2028	0.636%	2,700,000
	August 31, 2020	August 31, 2030	0.705%	1,500,000
	September 30, 2020	September 30, 2025	0.396%	1,000,000
	September 30, 2020	September 30, 2027	0.511%	1,000,000
	September 30, 2020	September 30, 2030	0.738%	700,000
	October 30, 2020	April 30, 2027	0.542%	1,400,000
	October 30, 2020	October 31, 2030	0.803%	1,500,000
	October 30, 2020	October 31, 2030	0.803%	300,000
	November 12, 2020	April 30, 2027	0.552%	1,300,000
	November 12, 2020	November 12, 2030	0.808%	700,000
	November 12, 2020	November 12, 2030	0.808%	500,000
	November 30, 2020	May 31, 2027	0.516%	200,000
	November 30, 2020	November 30, 2030	0.763%	900,000
	November 30, 2020	November 30, 2030	0.763%	800,000
	November 30, 2020	November 30, 2030	0.763%	200,000
	January 29, 2021	January 31, 2028	0.527%	1,200,000
	January 29, 2021	January 31, 2030	0.678%	2,300,000
	January 29, 2021	January 31, 2030	0.678%	2,000,000
	January 29, 2021	January 31, 2030	0.678%	2,000,000
	January 29, 2021	November 30, 2030	0.755%	800,000
	July 12, 2021	June 30, 2028	0.484%	500,000
	July 30, 2021	July 31, 2026	0.350%	1,000,000
	November 30, 2021	October 31, 2024	0.289%	500,000
	November 30, 2021	October 31, 2024	0.289%	500,000
	November 30, 2021	October 31, 2024	0.289%	300,000
	November 30, 2021	October 31, 2024	0.250%	2,500,000
	November 30, 2021	April 30, 2026	0.300%	500,000
	November 30, 2021	April 30, 2026	0.300%	500,000
	November 30, 2021	April 30, 2026	0.300%	500,000
	November 30, 2021	November 30, 2026	0.412%	500,000
	November 30, 2021	November 30, 2026	0.412%	500,000
	November 30, 2021	November 30, 2026	0.350%	500,000
	November 30, 2021	November 30, 2026	0.384%	1,000,000
	November 30, 2021	November 30, 2026	0.384%	500,000
	November 30, 2021	November 30, 2026	0.384%	500,000
	November 30, 2021	November 30, 2026	0.384%	500,000
	November 30, 2021	November 30, 2026	0.325%	1,000,000
	November 30, 2021	November 30, 2026	0.350%	1,000,000
	November 30, 2021	November 30, 2028	0.511%	1,000,000
	November 30, 2021	November 30, 2029	0.450%	500,000
	April 28, 2022	April 30, 2025	0.294%	1,000,000
	April 28, 2022	May 31, 2027	0.350%	1,000,000
	June 30, 2022	June 30, 2024	0.266%	2,000,000
	June 30, 2022	June 30, 2024	0.266%	1,000,000
	June 30, 2022	June 30, 2025	0.200%	2,000,000
	June 30, 2022	June 30, 2025	0.200%	1,000,000
	June 30, 2022	June 30, 2025	0.200%	500,000

Classification	Drawdown date	Last repayment date	Weighted-average interest rate	Balance
				(In thousands of yen)
Long-term loans payable	August 31, 2022	August 31, 2024	0.350%	¥1,600,000
	August 31, 2022	February 28, 2025	0.374%	1,600,000
	August 31, 2022	August 31, 2025	0.395%	500,000
	August 31, 2022	August 31, 2025	0.395%	1,000,000
	August 31, 2022	August 31, 2025	0.395%	500,000
	August 31, 2022	August 31, 2026	0.430%	2,700,000
	August 31, 2022	August 31, 2027	0.501%	2,400,000
	August 31, 2022	August 31, 2027	0.420%	1,000,000
	August 31, 2022	August 31, 2027	0.350%	300,000
	August 31, 2022	August 31, 2029	0.685%	1,950,000
	August 31, 2022	August 31, 2029	0.685%	1,000,000
	August 31, 2022	August 31, 2029	0.685%	500,000
	August 31, 2022	August 31, 2029	0.685%	500,000
	August 31, 2022	August 31, 2029	0.685%	500,000
	August 31, 2022	August 31, 2029	0.685%	200,000
	August 31, 2022	August 31, 2029	0.525%	1,000,000
	August 31, 2022	August 31, 2029	0.525%	500,000
	August 31, 2022	August 31, 2029	0.525%	1,000,000
	August 31, 2022	August 31, 2029	0.525%	500,000
	October 31, 2022	October 31, 2025	0.481%	500,000
	October 31, 2022	April 30, 2026	0.373%	500,000
	February 28, 2023	February 29, 2028	0.793%	1,000,000
	March 13, 2023	March 31, 2030	1.050%	2,000,000
	March 13, 2023	March 31, 2031	1.186%	1,800,000

Subtotal				181,950,000

Current portion of investment corporation bonds	February 15, 2019	February 15, 2024	0.390%	¥2,000,000

Subtotal				2,000,000

Investment corporation bonds	July 25, 2014	July 25, 2024	1.180%	¥2,000,000
	April 28, 2016	April 28, 2028	0.900%	1,000,000
	July 19, 2017	July 16, 2027	0.640%	2,000,000
	January 30, 2020	January 30, 2025	0.250%	2,000,000
	October 20, 2020	October 18, 2030	0.610%	1,000,000
	July 28, 2021	July 31, 2026	0.180%	2,000,000
	July 11, 2022	July 9, 2027	0.400%	1,000,000

Subtotal				11,000,000

Total				¥214,950,000

The following summarizes short-term loans payable, long-term loans payable and investment corporation bonds outstanding as of October 31, 2022:

Classification	Drawdown date	Last repayment date	Weighted-average interest rate	Balance
				(In thousands of yen)
Short-term loans payable	August 31, 2022	August 31, 2023	0.245%	¥300,000

Subtotal				300,000

Current portion of long-term loans payable	September 21, 2021	February 28, 2023	0.300%	¥1,000,000
	March 12, 2014	March 12, 2023	1.358%	1,800,000
	March 20, 2014	March 12, 2023	1.349%	2,000,000
	June 14, 2019	June 30, 2023	0.246%	500,000
	July 10, 2019	July 31, 2023	0.230%	500,000
	July 31, 2019	July 31, 2023	0.295%	1,000,000
	August 31, 2017	August 31, 2023	0.544%	1,000,000
	September 21, 2021	August 31, 2023	0.300%	2,000,000
	October 31, 2014	October 31, 2023	1.071%	2,000,000
	October 31, 2014	October 31, 2023	1.126%	1,500,000
	October 31, 2014	October 31, 2023	1.071%	1,000,000

Subtotal				14,300,000

KENEDIX Office Investment Corporation	- 86 -

Classification	Drawdown date	Last repayment date	Weighted-average interest rate	Balance
				(In thousands of yen)
Long-term loans payable	October 31, 2014	October 31, 2024	1.257%	¥2,000,000
	October 31, 2014	October 31, 2024	1.259%	1,000,000
	January 30, 2015	January 31, 2025	1.161%	1,500,000
	February 18, 2015	February 29, 2024	1.157%	1,700,000
	February 18, 2015	February 28, 2025	1.314%	1,250,000
	February 27, 2015	February 28, 2025	1.153%	2,100,000
	March 12, 2015	February 28, 2025	1.218%	1,000,000
	March 31, 2015	March 31, 2025	1.266%	2,500,000
	September 30, 2015	September 30, 2024	1.065%	2,000,000
	October 30, 2015	October 31, 2024	0.989%	1,000,000
	October 30, 2015	October 30, 2025	1.114%	1,500,000
	October 30, 2015	October 30, 2025	1.114%	2,000,000
	October 30, 2015	October 30, 2025	1.114%	2,500,000
	October 30, 2015	October 30, 2025	1.121%	2,500,000
	November 12, 2015	November 30, 2025	1.173%	1,000,000
	January 29, 2016	January 29, 2026	1.074%	2,000,000
	January 29, 2016	January 29, 2026	1.024%	1,800,000
	February 18, 2016	February 18, 2026	0.998%	1,000,000
	February 18, 2016	February 18, 2026	0.998%	500,000
	March 31, 2016	March 31, 2026	0.898%	1,000,000
	April 28, 2016	April 30, 2024	0.654%	2,000,000
	April 28, 2016	April 30, 2026	0.835%	2,000,000
	April 28, 2016	April 30, 2026	0.865%	1,000,000
	July 29, 2016	July 31, 2026	0.613%	1,500,000
	August 2, 2016	July 31, 2026	0.544%	1,000,000
	October 31, 2016	October 31, 2024	0.668%	1,000,000
	October 31, 2016	October 31, 2026	0.876%	2,500,000
	October 31, 2016	October 31, 2026	0.760%	1,000,000
	October 31, 2016	October 31, 2026	0.734%	4,000,000
	October 31, 2016	October 31, 2026	0.826%	1,500,000
	December 12, 2016	November 30, 2026	0.982%	500,000
	December 28, 2016	December 28, 2026	0.950%	1,500,000
	January 16, 2017	January 31, 2027	0.860%	500,000
	January 31, 2017	January 31, 2027	0.853%	700,000
	March 28, 2017	March 31, 2027	0.850%	500,000
	June 30, 2017	June 30, 2027	0.849%	1,500,000
	August 10, 2017	July 28, 2027	0.800%	3,500,000
	September 21, 2017	March 31, 2024	0.555%	1,000,000
	September 21, 2017	September 30, 2025	0.680%	1,500,000
	September 21, 2017	March 31, 2027	0.732%	1,000,000
	September 21, 2017	September 21, 2027	0.873%	1,000,000
	September 21, 2017	September 30, 2027	0.851%	2,500,000
	October 31, 2017	October 31, 2027	0.810%	2,500,000
	November 13, 2017	November 13, 2027	0.931%	3,000,000
	December 7, 2017	November 30, 2027	0.899%	1,400,000
	December 7, 2017	November 30, 2027	0.820%	1,200,000
	December 7, 2017	November 30, 2027	0.969%	1,000,000
	December 7, 2017	November 30, 2027	0.939%	1,000,000

Classification	Drawdown date	Last repayment date	Weighted-average interest rate	Balance
				(In thousands of yen)
Long-term loans payable	December 7, 2017	November 30, 2027	0.869%	¥1,000,000
	December 7, 2017	November 30, 2027	0.899%	800,000
	December 7, 2017	November 30, 2027	0.869%	600,000
	December 28, 2017	December 28, 2025	0.744%	500,000
	December 28, 2017	December 28, 2026	0.878%	500,000
	December 28, 2017	December 28, 2027	0.864%	500,000
	March 12, 2018	March 31, 2028	0.914%	1,500,000
	March 26, 2018	March 31, 2027	0.808%	1,000,000
	March 26, 2018	March 31, 2028	0.902%	1,000,000
	July 31, 2018	July 31, 2028	0.988%	500,000
	August 20, 2018	August 31, 2025	0.696%	500,000
	August 20, 2018	August 31, 2028	1.003%	1,000,000
	August 20, 2018	August 31, 2028	1.003%	1,000,000
	August 20, 2018	August 31, 2028	1.003%	500,000
	August 20, 2018	August 31, 2028	0.966%	500,000
	August 31, 2018	August 31, 2025	0.700%	500,000
	August 31, 2018	August 31, 2025	0.723%	300,000
	August 31, 2018	August 31, 2028	1.012%	700,000
	October 31, 2018	October 31, 2028	1.013%	1,500,000
	October 31, 2018	October 31, 2028	0.910%	1,000,000
	October 31, 2018	October 31, 2028	1.013%	500,000
	March 28, 2019	March 31, 2029	0.838%	1,400,000
	March 29, 2019	March 31, 2029	0.839%	2,950,000
	June 14, 2019	December 28, 2026	0.517%	500,000
	June 14, 2019	April 30, 2027	0.605%	1,000,000
	June 14, 2019	March 31, 2029	0.725%	1,000,000
	July 31, 2019	April 30, 2027	0.554%	1,000,000
	July 31, 2019	April 30, 2027	0.554%	1,000,000
	September 30, 2019	September 30, 2026	0.489%	1,000,000
	September 30, 2019	March 31, 2027	0.531%	900,000
	September 30, 2019	March 31, 2027	0.425%	800,000
	January 31, 2020	January 31, 2025	0.406%	700,000
	January 31, 2020	January 31, 2027	0.526%	1,500,000
	January 31, 2020	January 31, 2029	0.675%	1,500,000
	March 12, 2020	February 28, 2026	0.361%	1,800,000
	March 31, 2020	March 31, 2028	0.642%	1,000,000
	June 30, 2020	June 30, 2028	0.646%	2,000,000
	June 30, 2020	June 30, 2028	0.646%	2,000,000
	June 30, 2020	June 30, 2028	0.646%	700,000
	June 30, 2020	June 30, 2028	0.510%	2,000,000
	July 31, 2020	July 31, 2028	0.636%	2,700,000
	August 31, 2020	August 31, 2030	0.705%	1,500,000
	September 30, 2020	September 30, 2025	0.396%	1,000,000
	September 30, 2020	September 30, 2027	0.511%	1,000,000
	September 30, 2020	September 30, 2030	0.738%	700,000
	October 30, 2020	April 30, 2027	0.542%	1,400,000
	October 30, 2020	October 31, 2030	0.803%	1,500,000
	October 30, 2020	October 31, 2030	0.803%	300,000
	November 12, 2020	April 30, 2027	0.552%	1,300,000
	November 12, 2020	November 12, 2030	0.808%	700,000
	November 12, 2020	November 12, 2030	0.808%	500,000
	November 30, 2020	May 31, 2027	0.516%	200,000
	November 30, 2020	November 30, 2030	0.763%	900,000

KENEDIX Office Investment Corporation	- 88 -

Classification	Drawdown date	Last repayment date	Weighted-average interest rate	Balance
				(In thousands of yen)
Long-term loans payable	November 30, 2020	November 30, 2030	0.763%	¥800,000
	November 30, 2020	November 30, 2030	0.763%	200,000
	January 29, 2021	January 31, 2024	0.287%	1,000,000
	January 29, 2021	January 31, 2028	0.527%	1,200,000
	January 29, 2021	January 31, 2030	0.678%	2,300,000
	January 29, 2021	January 31, 2030	0.678%	2,000,000
	January 29, 2021	January 31, 2030	0.678%	2,000,000
	January 29, 2021	November 30, 2030	0.755%	800,000
	July 12, 2021	June 30, 2028	0.484%	500,000
	July 30, 2021	July 31, 2026	0.350%	1,000,000
	September 21, 2021	February 29, 2024	0.300%	1,000,000
	November 30, 2021	October 31, 2024	0.289%	500,000
	November 30, 2021	October 31, 2024	0.289%	500,000
	November 30, 2021	October 31, 2024	0.289%	300,000
	November 30, 2021	October 31, 2024	0.250%	2,500,000
	November 30, 2021	April 30, 2026	0.300%	500,000
	November 30, 2021	April 30, 2026	0.300%	500,000
	November 30, 2021	April 30, 2026	0.300%	500,000
	November 30, 2021	November 30, 2026	0.412%	500,000
	November 30, 2021	November 30, 2026	0.412%	500,000
	November 30, 2021	November 30, 2026	0.350%	500,000
	November 30, 2021	November 30, 2026	0.384%	1,000,000
	November 30, 2021	November 30, 2026	0.384%	500,000
	November 30, 2021	November 30, 2026	0.384%	500,000
	November 30, 2021	November 30, 2026	0.384%	500,000
	November 30, 2021	November 30, 2026	0.325%	1,000,000
	November 30, 2021	November 30, 2026	0.350%	1,000,000
	November 30, 2021	November 30, 2028	0.511%	1,000,000
	November 30, 2021	November 30, 2029	0.450%	500,000
	April 28, 2022	April 30, 2024	0.267%	1,000,000
	April 28, 2022	April 30, 2024	0.230%	2,500,000
	April 28, 2022	April 30, 2025	0.297%	1,000,000
	April 28, 2022	May 31, 2027	0.350%	1,000,000
	June 30, 2022	June 30, 2024	0.265%	2,000,000
	June 30, 2022	June 30, 2024	0.265%	1,000,000
	June 30, 2022	June 30, 2025	0.200%	2,000,000
	June 30, 2022	June 30, 2025	0.200%	1,000,000
	June 30, 2022	June 30, 2025	0.200%	500,000
	August 31, 2022	August 31, 2024	0.350%	1,600,000
	August 31, 2022	February 28, 2025	0.374%	1,600,000
	August 31, 2022	August 31, 2025	0.395%	500,000
	August 31, 2022	August 31, 2025	0.395%	1,000,000
	August 31, 2022	August 31, 2025	0.395%	500,000
	August 31, 2022	August 31, 2026	0.430%	2,700,000
	August 31, 2022	August 31, 2027	0.501%	2,400,000
	August 31, 2022	August 31, 2027	0.420%	1,000,000
	August 31, 2022	August 31, 2027	0.350%	300,000
	August 31, 2022	August 31, 2029	0.685%	1,950,000
	August 31, 2022	August 31, 2029	0.685%	1,000,000
	August 31, 2022	August 31, 2029	0.685%	500,000
	August 31, 2022	August 31, 2029	0.685%	500,000

Classification	Drawdown date	Last repayment date	Weighted-average interest rate	Balance
				(In thousands of yen)
Long-term loans payable	August 31, 2022	August 31, 2029	0.685%	¥500,000
	August 31, 2022	August 31, 2029	0.685%	200,000
	August 31, 2022	August 31, 2029	0.525%	1,000,000
	August 31, 2022	August 31, 2029	0.525%	500,000
	August 31, 2022	August 31, 2029	0.525%	1,000,000
	August 31, 2022	August 31, 2029	0.525%	500,000
	October 31, 2022	October 31, 2025	0.481%	500,000
	October 31, 2022	April 30, 2026	0.373%	500,000

Subtotal				187,350,000

Investment corporation bonds	July 25, 2014	July 25, 2024	1.180%	¥2,000,000
	April 28, 2016	April 28, 2028	0.900%	1,000,000
	July 19, 2017	July 16, 2027	0.640%	2,000,000
	February 15, 2019	February 15, 2024	0.390%	2,000,000
	January 30, 2020	January 30, 2025	0.250%	2,000,000
	October 20, 2020	October 18, 2030	0.610%	1,000,000
	July 28, 2021	July 31, 2026	0.180%	2,000,000
	July 11, 2022	July 9, 2027	0.400%	1,000,000

Subtotal				13,000,000

Total				¥214,950,000

7. REDUCTION ENTRY

The amount of reduction entry of property, plant and equipment acquired by government subsidy is as follows:

	As of April 30, 2023	As of October 31, 2022
	In thousands of yen
Buildings in trust	¥26,230	¥26,230

8. COMMITMENT LINE AGREEMENT

The Investment Corporation has concluded a commitment line agreement with bank of account, etc.

	As of April 30, 2023	As of October 31, 2022
	In thousands of yen
Maximum amount	¥9,000,000	¥9,000,000
Drawn credit facility	—	—

Balance	¥9,000,000	¥9,000,000

9. PER UNIT INFORMATION

	From November 1, 2022 to April 30, 2023	From May 1, 2022 to October 31, 2022
	Yen
Net asset value per unit	¥271,657	¥270,573
Net income per unit	¥8,493	¥7,566
Weighted-average number of units (units)	848,430	852,530

*1:

Net income per unit is calculated by dividing net income by the weighted average (based on number of days) number of units. Net income per unit after adjusting for diluted investment units is not included because there were no dilutive investment units.

*2:

The Investment Corporation implemented a two-for-one split of the investment units with October 31, 2022, as the record date of the split and November 1, 2022, as the effective date. Net assets per unit and net income per unit are calculated based on the assumption that the split was implemented at the beginning of the prior fiscal period.

KENEDIX Office Investment Corporation	- 90 -

10. INCOME TAXES

The Investment Corporation is subject to corporate income taxes at a regular statutory rate of approximately 31%. However, the Investment Corporation may deduct from its taxable income amounts distributed to its unitholders, provided the requirements are met under the Special Taxation Measures Law of Japan. Under this law, the Investment Corporation must meet a number of tax requirements, including a requirement that it currently distribute in excess of 90% of its net income for the fiscal period in order to be able to deduct such amounts. If the Investment Corporation does not satisfy all of the requirements, the entire taxable income of the Investment Corporation will be subject to regular corporate income taxes. The Investment Corporation distributed in excess of 90% of its distributable income in the form of cash distributions totaling ¥6,487 million and ¥6,146 million for the periods ended April 30, 2023, and October 31, 2022, respectively. Therefore, such distributions were treated as deductible distributions for purposes of corporate income taxes. The effective tax rate on the Investment Corporation’s income was 0.04% and 0.02% for the fiscal periods ended April 30, 2023, and October 31, 2022, respectively. The following table summarizes the significant differences between the statutory tax rate and the effective tax rate.

	From November 1, 2022 to April 30, 2023	From May 1, 2022 to October 31, 2022
Statutory tax rate	31.46%	31.46%
Deductible cash distributions	(28.31)	(29.97)
Provision of reserve for reduction entry	(3.13)	(1.49)
Others	0.03	0.01

Effective tax rate	0.04%	0.02%

The significant components of deferred tax assets and liabilities as of April 30, 2023, and October 31, 2022, are as follows:

	As of April 30, 2023	As of October 31, 2022
	In thousands of yen
Deferred tax assets
Enterprise tax payable	¥177	¥37
Amortization of leasehold right	6,049	5,806
Deferred gains or losses on hedges	1,294	168

Subtotal	7,521	6,012

Valuation allowance	(7,344)	(5,974)

Total deferred tax assets	¥177	¥37

11. NET ASSETS

The Investment Corporation issues only non-par value units in accordance with the Investment Trust Act. The entire amount of the issue price of new units is designated as stated capital. The Investment Corporation is required to maintain net assets of at least ¥50 million as required by the Investment Trust Act.

Information on the cancellation of treasury investment units during the six-month period ended April 30, 2023, and October 31, 2022, is as follows:

	As of April 30, 2023	As of October 31, 2022
Total number of units cancelled (Number of units)	4,295	4,295
Total amount of cancellation (Thousands of yen)	¥2,999,551	¥2,999,551

12. RELATED-PARTY TRANSACTIONS

(1) Parent Company, Major Corporate Unitholders and Other

Thirty-sixth fiscal period (From November 1, 2022 to April 30, 2023) and Thirty-fifth fiscal period (From May 1, 2022 to October 31, 2022)

: Not applicable

(2) Affiliated Companies and Other

Thirty-sixth fiscal period (From November 1, 2022 to April 30, 2023) and Thirty-fifth fiscal period (From May 1, 2022 to October 31, 2022)

: Not applicable

(3) Fellow Subsidiary Companies and Other

Thirty-sixth fiscal period (From November 1, 2022 to April 30, 2023) and Thirty-fifth fiscal period (From May 1, 2022 to October 31, 2022)

: Not applicable

(4) Directors, Major Individual Unitholders and Other

Thirty-sixth fiscal period (From November 1, 2022 to April 30, 2023) and Thirty-fifth fiscal period (From May 1, 2022 to October 31, 2022)

: Not applicable

13. BREAKDOWN OF RENTAL AND OTHER OPERATING REVENUES, PROPERTY-RELATED EXPENSES, AND GAIN AND LOSS ON SALE OF REAL ESTATE PROPERTY

Rent revenue – real estate, expenses related to rent business, and gain and loss on sale of real estate property for the fiscal periods from November 1, 2022 to April 30, 2023 and from May 1, 2022 to October 31, 2022 consist of the following:

	From November 1, 2022 to April 30, 2023	From May 1, 2022 to October 31, 2022
	In thousands of yen
Rental and other operating revenues
Rent revenue – real estate
Rental revenues	¥12,439,185	¥12,335,332
Common area charges	1,457,707	1,506,356

Subtotal	13,896,892	13,841,688

Others:
Parking space rental revenues	516,938	507,846
Utility charge reimbursement	1,286,335	1,268,984
Miscellaneous	372,728	342,405

Subtotal	2,176,002	2,119,236

Total rental and other operating revenues	¥16,072,895	¥15,960,925

Property-related expenses
Expenses related to rent business
Property management fees and facility management fees	¥1,509,353	¥1,482,699
Utilities	1,552,159	1,445,057
Taxes	1,392,970	1,369,695
Repairs and maintenance	351,470	398,775
Insurance	20,500	20,280
Trust fees	30,127	30,194
Others	319,516	329,428
Depreciation	2,617,548	2,631,665

Total expenses related to rent business	¥7,793,647	¥7,707,795

Gain and loss on sale of real estate properties

KDX Kiba Building
Revenue from sale of investment properties	¥—	¥1,650,000
Cost of investment properties	—	1,350,357
Other sales expenses	—	58,659

Gain on sale of real estate properties	¥—	¥240,982

KDX Kawasaki-Ekimae Hon-cho Building
Revenue from sale of investment properties	¥4,508,100	¥—
Cost of investment properties	3,189,768	—
Other sales expenses	149,898	—

Gain on sale of real estate properties	¥1,168,433	¥—

KENEDIX Office Investment Corporation	- 92 -

14. LEASES

The Investment Corporation, as lessor, has entered into leases whose fixed monthly rents are due in advance with lease terms of generally two years for office buildings. The future minimum rental revenues under existing non-cancelable operating leases as of April 30, 2023, and October 31, 2022, are as follows:

	As of April 30, 2023	As of October 31, 2022
	In thousands of yen
Due within one year	¥3,522,908	¥3,478,791
Due after one year	7,066,262	7,628,983

Total	¥10,589,171	¥11,107,775

15. FINANCIAL INSTRUMENTS

Thirty-sixth fiscal period (From November 1, 2022 to April 30, 2023)

(A) Overview

(1) Policy for financial instruments

The Investment Corporation procures essential funds for acquiring properties and undertaking the repayment of loans primarily through bank loans and the issuance of investment corporation bonds and new investment units. The Investment Corporation uses derivatives for the purpose of hedging its exposure to changes in interest rates and does not enter into derivatives for speculative or trading purposes. Management of surplus funds is undertaken in a prudent manner that considers fully such factors as safety, liquidity, interest-rate conditions and cash flows.

(2) Types of financial instruments and related risk

Investment securities, which are Japanese silent partnership (tokumei kumiai, “TK”) interests, are exposed to credit risk of the issuer and risk of fluctuation of value of its property.

Loans payable and investment corporation bonds are used primarily for procuring funds necessary for the acquisition of properties and have a redemption date of a maximum of approximately 7 years and 11 months following the accounting date. Although a certain portion of said liabilities are subject to interest-rate fluctuation risk, the Investment Corporation utilizes derivatives (interest-rate swap transactions) in order to reduce such risk.

Interest-rate swap transactions are used as derivative financial instruments. Utilizing interest-rate swap transactions, the Investment Corporation fixes its interest expense for long-term loans payable bearing interest at a variable rate. With regard to hedge accounting methods, hedging instruments and hedged items, hedge policy, and the assessment of the effectiveness of hedging activities, please see Note 2(M) “Derivative Financial Instruments.”

(3) Risk management for financial instruments

(a) Monitoring of market risk (the risks arising from fluctuations in interest rates and others)

The Investment Corporation uses interest-rate swap transactions in order to minimize risk arising from fluctuations in interest rates on funds procured. The Investment Corporation periodically reviews the value of the property and financial condition of the issuer with regard to investment securities.

(b) Monitoring of liquidity risk (the risk that the Investment Corporation may not be able to meet its obligations on scheduled due dates) associated with procurement of funds

Although loans and other liabilities are subject to liquidity risk, the Investment Corporation reduces such risk by spreading out payment due dates and by using diversified fund procurement methods. Liquidity risk is also managed by such means as regularly checking the balance of cash reserves.

(4) Supplementary explanation of the estimated fair value of financial instruments

Because the factors incorporated into the calculation of fair value of financial instruments are subject to change, differing assumptions are adopted which may alter fair value. Moreover, the contract amounts, etc. of derivative transactions in “(B) Estimated Fair Value of Financial Instruments” do not indicate the market risk of derivative transactions.

(B) Estimated Fair Value of Financial Instruments

The carrying value of financial instruments on the balance sheet as of April 30, 2023 and estimated fair value are shown in the following table. Moreover, because “Cash and deposits,” “Cash and deposits in trust” and “Short-term loans payable” are settled with cash in the short term, the fair value can be considered as equivalent to the book value. Therefore, the notes for these accounts have been omitted.

	Carrying value	Estimated fair value	Difference
	In thousands of yen
(1) Current portion of investment corporation bonds	2,000,000	1,999,400	(600)
(2) Current portion of long-term loans payable	19,700,000	19,716,952	16,952
(3) Investment corporation bonds	11,000,000	10,949,200	(50,800)
(4) Long-term loans payable	181,950,000	181,467,672	(482,327)

Subtotal	¥214,650,000	¥214,133,225	¥(516,774)

Derivative transactions(*)	674,650	674,650	—

(*)	The value of assets and liabilities arising from derivatives is shown at net value and with the amount in parentheses representing the net liability position.

*1 Methods to determine the estimated fair value of financial instruments and other matters related to securities and derivative transactions

Liabilities

(1) Current portion of investment corporation bonds and (3) Investment corporation bonds

The fair value of investment corporation bonds is based on quoted market prices. The fair value of those for which no market price is available is based on the quoted price obtained from counterparty financial institutions, etc.

(2) Current portion of long-term loans payable and (4) Long-term loans payable

The fair value of long-term loans payable is based on the present value of the total of principal and interest discounted by the interest rate to be applied if similar new loans were entered into. The fair value of long-term loans payable bearing interest at a variable rate, which is subject to fixed interest rates resulting from interest-rate swaps and special treatment applied to said swaps, is based on the present value of the total of principal and interest, which is handled together with the applicable interest-rate swaps, discounted by the interest rate to be applied if similar loans were entered into.

Derivative Transactions

Please refer to Note 16 “DERIVATIVE TRANSACTIONS.”

*2 Redemption schedule for loans payable and investment corporation bonds

	Due within 1 year or less	Due after 1 year through 2 years	Due after 2 years through 3 years	Due after 3 years through 4 years	Due after 4 years through 5 years	Due after 5 years
	In thousands of yen
Investment corporation bonds	2,000,000	4,000,000	—	2,000,000	4,000,000	1,000,000
Long-term loans payable	19,700,000	27,050,000	32,900,000	37,800,000	33,100,000	51,100,000

Total	¥21,700,000	¥31,050,000	¥32,900,000	¥39,800,000	¥37,100,000	¥52,100,000

Thirty-fifth fiscal period (From May 1, 2022 to October 31, 2022)

(A) Overview

(1) Policy for financial instruments

The Investment Corporation procures essential funds for acquiring properties and undertaking the repayment of loans primarily through bank loans and the issuance of investment corporation bonds and new investment units. The Investment Corporation uses derivatives for the purpose of hedging its exposure to changes in interest rates and does not enter into derivatives for speculative or trading purposes. Management of surplus funds is undertaken in a prudent manner that considers fully such factors as safety, liquidity, interest-rate conditions and cash flows.

KENEDIX Office Investment Corporation	- 94 -

(2) Types of financial instruments and related risk

Investment securities, which are Japanese silent partnership (tokumei kumiai, “TK”) interests, are exposed to credit risk of the issuer and risk of fluctuation of value of its property.

Loans payable and investment corporation bonds are used primarily for procuring funds necessary for the acquisition of properties and have a redemption date of a maximum of approximately 8 years and 1 month following the accounting date. Although a certain portion of said liabilities are subject to interest-rate fluctuation risk, the Investment Corporation utilizes derivatives (interest-rate swap transactions) in order to reduce such risk.

Interest-rate swap transactions are used as derivative financial instruments. Utilizing interest-rate swap transactions, the Investment Corporation fixes its interest expense for long-term loans payable bearing interest at a variable rate. With regard to hedge accounting methods, hedging instruments and hedged items, hedge policy, and the assessment of the effectiveness of hedging activities, please see Note 2(M) “Derivative Financial Instruments.”

(3) Risk management for financial instruments

(a) Monitoring of market risk (the risks arising from fluctuations in interest rates and others)

The Investment Corporation uses interest-rate swap transactions in order to minimize risk arising from fluctuations in interest rates on funds procured. The Investment Corporation periodically reviews the value of the property and financial condition of the issuer with regard to investment securities.

(b) Monitoring of liquidity risk (the risk that the Investment Corporation may not be able to meet its obligations on scheduled due dates) associated with procurement of funds

Although loans and other liabilities are subject to liquidity risk, the Investment Corporation reduces such risk by spreading out payment due dates and by using diversified fund procurement methods. Liquidity risk is also managed by such means as regularly checking the balance of cash reserves.

(4) Supplementary explanation of the estimated fair value of financial instruments

Because the factors incorporated into the calculation of fair value of financial instruments are subject to change, differing assumptions are adopted which may alter fair value. Moreover, the contract amounts, etc. of derivative transactions in “(B) Estimated Fair Value of Financial Instruments” do not indicate the market risk of derivative transactions.

(B) Estimated Fair Value of Financial Instruments

The carrying value of financial instruments on the balance sheet as of October 31, 2022, and estimated fair value are shown in the following table. Moreover, because “Cash and deposits,” “Cash and deposits in trust” and “Short-term loans payable” are settled with cash in the short term, the fair value can be considered as equivalent to the book value. Therefore, the notes for these accounts have been omitted.

	Carrying value	Estimated fair value	Difference
	In thousands of yen
(1) Current portion of investment corporation bonds	—	—	—
(2) Current portion of long-term loans payable	14,300,000	14,338,060	38,060
(3) Investment corporation bonds	13,000,000	12,971,800	(28,200)
(4) Long-term loans payable	187,350,000	186,596,720	(753,279)

Subtotal	¥214,650,000	¥213,906,580	¥(743,419)

Derivative transactions(*)	814,256	814,256	—

(*)	The value of assets and liabilities arising from derivatives is shown at net value and with the amount in parentheses representing the net liability position.

*1	Methods to determine the estimated fair value of financial instruments and other matters related to securities and derivative transactions

Liabilities

(1) Current portion of investment corporation bonds and (3) Investment corporation bonds

The fair value of investment corporation bonds is based on quoted market prices. The fair value of those for which no market price is available is based on the quoted price obtained from counterparty financial institutions, etc.

(2) Current portion of long-term loans payable and (4) Long-term loans payable

The fair value of long-term loans payable is based on the present value of the total of principal and interest discounted by the interest rate to be applied if similar new loans were entered into. The fair value of long-term loans payable bearing interest at a variable rate, which is subject to fixed interest rates resulting from interest-rate swaps and special treatment applied to said swaps, is based on the present value of the total of principal and interest, which is handled together with the applicable interest-rate swaps, discounted by the interest rate to be applied if similar loans were entered into.

Derivative Transactions

Please refer to Note 16 “DERIVATIVE TRANSACTIONS.”

*2 Redemption schedule for loans payable and investment corporation bonds

	Due within 1 year or less	Due after 1 year through 2 years	Due after 2 years through 3 years	Due after 3 years through 4 years	Due after 4 years through 5 years	Due after 5 years
	In thousands of yen
Investment corporation bonds	—	4,000,000	2,000,000	2,000,000	3,000,000	2,000,000
Long-term loans payable	14,300,000	25,600,000	29,950,000	30,800,000	38,500,000	62,500,000

Total	¥14,300,000	¥29,600,000	¥31,950,000	¥32,800,000	¥41,500,000	¥64,500,000

16. DERIVATIVE TRANSACTIONS

The following summarizes the contracted amount and the fair value of interest-rate swap contracts as of April 30, 2023:

(1)	Hedge accounting not applied

Not applicable

(2)	Hedge accounting applied

Hedge accounting method	Type of derivative transactions	Hedged items	Contracted amount (In thousands of yen)		Fair value (In thousands of yen)	Calculation method for applicable fair value
				Maturing after 1 year
Principle method	Interest-rate swaps: Receive/floating and pay/fixed	Long-term loans payable	¥82,450,000	¥77,950,000	¥674,650	Based on the amount provided by counterparty financial institutions
Special treatment of interest-rate swaps	Interest-rate swaps: Receive/floating and pay/fixed	Long-term loans payable	30,100,000	25,400,000	*

Total			¥112,550,000	¥103,350,000	¥674,650

(*)

Interest-rate swaps for which the special treatment is applied are accounted for together with the underlying hedged item. As a result, their fair value is included in the fair value of the hedged long-term loans payable.

The following summarizes the contracted amount and the fair value of interest-rate swap contracts as of October 31, 2022:

(1)	Hedge accounting not applied

Not applicable

KENEDIX Office Investment Corporation	- 96 -

(2)	Hedge accounting applied

Hedge accounting method	Type of derivative transactions	Hedged items	Contracted amount (In thousands of yen)		Fair value (In thousands of yen)	Calculation method for applicable fair value
				Maturing after 1 year
Principle method	Interest-rate swaps: Receive/floating and pay/fixed	Long-term loans payable	¥82,450,000	¥79,950,000	¥814,256	Based on the amount provided by counterparty financial institutions
Special treatment of interest-rate swaps	Interest-rate swaps: Receive/floating and pay/fixed	Long-term loans payable	30,100,000	27,100,000	*

Total			¥112,550,000	¥107,050,000	¥814,256

(*)

Interest-rate swaps for which the special treatment is applied are accounted for together with the underlying hedged item. As a result, their fair value is included in the fair value of the hedged long-term loans payable.

17. REVENUE RECOGNITION

Thirty-sixth fiscal period (From November 1, 2022 to April 30, 2023)

(1)	Information on the Breakdown of Revenue from Contracts with Customers

Thirty-sixth Fiscal Period (From November 1, 2022 to April 30, 2023)

	Revenues generated from contracts with customers*1	Sales to external customers
	(in thousands of yen)
Revenue from sale of real estate property	¥4,508,100	*2	¥1,168,433
Utility charge reimbursements	1,286,335		1,286,335
Other	—		14,835,944

Total	¥5,794,435		¥17,290,713

(*1)

Rental revenues, etc. which are subject to Accounting Standard for Lease Transactions (ASBJ Statement No. 13) and the transfer of real estate properties which is subject to the “Practical Guidelines on Accounting by Transferors for Securitization of Real Estate Using Special Purpose Companies” (Accounting System Committee Report No.15 of the Japanese Institute of Certified Public Accountants) are not included in the above amounts as they are excluded from revenue recognition accounting standards. Furthermore, revenue generated from contracts with major customers include of revenue from sale of real estate properties and utility charge reimbursements.

(*2)

Revenue from sale of real estate, etc. is recorded as gain and loss on sale of real estate, etc. in the statement of income. Therefore, the amount calculated by deducting the cost of real estate, etc. sold and other sales expenses from the revenue from sale of real estate, etc. is indicated.

(2)	Information Utilized as the Base for Understanding Revenue from Contracts with Customers

Thirty-sixth Fiscal Period (From November 1, 2022 to April 30, 2023)

The information is as described in the notes on Summary of Significant Accounting Policies.

(3)

Information on relationship of Fulfillment of performance Obligations based with customers with cashflow generated from said contracts and Amount and period of Revenue expected to be recognized in the next calculation period or thereafter from contracts existing at the end of the current calculation period.

(a) Balance of contract assets and contract liabilities, etc.

From November 1, 2022 to April 30, 2023
(in thousands of yen)
Receivables generated from contracts with customers (balance at beginning of fiscal period)	¥324,473
Receivables generated from contracts with customers (balance at end of fiscal period)	309,606
Contract assets (balance at beginning of fiscal period)	—
Contract assets (balance at end of fiscal period)	—
Contract liabilities (balance at beginning of fiscal period)	—
Contract liabilities (balance at end of fiscal period)	—

(b) Transaction value allocated to remaining performance obligations

Not applicable.

With regard to utility charge reimbursements, as the Investment Corporation has the right to receive from customers an amount directly corresponding to the value for the lessees, or customers, of sections for which performance is complete by the end of the fiscal period, the amount it has the right to claim is recognized as revenue in accordance with Paragraph 19 of the Implementation Guidance on Accounting Standard for Revenue Recognition. Accordingly, such is not included in the note on transaction value allocated to remaining performance obligations through application of the provisions of Paragraph 80-22 (2) of the Accounting Standard for Revenue Recognition.

Thirty-fifth fiscal period (From May 1, 2022 to October 31, 2022)

(1)	Information on the Breakdown of Revenue from Contracts with Customers

Thirty-fifth Fiscal Period (From May 1, 2022 to October 31, 2022)

	Revenues generated from contracts with customers*1	Sales to external customers
	(in thousands of yen)
Revenue from sale of real estate property	¥1,650,000	*2	¥240,982
Utility charge reimbursements	1,268,984		1,268,984
Other	—		14,756,403

Total	¥2,918,984		¥16,266,370

(*1)

Rental revenues, etc. which are subject to Accounting Standard for Lease Transactions (ASBJ Statement No. 13) and the transfer of real estate properties which is subject to the “Practical Guidelines on Accounting by Transferors for Securitization of Real Estate Using Special Purpose Companies” (Accounting System Committee Report No.15 of the Japanese Institute of Certified Public Accountants) are not included in the above amounts as they are excluded from revenue recognition accounting standards. Furthermore, revenue generated from contracts with major customers include of revenue from sale of real estate properties and utility charge reimbursements.

(*2)

Revenue from sale of real estate, etc. is recorded as gain and loss on sale of real estate, etc. in the statement of income. Therefore, the amount calculated by deducting the cost of real estate, etc. sold and other sales expenses from the revenue from sale of real estate, etc. is indicated.

(2)	Information Utilized as the Base for Understanding Revenue from Contracts with Customers

Thirty-fifth Fiscal Period (From May 1, 2022 to October 31, 2022)

The information is as described in the notes on Summary of Significant Accounting Policies.

KENEDIX Office Investment Corporation	- 98 -

(3)

Information on relationship of Fulfillment of performance Obligations based with customers with cashflow generated from said contracts and Amount and period of Revenue expected to be recognized in the next calculation period or thereafter from contracts existing at the end of the current calculation period.

(a) Balance of contract assets and contract liabilities, etc.

From May 1, 2022 to October 31, 2022
(in thousands of yen)
Receivables generated from contracts with customers (balance at beginning of fiscal period)	¥247,784
Receivables generated from contracts with customers (balance at end of fiscal period)	324,473
Contract assets (balance at beginning of fiscal period)	—
Contract assets (balance at end of fiscal period)	—
Contract liabilities (balance at beginning of fiscal period)	—
Contract liabilities (balance at end of fiscal period)	—

(b) Transaction value allocated to remaining performance obligations

Not applicable.

With regard to utility charge reimbursements, as the Investment Corporation has the right to receive from customers an amount directly corresponding to the value for the lessees, or customers, of sections for which performance is complete by the end of the fiscal period, the amount it has the right to claim is recognized as revenue in accordance with Paragraph 19 of the Implementation Guidance on Accounting Standard for Revenue Recognition. Accordingly, such is not included in the note on transaction value allocated to remaining performance obligations through application of the provisions of Paragraph 80-22 (2) of the Accounting Standard for Revenue Recognition.

18. INVESTMENT AND RENTAL PROPERTIES

Thirty-sixth fiscal period (From November 1, 2022 to April 30, 2023)

The Investment Corporation owns real estate for rental purposes mainly in the Tokyo metropolitan area for the purpose of generating rental revenues.

The carrying value in the balance sheets and corresponding fair value of those properties are as follows:

Carrying value (In thousands of yen)			Fair value As of April 30, 2023 (In thousands of yen)
As of October 31, 2022	Net change	As of April 30, 2023
¥ 437,196,489	¥(4,792,379)	¥ 432,404,110	¥ 551,161,000

*1:	The carrying value represents the acquisition cost less accumulated depreciation.

*2:

Fair value at the end of the fiscal period is the appraisal value determined by outside appraisers. Fair value at the end of the fiscal period under review of Harajuku F.F. Building and KDX Nagoya Sakae Building that are scheduled to be sold on November 1, 2023 respectively are calculated based on the anticipated sale price (Harajuku F.F. Building: 3,880 million yen; KDX Nagoya Sakae Building: 6,050 million yen) in the transaction agreements on June 13, 2023.

*3:

Among changes in the amount of real estate for rental purposes that occurred during the fiscal period under review, principal increase/decrease factors were the sale of 1 real estate property totaling 3,189,768 thousand and depreciation amounting to 2,617,548 thousand.

Income and loss in the fiscal period ended April 30, 2023, for real estate for rental purposes is listed in Note 13 “BREAKDOWN OF RENTAL AND OTHER OPERATING REVENUES, PROPERTY-RELATED EXPENSES, AND GAIN AND LOSS ON SALE OF REAL ESTATE PROPERTY.”

Thirty-fifth fiscal period (From May 1, 2022 to October 31, 2022)

The Investment Corporation owns real estate for rental purposes mainly in the Tokyo metropolitan area for the purpose of generating rental revenues.

The carrying value in the balance sheets and corresponding fair value of those properties are as follows:

Carrying value (In thousands of yen)			Fair value As of October 31, 2022 (In thousands of yen)
As of April 30, 2022	Net change	As of October 31, 2022
¥ 426,967,143	¥ 10,229,346	¥ 437,196,489	¥ 553,221,000

*1:	The carrying value represents the acquisition cost less accumulated depreciation.

*2:	Fair value at the end of the fiscal period is the appraisal value determined by outside appraisers.

*3:

Among changes in the amount of real estate for rental purposes that occurred during the fiscal period under review, principal increase/decrease factors were the acquisitions of 1 real estate property and trust beneficiary interest in real estate of 1 property totaling 13,346,136 thousand, sale of trust beneficiary interest in real estate of 1 property totaling 1,350,357 thousand and depreciation amounting to 2,631,665 thousand.

Income and loss in the fiscal period ended October 31, 2022, for real estate for rental purposes is listed in Note 13 “BREAKDOWN OF RENTAL AND OTHER OPERATING REVENUES, PROPERTY-RELATED EXPENSES, AND GAIN AND LOSS ON SALE OF REAL ESTATE PROPERTY.”

19. SEGMENT AND RELATED INFORMATION

Thirty-sixth fiscal period (From November 1, 2022 to April 30, 2023)

(A) Segment Information

Disclosure is omitted because the real estate leasing business is the Investment Corporation’s sole business and it has no reportable segment subject to disclosure.

(B) Related Information

(1)	Information about each product and service

Disclosure is omitted because net sales to external customers for a single product/service category account for over 90% of the operating revenues on the statement of income and retained earnings.

(2)	Information about each geographic area

(a)	Net sales

Disclosure is omitted because net sales to external customers in Japan account for over 90% of the operating revenues on the statement of income and retained earnings.

(b)	Property, plant and equipment

Disclosure is omitted because the amount of property, plant and equipment located in Japan accounts for over 90% of the amount of property, plant and equipment on the balance sheet.

(3)	Information about each major customer

Disclosure is omitted because net sales to a single external customer account for less than 10% of the operating revenues on the statement of income and retained earnings.

Thirty-fifth fiscal period (From May 1, 2022 to October 31, 2022)

KENEDIX Office Investment Corporation	- 100 -

(A)	Segment Information

Disclosure is omitted because the real estate leasing business is the Investment Corporation’s sole business and it has no reportable segment subject to disclosure.

(B)	Related Information

(1)	Information about each product and service

Disclosure is omitted because net sales to external customers for a single product/service category account for over 90% of the operating revenues on the statement of income and retained earnings.

(2)	Information about each geographic area

(a)	Net sales

Disclosure is omitted because net sales to external customers in Japan account for over 90% of the operating revenues on the statement of income and retained earnings.

(b)	Property, plant and equipment

Disclosure is omitted because the amount of property, plant and equipment located in Japan accounts for over 90% of the amount of property, plant and equipment on the balance sheet.

(3)	Information about each major customer

Disclosure is omitted because net sales to a single external customer account for less than 10% of the operating revenues on the statement of income and retained earnings.

20. SIGNIFICANT SUBSEQUENT EVENTS

Execution of the Merger Agreement by and among the Investment Corporation, Kenedix Residential Next Investment Corporation (“KDR”) and Kenedix Retail REIT Corporation (“KRR”; and KRR, KDO, and KDR are collectively referred to as “Each REIT”)

The Investment Corporation, KDR and KRR announced that each of them has, at Each Investment Corporation’s Board of Directors Meeting held June 13, 2023, resolved to undertake the Merger with November 1, 2023, as the effective date, and have also executed the Merger Agreement on the same date.

i. Purpose of the Merger

The Japanese economy is making a moderate recovery as movement restrictions to prevent the spread of COVID-19 infections was removed, and its economic and social activities are being normalized. However, there are uncertain factors in the economic conditions in and outside Japan such as changes in the global affairs, emergence of geopolitical risks and effects of economic sanctions related to these risks as a result of the invasion of Ukraine by Russia, continuous global inflation related to rising commodity prices and fuel costs, increase of the policy interest rates by major countries, and bankruptcies of overseas financial institutions.

In such environment, the current real estate investment trust securities market (the “J-REIT market”) is unstable and affected by the concern for rising operational costs due to inflation and the fear for the rise in the long-term interest rates due to future changes of the monetary policies by the Bank of Japan.

The asset management company of Each REIT, the Asset Management Company was established as follows: Kenedix Residential Partners, Inc. established in March 2011 merged with Kenedix Office Partners, Inc. and Kenedix Advisors, Inc. (both established in November 2003) in October 2013 in an absorption-type merger, and changed its corporate name to the current name of the asset management company. Each REIT has received sponsor support from Kenedix Group and has achieved operational results.

Each REIT has implemented various measures to ensure the acquisition of stable profits and the continued growth of investment assets by leveraging each characteristic.

However, the real estate market’s evaluations of the mid-sized office buildings, which are the Investment Corporation’s main investment target, have not changed because of their scarcity and liquidity. Thus, the capitalization rate remains low and it remains hard to acquire mid-sized office buildings. Moreover, recently, unit prices of the Investment Corporation are significantly below NAV per unit due to the concern for the market outlook regarding secondary vacancies and rent decline due to large supplies of large office buildings, and there are limited opportunities for external growth that involve public offering. Therefore, there are issues with ensuring continued future growth. As for KDR, although KDR has conducted public offerings for five consecutive years, there is the possibility that the acquisition competition may escalate and the acquisition opportunities may decrease due to the relatively stable profitability of residential properties, and recently unit price is below NAV per unit. Moreover, KDR’s LTV is relatively high in the J-REIT market, and KDR has concerns regarding the increase in costs when interest rates are rising. As for KRR, although KRR has a rich real estate pipeline, it has been increasingly difficult to acquire shopping centers for daily needs since the COVID-19 pandemic. In addition, there are concerns over increase in costs caused by inflation, and there are issues such as limited room for the future internal growth as a whole due to the long-term fixed rents.

Moreover, Each REIT is watching the trends of interest levels and price levels such as costs of utilities, which may have an impact on the profitability of their portfolios in the future, and Each REIT recognizes this situation as their common issues.

In such circumstances, Each REIT agreed to start negotiation for merger and carefully deliberated on the issues in order to deal with the issues described above, respond flexibly to environmental changes and attain continued growth. As a result, Each REIT came to the same conclusion that the Merger will contribute to maximize unitholders’ value by leading to the continued growth by expanding investment target sectors, improving their presence and stability in the market by increasing the sizes of their assets, and enabling more commitment for sustainability. Therefore, the Merger Agreement was made and entered into by and among Each REIT.

Each Investment Corporation considers that the Merger has the following rationale:

(i) Sustainable growth driven by expansion of investment universe

The New REIT (defined below) will continue to focus on their main investment target, i.e. mid-sized office buildings, residential properties, healthcare facilities, and shopping centers for daily needs, and it will start to additionally focus on logistics facilities and hotels, in which Each REIT has conducted only limited investments until now, to increase opportunities for acquisitions. In addition, the Merger will enable asset reshuffling among different asset types, disposing of properties with less competitiveness or profitability, allow flexibly to the changes of the external environment surrounding the real estate market, and activate the investments in the investment target sectors that are expected to grow, and thus leading to the improvement of portfolio profitability. As described above, the New REIT aims to attain continued growth beyond the boundary of the strategic management for the existing specialized REIT through a strategic management that ensures a wide range of opportunities for acquisitions and flexibility related to the expansion of the investment target sectors.

(ii) Improvement in the market presence and ability

Through the Merger, the asset size of the investment corporation after the Merger (the “New REIT”) will be ranked third in the J-REIT market (Note 1) and this will significantly improve the presence in the market and liquidity of investment units, and the portfolio is expected to own a total of 350 properties (Note 2) after the Merger. Having the largest expected number of properties in the J-REIT market will enhance diversification and contribute to improve the stability of the portfolio. In addition, a property manager that leverages the advantage of its scale will contribute to increase resilience against the pressure of the rising costs.

(iii) Further commitment to sustainability

Each REIT has recognized sustainability as a significant issue and has taken the initiative in implementing various initiatives. Specifically, the Investment Corporation has become the first investment corporation in the J-REIT market to participate in GRESB Real Estate Assessment, KDR was the first J-REIT to issue social bonds, and KRR was the first J-REIT to introduce investment unit performance fee. The New REIT plans to integrate and elevate expertise accumulated by Each REIT through the Merger and aims to be a leading company in the sustainability initiatives. Moreover, the New Investment Corporation plans to further enforce the sustainability initiatives under the management system with a high degree of specialization and diversity by introducing a new management fee structure that is linked to unitholder value and sustainability metric, improving governance through the enhancement of supervisory officers, and promoting diversity.

KENEDIX Office Investment Corporation	- 102 -

Note 1:

The amount of asset size after the Merger is calculated by totaling the asset size of Each REIT. The asset size of the Investment Corporation is assumed to be the total of acquisition price of the properties in the portfolio as of April 30, 2023, plus the acquisition (scheduled) price reflecting the acquisitions and sales (including one that are scheduled) of the properties from May 1, 2023, to the effective date of the Merger. The asset size of KDR and KRR is considered to be the appraisal values of the properties as of the end of the latest fiscal period (relating to KDR, as of January 31, 2023 (provided, however, that, this includes the acquisitions of Sunny Life Tachikawa and Rehabili-home Bon Sejour Minamisenzoku; relating to KRR, as of March 31, 2023). The asset sizes of the other investment corporations in the J-REIT market are calculated based on the asset sizes including any properties that the other investment corporations announced the acquisition and sale thereof in the J-REIT market as of April 30, 2023 (acquisition (scheduled) price basis). Therefore, it is not guaranteed that the New REIT after the Merger will have the third largest asset size in the J-REIT market as of the effective date of the Merger. In regard to the asset size after the Merger, because it is planned that assets of KDR and KRR will be succeeded at market price based on the purchase method by the Investment Corporation as the acquiring corporation, the asset size will not be a simple sum of the total (scheduled) acquisition price of the Investment Corporation and the total appraisal values of KDR and KRR as of the end of the latest accounting period.

Note 2:

The number of properties of the portfolio after the Merger is based on the number of properties of the Investment Corporation, KDR and KRR as of the date hereof and reflecting the change in the number of the acquisitions and sales of the properties (including ones that are scheduled) by the effective date of the Merger. KDX Chofu Building is treated as one property in the calculation of the number of properties of the portfolio after the Merger though the Investment Corporation owns its office tower and KRR owns its retail wing respectively as of June 13, 2023. The numbers of the properties of the other investment corporations in the J-REIT market is calculated based on the number of properties including those that the other investment corporations announced acquisition and sale thereof in the J-REIT market as of April 30, 2023. Therefore, it is not guaranteed that the portfolio of the New REIT after the Merger will have the largest number of properties in the J-REIT market as of the effective date of the Merger.

ii. Form of the Merger

The Investment Corporation will be the surviving corporation under an absorption-type merger and KDR and KRR will be dissolved in the Merger.

iii. Allocation ratio etc.

	The Investment Corporation (Surviving corporation in the absorption-type merger)	KDR (Dissolving corporation in the absorption-type merger)	KRR (Dissolving corporation in the absorption-type merger)
Allocation of investment units under the Merger	1	1.34	1.68
		(Reference) Before the Investment Unit Split 0.67	(Reference) Before the Investment Unit Split 0.84

Note

1: The number of the Investment Corporation’s new investment units to be issued as a result of the Merger (the number of units taking into account the Investment Unit Split of the Investment Corporation): 2,446,037

Note	2: For details of the investment unit split refer to “iv. Split of Investment Units” below. The same applies hereinafter.

iv. Split of Investment Units

The Merger will be effected by way of an absorption-type merger with the Investment Corporation as the surviving corporation, with KDR and KRR having a merger ratio of 0.67 and 0.84, respectively, against one for the Investment Corporation, before taking into account the Split of Investment Units. However, with this merger ratio, 0.67 Investment Corporation’s investment units will be allotted against one KDR investment unit and 0.84 Investment Corporation’s investment units will be allotted against one KRR investment unit, resulting in a number of KDR and KRR unitholders that will receive Investment Corporation’s investment units of less than one unit. For this reason, in order to enable the unitholders of KDR and KRR to continue to hold the Investment Corporation’s investment units after the Merger, we decided to split the Investment Corporation’s investment units at a ratio of two investment units per one investment unit, for the purpose of providing at least one Investment Corporation’s investment unit to all unitholders of KDR and KRR. As a result of the Split of Investment Units, KDR unitholders will be allotted 1.34 Investment Corporation’s investment units after the Split of Investment Units against each KDR investment unit, and KRR unitholders will be allotted 1.68 Investment Corporation’s investment units after the Split of Investment Units against each KRR investment unit.

(i) Method of Split of Investment Units

The Investment Corporation will implement a two for one split of the investment units held by unitholders of the Investment Corporation stated or recorded on the registry of unitholders as of Tuesday, October 31, 2023, which is the day preceding the effective date of the Merger. The Split of Investment Units will become effective on Wednesday, November 1, 2023, which is the effective date of the Merger, provided that the merger agreement pertaining to the Merger has not been terminated or expired by the day before the effective date of the Merger.

(ii) Number of Investment Units to be Increased by the Split of Investment Units

1)	Total number of Investment Corporation’s investment units issued and outstanding before the Split of Investment Units:	848,430 units
2)	Number of investment units to be increased through the Split of Investment Units:	848,430 units
3)	Total number of Investment Corporation’s investment units issued and outstanding after the Split of Investment Units:	1,696,860 units
4)	Total number of Investment Corporation’s investment units issued and outstanding after the Merger:	4,142,897 units (Note 1)
5)	Total number of authorized investment units after the Split of Investment Units and the Merger:	20,000,000 units (Note 2)

Note 1:	The number of investment units will be calculated based on the assumption that one KDR investment unit will be allotted 1.34 Investment Corporation’s investment units after the Split of Investment Units for all of KDR’s issued investment units as of June 13, 2023 (1,070,433 units), and one KRR investment unit will be allotted 1.68 Investment Corporation’s investment units after the Split of Investment Units for all of KRR’s issued investment units as of June 13, 2023 (602,177 units).

Note 2:	The current total number of authorized Investment Corporation’s investment units is 4,000,000 units. However, in connection with the Split of Investment Units, the Articles of Incorporation of the Investment Corporation will be partially amended and the total number of authorized investment units will be changed as of the effective date of the Merger.

(iii) Effect on the information per unit of the Investment Corporation

The information per unit for the fiscal period under assuming that the Split of Investment Units was conducted at the beginning of this fiscal period is described as follows.

1) Net Assets per Unit: 135,828 yen

2) Net Income per Unit: 4,246 yen

v. Delivery of Payment upon the Merger

In addition to the above mentioned investment units, the Investment Corporation intends to pay unitholders of KDR and KRR (the unitholders stated or recorded in the final unitholders’ registers of KDR and KRR on the day before the effective date of the Merger (excluding Each REIT and unitholders of KDR and KRR who has demanded the purchase of their investment units pursuant to Article 149-3 of the Investment Trusts Act (excluding those who have withdrawn such demand for purchase) (hereinafter referred to as the “Unitholders Subject to Allocation”)), in lieu of cash distributions (distributions of profits) for the last fiscal period of KDR and KRR which ends the day before the effective date of the Merger, the Payment upon the Merger in the form of cash distributions based on distributable income of KDR and KRR for that same period of an amount (disregarding fractions of a yen) which is the quotient resulting from a division of the amount of distributable income of KDR and KRR on the date before the effective date of the Merger by the number of issued investment units of KDR and KRR on that date as reduced by the number of investment units held by unitholders other than the Unitholders Subject to Allocation. The Payment upon the Merger will be paid within a reasonable period from the effective date of the Merger.

vi. Overview of the Previous Fiscal Period for KDR and KRR

Overview of the Previous Fiscal Period (ending January 31, 2023) for KDR

Business	: To invest assets mainly in specified assets as set forth in the Investment Trust Act
Operating Revenues	: 9,936 million yen
Net Profit	: 4,593 million yen
Total Assets	: 327,014 million yen
Total liabilities	: 175,381 million yen
Net assets	: 151,632 million yen

KENEDIX Office Investment Corporation	- 104 -

Overview of the Previous Fiscal Period (ending March 31, 2023) for KRR

Business	: To invest assets mainly in specified assets as set forth in the Investment Trust Act
Operating Revenues	: 9,924 million yen
Net Profit	: 3,922 million yen
Total Assets	: 287,569 million yen
Total liabilities	: 145,002 million yen
Net Assets	: 142,566 million yen

vii. Time of the Merger

Effective date of the Merger: November 1, 2023 (planned)

21. DISTRIBUTIONS

	Thirty-sixth fiscal period (From November 1, 2022 to April 30, 2023)		Thirty-fifth fiscal period (From May 1, 2022 to October 31, 2022)
	(Yen	)	(Yen	)

I. Retained earnings at the end of period	¥7,206,005,509		¥6,451,096,681

II. Total distributions	¥6,487,944,210		¥6,146,026,920

Distributions per unit	¥7,647		¥14,488

III. Voluntary reserve (provision)

Provision of reserve for reduction entry	¥718,061,299		¥304,852,318

IV. Retained earnings brought forward to the next period	¥—		¥217,443

Method of calculating distribution amount	In accordance with the policy stipulated
in Article 35 (1) of its Articles of
Incorporation, the Investment
Corporation determines that the amount
of distribution shall exceed the amount
equivalent to 90% of its distributable
profit as stipulated in Article 67-15 of
the Act on Special Measures
Concerning Taxation, and shall be up
to the amount of its profits as the
ceiling. Following this policy, the
Investment Corporation has decided
that, of the amount remaining after the
provision of reserve for reduction entry
as stipulated in Article 65-7 of the Act
on Special Measures Concerning
Taxation is deducted from
unappropriated retained earnings, it
shall distribute the outstanding
¥6,487,944,210 as profit distribution.

In addition, the Investment Corporation
decided not to distribute cash in excess
of distributable profit, stipulated in
Article 35 (2) of its Articles of
Incorporation.

In accordance with the policy stipulated
in Article 35 (1) of its Articles of
Incorporation, the Investment
Corporation determines that the amount
of distribution shall exceed the amount
equivalent to 90% of its distributable
profit as stipulated in Article 67-15 of
the Act on Special Measures
Concerning Taxation, and shall be up
to the amount of its profits as the
ceiling. Following this policy, the
Investment Corporation has decided
that, of the amount remaining after the
provision of reserve for reduction entry
as stipulated in Article 65-7 of the Act
on Special Measures Concerning
Taxation is deducted from
unappropriated retained earnings, it
shall distribute the outstanding
¥6,146,026,920 as profit distribution.

In addition, the Investment Corporation
decided not to distribute cash in excess
of distributable profit, stipulated in
Article 35 (2) of its Articles of
Incorporation.